UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  ☒

Filed by a Party Other Than the Registrant  ☐

Check the Appropriate Box:

☒  Preliminary Proxy Statement

☐  Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☐  Definitive Proxy Statement

☐   Definitive Additional Materials

☐  Soliciting Material Pursuant to §240.14a-12

Pfizer Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

PFIZER INC.

Notice of Annual Meeting of Shareholders and

Proxy Statement and

2009 Financial Report

March 16, 20101

1The 2009 Financial Report is not included in this filing. The portions of the 2009 Financial Report that are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (the "2009 Form 10-K") were filed, and the other portions of the 2009 Financial Report were furnished, solely for the information of the SEC on Exhibit 13 to the 2009 Form 10-K. The 2009 Financial Report is to be contained in Appendix A to the Proxy Statement to be mailed to our shareholders beginning on March 16, 2010. Corporate and Shareholder Information to be contained in the materials to be mailed to our shareholders beginning on March 16, 2010 is not included in this filing.

HOW TO VOTE

Most shareholders have a choice of voting on the Internet, by telephone, or by mail using a traditional proxy card. Please refer to the proxy card or other voting instructions included with these proxy materials for information on the voting method(s) available to you. If you vote by telephone or on the Internet, you do not need to return your proxy card.

ANNUAL MEETING ADMISSION

Either an admission ticket or proof of ownership of Pfizer stock, as well as a form of personal photo identification, must be presented in order to be admitted to the Annual Meeting. If you are a shareholder of record, your admission ticket is attached to your proxy card. If your shares are held in the name of a bank, broker or other holder of record, you must bring a brokerage statement or other proof of ownership with you to the Meeting, or you may request an admission ticket in advance. For further details, please see the response to the question “Do I need a ticket to attend the Annual Meeting?” under “Proxy Statement – Questions and Answers About the Annual Meeting and Voting” below.

REDUCE PRINTING AND MAILING COSTS

If you share the same last name with other shareholders living in your household, you may opt to receive only one copy of future proxy statements and financial reports. Please see the response to the question “What is 'householding' and how does it affect me?” under “Proxy Statement – Questions and Answers About the Annual Meeting and Voting” for more information on this important shareholder program.

Shareholders can help us to reduce printing and mailing costs further by opting to receive future proxy materials electronically. Please see the response to the question “Can I access the Notice of Annual Meeting and Proxy Statement and the 2009 Financial Report on the Internet?” for more information on electronic delivery of proxy materials.

PFIZER INC.

235 East 42nd Street

New York, New York 10017

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME AND DATE	8:30 a.m., Eastern Daylight Time on Thursday, April 22, 2010.

PLACE	Cleveland Marriott Hotel
4277 West 150th Street
Cleveland, Ohio 44135

WEBCAST	A webcast of our Annual Meeting will be available on our website at www.pfizer.com starting at 8:30 a.m., Eastern Daylight Time on Thursday, April 22, 2010. An archived copy of the webcast also will be available on our website through the first week of May 2010. Information included on our website, other than our Proxy Statement and form of proxy, is not a part of our proxy solicitation materials.

ITEMS OF BUSINESS	•	To elect 15 members of the Board of Directors named in the Proxy Statement, each for a term of one year.

•	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2010 fiscal year.

•	To conduct an advisory vote on executive compensation.

•	To approve an amendment to our By-laws to reduce the percentage of share ownership required for shareholders to call special shareholder meetings.

•	To consider a shareholder proposal, if presented at the Meeting; see the Table of Contents for further information.

•	To transact any other business that properly comes before the Meeting and any adjournment or postponement.

RECORD DATE	You can vote if you were a shareholder of record at the close of business on February 23, 2010.

MATERIALS TO REVIEW	This booklet contains our Chairman’s Report to Shareholders and our Notice of Annual Meeting and 2010 Proxy Statement, as well as certain Corporate and Shareholder Information. Our 2009 Financial Report is in Appendix A to this Notice of Annual Meeting and Proxy Statement. Appendix A and the Corporate and Shareholder Information are not a part of our proxy solicitation materials. You may also access them through our website at www.pfizer.com/annualmeeting.

PROXY VOTING	It is important that your shares be represented and voted at the Meeting. You can vote your shares by completing and returning your proxy card or by voting on the Internet or by telephone. See details under the question “How do I vote?” under “Proxy Statement – Questions and Answers About the Annual Meeting and Voting” below.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 22, 2010: This Notice of Annual Meeting and Proxy Statement and the 2009 Financial Report and Corporate and Shareholder Information are available on our website at

www.pfizer.com/annualmeeting.

Amy W. Schulman
Senior Vice President,
March 16, 2010	General Counsel and Corporate Secretary

Pfizer Inc.

235 East 42nd Street

New York, New York 10017

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive these proxy materials?

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Pfizer Inc., a Delaware corporation, of proxies to be voted at our 2010 Annual Meeting of Shareholders and at any adjournment or postponement.

You are invited to attend the Annual Meeting, which will take place on April 22, 2010, beginning at 8:30 a.m., Eastern Daylight Time, at the Cleveland Marriott Hotel in Cleveland, Ohio. See the inside back cover of this Proxy Statement for directions.

Shareholders will be admitted to the Annual Meeting beginning at 8:00 a.m., Eastern Daylight Time. Seating will be limited.

The Cleveland Marriott Hotel is accessible to disabled persons and, upon request, we will provide wireless headsets for hearing amplification. Sign interpretation also will be provided upon request. Please mail your request to the address noted below in response to the question “Do I need a ticket to attend the Annual Meeting?”

This Notice of Annual Meeting and Proxy Statement and form of proxy or voting instruction card are being mailed starting on or about March 16, 2010.

Do I need a ticket to attend the Annual Meeting?

Yes, you will need an admission ticket or proof of ownership to enter the Annual Meeting. An admission ticket is attached to your proxy card if you hold shares in your name as a shareholder of record. If you plan to attend the Meeting, please vote your proxy but keep the admission ticket and bring it with you to the Meeting.

If your shares are held in the name of a bank, broker or other holder of record and you plan to attend the Annual Meeting, you must present proof of your ownership of Pfizer stock, such as a bank or brokerage account statement, to be admitted to the Meeting. If you would rather have an admission ticket, you can obtain one in advance by mailing a written request, along with proof of your ownership of Pfizer stock, to:

Pfizer Shareholder Services

235 East 42nd Street, 19th Floor

New York, New York 10017

Shareholders also must present a form of personal photo identification in order to be admitted to the Meeting.

No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting.

Will the Annual Meeting be webcast?

Yes, our Annual Meeting will be webcast on April 22, 2010. You are invited to visit www.pfizer.com at 8:30 a.m., Eastern Daylight Time, on April 22, 2010, to access the webcast of the Meeting. Registration for the webcast is required and will be available beginning on April 19, 2010. An archived copy of the webcast also will be available on our website through the first week of May 2010.

Who is entitled to vote at the Annual Meeting?

Holders of Pfizer common stock at the close of business on February 23, 2010, are entitled to receive this Notice and to vote their shares at the Annual Meeting. As of that date, there were 8,067,979,459 shares of the Company’s common stock outstanding and entitled to vote. In addition, shares of the Company’s preferred stock having votes equivalent to 3,633,866 shares of common stock were held by one of the Company’s employee benefit plan trusts. Each share of common stock is entitled to one vote on each matter properly brought before the Meeting. Shares of the common stock and shares of the preferred stock vote together as a single class on the matters covered in this Proxy Statement.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered in your name with Pfizer’s transfer agent, Computershare Trust Company, N.A., you are the “shareholder of record” of those shares. This Notice of Annual Meeting and Proxy Statement and any accompanying documents have been provided directly to you by Pfizer.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of those shares. This Notice of Annual Meeting and Proxy Statement and any accompanying documents have been forwarded to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your shares by using the voting instruction card or by following their instructions for voting by telephone or on the Internet.

Notice of Annual Meeting of Shareholders and Proxy Statement  |  1

How do I vote?

You may vote using any of the following methods:

•	By Mail

Complete, sign and date the proxy card or voting instruction card and return it in the prepaid envelope. If you are a shareholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by your proxy card as recommended by the Board of Directors.

If you are a shareholder of record and you do not have the prepaid envelope, please mail your completed proxy card to Pfizer Inc., c/o Proxy Services, Computershare, P.O. Box 43101, Providence, RI 02940.

•	By telephone or on the Internet

The telephone and Internet voting procedures established by Pfizer for shareholders of record are designed to authenticate your identity, to allow you to give your voting instructions and to confirm that those instructions have been properly recorded.

You can vote by calling the toll-free telephone number on your proxy card. Please have your proxy card handy when you call. Easy-to-follow voice prompts will allow you to vote your shares and confirm that your instructions have been properly recorded. If you are located outside the U.S., Puerto Rico and Canada, see your proxy card for additional instructions.

The website for Internet voting is www.investorvote.com/pfe. Please have your proxy card handy when you go to the website. As with telephone voting, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you also can request electronic delivery of future proxy materials.

Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day until 11:59 p.m., Eastern Daylight Time, on April 21, 2010.

The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your bank, broker or other holder of record. Therefore, we recommend that you follow the voting instructions in the materials you receive.

If you vote by telephone or on the Internet, you do not have to return your proxy card or voting instruction card.

•	In person at the Annual Meeting

Shareholders who attend the Annual Meeting may vote in person at the Meeting. You may also be represented by another person at the Meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your bank, broker or other holder of record and present it to the inspectors of election with your ballot to be able to vote at the Meeting.

Your vote is important. You can save us the expense of a second mailing by voting promptly.

What can I do if I change my mind after I vote?

If you are a shareholder of record, you can revoke your proxy before it is exercised by:

•	giving written notice to the Secretary of the Company;

•	delivering a valid, later-dated proxy, or a later-dated vote by telephone or on the Internet, in a timely manner; or

•	voting by ballot at the Annual Meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker or other holder of record.

All shares for which proxies have been properly submitted and not revoked will be voted at the Annual Meeting.

What shares are included on the proxy card?

If you are a shareholder of record, you will receive only one proxy card for all the shares you hold of record:

•	in certificate form;

•	in book-entry form; and

•	in book-entry form in the Pfizer Inc. Shareholder Investment Program.

If you are a Pfizer employee, you will receive a proxy or voting instruction card for all the shares you hold:

•	in a Pfizer and/or Wyeth savings plan; and

•	in the Grantor Trust for deferred stock received by certain Wyeth employees in connection with the consummation of the Wyeth acquisition.

Your proxy card will serve as a voting instruction card for the applicable savings plan and/or the Grantor Trust.

If you do not vote your shares or specify your voting instructions on your proxy or voting instruction card, the administrator of the applicable savings plan, or the trustee of the Grantor Trust, as the case may be, will vote your shares in accordance with the terms of your plan and/or the Grantor Trust. To allow sufficient time for voting by the administrator of the applicable savings plan and the trustee of the Grantor Trust, your voting instructions must be received by April 19, 2010.

If you hold Pfizer shares through any other Company plan, you will receive voting instructions from that plan’s administrator, as applicable.

If you are a beneficial owner, you will receive voting instructions from your bank, broker or other holder of record.

What is “householding” and how does it affect me?

We have adopted a procedure, approved by the Securities and Exchange Commission (“SEC”), called “householding.” Under this procedure, shareholders of record who have the same address and last name and do not participate in electronic delivery of

2  |  Notice of Annual Meeting of Shareholders and Proxy Statement

proxy materials will receive only one copy of this Notice of Annual Meeting and Proxy Statement and the 2009 Financial Report, unless we are notified that one or more of these shareholders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

Shareholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings.

If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of this Notice of Annual Meeting and Proxy Statement and any accompanying documents, or if you hold Pfizer stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact our transfer agent, Computershare Trust Company, N.A. (in writing: 250 Royall Street, Canton, MA 02021; or by telephone: in the U.S., Puerto Rico and Canada, 1-800-733-9393, and outside the U.S., Puerto Rico and Canada, 1-781-575-4591).

If you participate in householding and wish to receive a separate copy of this Notice of Annual Meeting and Proxy Statement and any accompanying documents, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact Computershare as indicated above.

Beneficial owners can request information about householding from their banks, brokers or other holders of record.

Is there a list of shareholders entitled to vote at the Annual Meeting?

The names of shareholders of record entitled to vote at the Meeting will be available at the Meeting and for ten days prior to the Meeting for any purpose germane to the Meeting, between the hours of 8:45 a.m. and 4:30 p.m., at our principal executive offices at 235 East 42nd Street, New York, New York, by contacting the Secretary of the Company.

What is a broker non-vote?

If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required under the rules of the New York Stock Exchange (“NYSE”). There is an important change this year regarding broker non-votes and Director elections. See below for information about the change.

If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority under NYSE rules to vote your shares on the ratification of KPMG, the advisory vote on executive compensation, and the By-law amendment, even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote on the election of Directors or on the shareholder proposal without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters.

Important Change: An NYSE rule change that is effective for the 2010 Annual Meeting no longer permits brokers to vote in the election of Directors if the holder of record has not received instructions from the beneficial owner. This represents a change from prior years, when brokers had discretionary voting authority in the election of Directors. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares.

What is a quorum for the Annual Meeting?

The presence of the holders of stock representing a majority of the voting power of all shares of stock issued and outstanding and entitled to vote at the Annual Meeting, in person or represented by proxy, is necessary to constitute a quorum. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.

What are the voting requirements to elect the Directors and to approve each of the proposals discussed in this Proxy Statement?

Proposal	Vote Required	Broker Discretionary Voting Allowed
Election of Directors	Majority of Votes Cast	No

Ratification of KPMG	Majority of Votes Cast	Yes

Advisory Vote on Executive Compensation	Majority of Votes Cast	Yes

Amendment to Our By-laws to Reduce the Percentage of Share Ownership Required for Shareholders to Call Special Shareholder Meetings	Majority of Shares Issued and Outstanding and Entitled to Vote	Yes

Shareholder Proposal	Majority of Votes Cast	No

If you abstain from voting or there is a broker non-vote on any matter for which the vote required is a majority of the votes cast (i.e., the election of Directors, the ratification of KPMG, the advisory vote on executive compensation, and the shareholder proposal), your abstention or broker non-vote will not affect the outcome of such vote, because abstentions and broker non-votes are not considered to be votes cast under our By-laws or under the laws of Delaware (our state of incorporation). For the proposal to amend our By-laws, abstentions and broker non-votes have the same effect as a vote against the amendment because the By-law amendment requires the affirmative vote of a majority of the shares issued and outstanding and entitled to vote.

Notice of Annual Meeting of Shareholders and Proxy Statement  |  3

•	Election of Directors; Majority Vote Policy

Under our By-laws and our Corporate Governance Principles, Directors must be elected by a majority of votes cast in uncontested elections. This means that the number of votes cast “for” a Director nominee must exceed the number of votes cast “against” that nominee. Abstentions and, if applicable, broker non-votes are not counted as votes “for” or “against” a Director nominee. In an uncontested election, any nominee who does not receive a majority of votes cast “for” his or her election is required to tender his or her resignation promptly following the failure to receive the required vote. The Corporate Governance Committee is then required to make a recommendation to the Board as to whether it should accept such resignation. Thereafter, the Board is required to decide whether to accept such resignation and to disclose its decision-making process. In contested elections, the vote standard would be a plurality of votes cast. Full details of this Policy are set forth in our Corporate Governance Principles and under “Item 1—Election of Directors” below.

•	Ratification of KPMG

Under our By-laws, the votes cast “for” must exceed the votes cast “against” to approve the ratification of KPMG LLP as our independent registered public accounting firm. Abstentions are not counted as votes “for” or “against” this proposal.

•	Advisory Vote on Executive Compensation

Under our By-laws, the votes cast “for” must exceed the votes cast “against” to approve, on an advisory basis, the overall executive compensation policies and procedures employed by the Company for its named executive officers. Abstentions are not counted as votes “for” or “against” this proposal.

•	By-law Amendment to Reduce the Percentage of Share Ownership Required for Shareholders to Call Special Shareholder Meetings

Under our By-laws, the affirmative vote of a majority of the shares issued and outstanding and entitled to vote at the Annual Meeting is required for shareholders to adopt the amendment to our By-laws to reduce the percentage of share ownership required for shareholders to call special shareholder meetings. Abstentions have the same effect as a vote “against” this proposal.

•	Shareholder Proposal

The votes cast “for” must exceed the votes cast “against” the shareholder proposal. Abstentions and, if applicable, broker non-votes, are not counted as votes “for” or “against” the shareholder proposal.

How will my shares be voted at the Annual Meeting?

At the Meeting, the Proxy Committee appointed by the Board of Directors (the persons named in the proxy card or, if applicable, their substitutes) will vote your shares as you instruct. If you sign your proxy card and return it without indicating how you would like to vote your shares, your proxy will be voted as the Board of Directors recommends, which is:

•	FOR the election of each of the Director nominees named in this Proxy Statement;

•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2010 fiscal year;

•	FOR the approval, on an advisory basis, of the overall executive compensation policies and procedures employed by the Company for its named executive officers;

•	FOR the amendment of our By-laws to reduce the percentage of share ownership required for shareholders to call special shareholder meetings; and

•	AGAINST the shareholder proposal.

Could other matters be decided at the Annual Meeting?

At the date this Proxy Statement went to press, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement.

If you return your signed and completed proxy card or vote by telephone or on the Internet and other matters are properly presented at the Annual Meeting for consideration, the Proxy Committee appointed by the Board of Directors will have the discretion to vote on those matters for you.

Can I access the Notice of Annual Meeting and Proxy Statement and the 2009 Financial Report on the Internet?

This Notice of Annual Meeting and Proxy Statement and the 2009 Financial Report are available on our website at www.pfizer.com/annual meeting. Instead of receiving future copies of our Proxy Statement and accompanying materials by mail, most shareholders can elect to receive an e-mail that will provide electronic links to them. Opting to receive your proxy materials online will save us the cost of producing and mailing documents to your home or business, and will also give you an electronic link to the proxy voting site.

Shareholders of Record: If you vote on the Internet at www.investorvote.com/pfe, simply follow the prompts for enrolling in the electronic proxy delivery service. You also may enroll in the electronic proxy delivery service at any time in the future by going directly to www.computershare.com/us/ecomms and following the enrollment instructions.

Beneficial Owners: You also may be able to receive copies of these documents electronically. Please check the information provided in the proxy materials sent to you by your bank, broker or other holder of record regarding the availability of this service.

4  |  Notice of Annual Meeting of Shareholders and Proxy Statement

Who will pay for the cost of this proxy solicitation?

Pfizer will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by Directors, officers or employees in person or by telephone, electronic transmission and facsimile transmission. We have hired Morrow & Co. to distribute and solicit proxies. We will pay Morrow & Co. a fee of $35,000, plus reasonable expenses, for these services.

Who will count the votes?

Representatives of our transfer agent, Computershare Trust Company, N.A., will tabulate the votes and act as inspectors of election.

Notice of Annual Meeting of Shareholders and Proxy Statement  |  5

GOVERNANCE OF THE COMPANY

Our Corporate Governance Principles, which appear below, were first adopted in 1994 to govern the operation of the Board of Directors and its Committees and to guide the Board and our Executive Leadership Team in the execution of their responsibilities. These Principles are reviewed at least annually and are updated periodically in response to changing regulatory requirements, evolving practices, concerns of our shareholders and other stakeholders and otherwise as circumstances warrant.

OUR CORPORATE GOVERNANCE PRINCIPLES

Role and Composition of the Board of Directors

1. General. The Board of Directors, which is elected by the shareholders, is the ultimate decision-making body of the Company, except with respect to those matters reserved to the shareholders. It selects the Chief Executive Officer and other members of the senior management team, which is charged with the conduct of the Company’s business. Having selected the senior management team, the Board acts as an advisor and counselor to senior management and ultimately monitors its performance. The function of the Board to monitor the performance of senior management is facilitated by the presence of outside Directors of stature who have substantive knowledge of the Company’s business.

2. Succession Planning. The Board also plans for succession to the position of Chief Executive Officer as well as certain other senior management positions. To assist the Board, the Chief Executive Officer annually provides the Board with an assessment of senior managers and their potential to succeed him or her. He or she also provides the Board with an assessment of persons considered potential successors to certain senior management positions.

3. Board Leadership. The independent Directors will annually elect a Chairman of the Board, who may or may not be the Chief Executive Officer of the Company. If the individual elected as Chairman of the Board is the Chief Executive Officer, the independent Directors shall also elect a Lead Independent Director. The Chairman of the Board shall preside at all meetings of the shareholders and of the Board as a whole. He or she shall perform such other duties, and exercise such powers, as from time to time shall be prescribed in the Company’s By-laws or by the Board of Directors. The Lead Independent Director shall preside over executive sessions of the Company’s independent Directors, facilitate information flow and communication among the Directors, and perform such other duties as may be specified by the Board and outlined in the Charter of the Lead Independent Director.

4. Director Independence. It is the policy of the Company that the Board consist of a majority of independent Directors. The Corporate Governance Committee of the Board has established Director Qualification Standards to assist it in determining Director independence, which either meet or exceed the independence requirements of the New York Stock Exchange (“NYSE”) corporate governance listing standards. The Board will consider all relevant facts and circumstances in making an independence determination, and not merely from the stand -

point of the Director, but also from that of persons or organizations with which the Director has an affiliation.

5. Board Size. It is the policy of the Company that the number of Directors not exceed a number that can function efficiently as a body. The Corporate Governance Committee considers and makes recommendations to the Board concerning the appropriate size and needs of the Board. The Corporate Governance Committee considers candidates to fill new positions created by expansion and vacancies that occur by resignation, by retirement or for any other reason.

6. Selection Criteria. Candidates are selected for, among other things, their integrity, independence, diversity of experience, leadership and their ability to exercise sound judgment. Scientific expertise, prior government service and experience at policy-making levels involving issues affecting business, government, education, technology, as well as areas relevant to the Company’s global business, are among the most significant criteria. Final approval of a candidate is determined by the full Board.

7. Voting for Directors. In accordance with the Corporation’s By-laws, unless the Secretary of the Company determines that the number of nominees exceeds the number of Directors to be elected as of the record date for any meeting of the shareholders, a nominee must receive more votes cast for than against his or her election or re-election in order to be elected or re-elected to the Board. The Board expects a Director to tender his or her resignation if he or she fails to receive the required number of votes for re-election. The Board shall nominate for election or re-election as Director only candidates who agree to tender, promptly following such person’s failure to receive the required vote for election or re-election at the next meeting at which such person would face election or re-election, an irrevocable resignation that will be effective upon Board acceptance of such resignation. In addition, the Board shall fill Director vacancies and new directorships only with candidates who agree to tender, promptly following their appointment to the Board, the same form of resignation tendered by other Directors in accordance with this Corporate Governance Principle.

If an incumbent Director fails to receive the required vote for re-election, then, within 90 days following certification of the shareholder vote, the Corporate Governance Committee will act to determine whether to accept the Director’s resignation and will submit such recommendation for prompt consideration by the Board, and the Board will act on the Committee’s recommendation. The Corporate Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept a Director’s resignation.

6  |  Notice of Annual Meeting of Shareholders and Proxy Statement

Any Director who tenders his or her resignation pursuant to this provision shall not participate in the Corporate Governance Committee recommendation or Board action regarding whether to accept the resignation offer.

Thereafter, the Board will promptly disclose its decision-making process and decision regarding whether to accept the Director’s resignation offer (or the reason(s) for rejecting the resignation offer, if applicable) in a Form 8-K furnished to the Securities and Exchange Commission.

If each member of the Corporate Governance Committee fails to receive the required vote in favor of his or her election in the same election, then those independent Directors who did receive the required vote shall appoint a committee amongst themselves to consider the resignation offers and recommend to the Board whether to accept them.

However, if the only Directors who receive the required vote in the same election constitute three or fewer Directors, all Directors may participate in the action regarding whether to accept the resignation offers.

8. Director Service on Other Public Boards. Ordinarily, Directors should not serve on more than four other boards of public companies in addition to the Company’s Board. Current positions in excess of these limits may be maintained unless the Board of Directors determines that doing so would impair the Director’s service on the Company’s Board.

9. Former Chief Executive Officer as Director. Effective 2001, upon retirement from the Company, the former Chief Executive Officer will not retain Board membership.

10. Change in Director Occupation. When a Director’s principal occupation or business association changes substantially during his or her tenure as a Director, that Director shall tender his or her resignation for consideration by the Corporate Governance Committee. The Corporate Governance Committee will recommend to the Board the action, if any, to be taken with respect to the resignation.

11. Director Compensation. The Corporate Governance Committee annually reviews the compensation of Directors.

12. Ownership Requirements. All non-employee Directors are required to hold at least $300,000 worth of Pfizer stock, and/or the units issued as compensation for Board service, while serving as a Director of the Company. New Directors will have five years to attain this ownership threshold. Shares or units held by a Director under any deferral plan are included in calculating the value of ownership to determine whether this minimum ownership requirement has been met.

13. Director Retirement. Directors are required to retire from the Board when they reach the age of 73; a Director elected to the Board prior to his or her 73rd birthday may continue to serve until the annual shareholders meeting coincident with or next following his or her 73rd birthday. On the recommendation of the Corporate Governance Committee, the Board may waive this requirement as to any Director if it deems such waiver to be in the best interests of the Company.

14. Board and Committee Self-Evaluation. The Board, and each Committee, are required to conduct a self-evaluation of their performance at least annually.

15. Term Limits. The Board does not endorse arbitrary term limits on Directors’ service, nor does it believe in automatic annual re-nomination until Directors reach the mandatory retirement age. The Board self-evaluation process is an important determinant for continuing service.

16. Committees. It is the general policy of the Company that all major decisions be considered by the Board as a whole. As a consequence, the Committee structure of the Board is limited to those Committees considered to be basic to, or required for, the operation of a publicly owned company. Currently these Committees are the Executive Committee, Audit Committee, Compensation Committee, Corporate Governance Committee and Science and Technology Committee.

The members and chairs of these Committees are recommended to the Board by the Corporate Governance Committee. The Audit Committee, Compensation Committee and Corporate Governance Committee are made up of only independent Directors. The membership of these Committees is rotated from time to time. In addition to the requirement that a majority of the Board satisfy the independence standards noted above in Paragraph 4, Director Independence, members of the Audit Committee also must satisfy an additional NYSE independence standard. Specifically, they may not accept directly or indirectly any consulting, advisory or other compensatory fee from Pfizer or any of its subsidiaries other than their Director compensation. As a matter of policy, the Board also will apply a separate and heightened independence standard to members of both the Compensation and Corporate Governance Committees. No member of either Committee may be a partner, member or principal of a law firm, accounting firm or investment banking firm that accepts consulting or advisory fees from Pfizer or any of its subsidiaries.

17. Director Orientation and Continuing Education. In furtherance of its policy of having major decisions made by the Board as a whole, the Company has a full orientation and continuing education process for Board members that includes extensive materials, meetings with key management and visits to Company facilities.

18. Chief Executive Officer Performance Goals and Annual Evaluation. The Compensation Committee is responsible for setting annual and long-term performance goals for the Chief Executive Officer and for evaluating his or her performance against such goals. The Committee meets annually with the Chief Executive Officer to receive his or her recommendations concerning such goals. Both the goals and

Notice of Annual Meeting of Shareholders and Proxy Statement  |  7

the evaluation are then submitted for consideration by the outside Directors of the Board at a meeting or executive session of that group. The Committee then meets with the Chief Executive Officer to evaluate his or her performance against such goals.

19. Senior Management Performance Goals. The Compensation Committee also is responsible for setting annual and long-term performance goals and compensation for the direct reports to the Chief Executive Officer. These decisions are approved or ratified by action of the outside Directors of the Board at a meeting or executive session of that group.

20. Communication with Stakeholders The Chief Executive Officer is responsible for establishing effective communications with the Company’s stakeholder groups, i.e., shareholders, customers, Company associates, communities, suppliers, creditors, governments and corporate partners.

It is the policy of the Company that management speaks for the Company. This policy does not preclude outside Directors, including the Lead Independent Director, from meeting with shareholders, but it is suggested that in most circumstances any such meetings be held with management present.

21. Annual Meeting Attendance. All Board members are expected to attend our Annual Meeting of Shareholders unless an emergency prevents them from doing so.

Board Functions

22. Agenda. The Chief Executive Officer, with approval from the Lead Independent Director (if one has been elected), shall set the agenda for Board meetings with the understanding that the Board is responsible for providing suggestions for agenda items that are aligned with the advisory and monitoring functions of the Board. Agenda items that fall within the scope of responsibilities of a Board Committee are reviewed with the chair of that Committee. Any member of the Board may request that an item be included on the agenda.

23. Board Materials. Board materials related to agenda items are provided to Board members sufficiently in advance of Board meetings to allow the Directors to prepare for discussion of the items at the meeting.

24. Board Meetings. At the invitation of the Board, members of senior management recommended by the Chief Executive Officer shall attend Board meetings or portions thereof for the purpose of participating in discussions. Generally, presentations of matters to be considered by the Board are made by the manager responsible for that area of the Company’s operations.

25. Director Access to Corporate and Independent Advisors. In addition, Board members have free access to all other members of management and employees of the Company and, as necessary and appropriate, Board members may consult with independent legal, financial, accounting and other advisors to assist in their duties to the Company and its shareholders.

26. Executive Sessions. Executive sessions or meetings of outside Directors without management present are held regularly (at least four times a year) to review the report of the independent registered public accounting firm, the criteria upon which the performance of the Chief Executive Officer and other senior managers is based, the performance of the Chief Executive Officer against such criteria, the compensation of the Chief Executive Officer and other senior managers, and any other relevant matters. Meetings are held from time to time with the Chief Executive Officer for a general discussion of relevant subjects.

27. Annual Board Self-Evaluation. The Board, under the direction of the Corporate Governance Committee, will prepare an annual performance self-evaluation.

Committee Functions

28. Independence. The Audit, Compensation and Corporate Governance Committees consist only of independent Directors.

29. Meeting Conduct. The frequency, length and agenda of meetings of each of the Committees are determined by the chair of the Committee. Sufficient time to consider the agenda items is provided. Materials related to agenda items are provided to the Committee members sufficiently in advance of the meeting where necessary to allow the members to prepare for discussion of the items at the meeting.

30. Scope of Responsibilities. The responsibilities of each of the Committees are determined by the Board from time to time.

31. Annual Committee Self-Evaluation. Each Committee is responsible for preparing an annual performance self-evaluation.

Policy on Poison Pills

32. Expiration of Rights Agreement. The Board amended Pfizer’s Rights Agreement, or “Poison Pill,” to cause the Agreement to expire on December 31, 2003. The term Poison Pill refers to a type of shareholder rights plan that some companies adopt to provide an opportunity for negotiation during a hostile takeover attempt.

The Board has adopted a statement of policy that it shall seek and obtain shareholder approval before adopting a Poison Pill; provided, however, that the Board may determine to act on its own to adopt a Poison Pill, if, under the circumstances, the Board, including the majority of the independent members of the Board, in its exercise of its fiduciary responsibilities, deems it to be in the best interest of Pfizer’s shareholders to adopt a Poison Pill without the delay in adoption that would come from the time reasonably anticipated to seek shareholder approval.

8  |  Notice of Annual Meeting of Shareholders and Proxy Statement

If the Board were ever to adopt a Poison Pill without prior shareholder approval, the Board would either submit the Poison Pill to shareholders for ratification, or would cause the Poison Pill to expire within one year.

The Corporate Governance Committee will review this Poison Pill policy statement on an annual basis, including the stipulation which addresses the Board’s fiduciary responsibility to act in the best interest of the shareholders without prior shareholder approval, and report to the Board any recommendations it may have concerning the policy.

Periodic Review of Corporate Governance Principles

33. These principles are reviewed by the Board at least annually.

Pfizer Corporate Governance Website

Our Corporate Governance Principles and the following additional materials relating to corporate governance at Pfizer are published on our website at http://www.pfizer.com/about/corporate_governance/corporate_governance.jsp.

•	Board of Directors—Background and Experience

•	Board Committees—Description of Committees, Charters and Current Members

•	Charter of the Lead Independent Director

•	Code of Business Conduct and Ethics for Directors

•	How to Contact our Directors

•	Director Qualification Standards

•	Board Policy on Pension Benefits for Executives

•	Policy – Criteria for Selection of Compensation Committee Consultant

•	Standards of Business Conduct for all Pfizer colleagues, including our Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer

•	By-laws of Pfizer Inc.

•	Restated Certificate of Incorporation

•	Frequently Asked Questions about Pfizer Corporate Governance

We will provide copies of any of these items without charge upon written request to our Chief Counsel, Corporate Governance, Pfizer Inc., 235 East 42nd Street, New York, NY 10017-5755. The information on our website is not a part of this Proxy Statement.

Notice of Annual Meeting of Shareholders and Proxy Statement  |  9

GOVERNANCE INFORMATION

Board Leadership Structure

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that there is no single, generally accepted approach to providing Board leadership and that given the dynamic and competitive environment in which we operate, the right Board leadership structure may vary as circumstances warrant. Consistent with this understanding, the independent Directors consider the Board’s leadership structure on an annual basis. This consideration includes the pros and cons of alternative leadership structures in light of the Company’s operating and governance environment at the time, with the goal of achieving the optimal model for effective oversight of management by the Board.

The Corporate Governance Committee is highly engaged on this issue and has made certain recommendations, which have been adopted by the Board, to update Pfizer’s By-laws, Corporate Governance Principles and Lead Independent Director Charter to reflect more clearly the Board’s duty to evaluate its leadership structure on a regular basis. Consequently, in accordance with our By-laws, our Corporate Governance Principles were amended to remove the presumption that the role of Chairman of the Board would be held by the Chief Executive Officer (sometimes referred to as the CEO) and now specify that the independent Directors annually elect a Chairman of the Board, who may or may not be the Company’s Chief Executive Officer. The Principles also provide that, if the Chairman of the Board is the CEO, the independent Directors will also elect a Lead Independent Director whose responsibilities include, among others, calling meetings of the independent Directors and presiding over executive sessions of the independent Directors. To better reflect these responsibilities, the Board, on the Corporate Governance Committee’s recommendation, also updated the Lead Independent Director Charter. In early 2010, the Board, on the Committee's recommendation, also amended the Company’s By-laws to remove the presumption that the role of Chairman would be held by the Chief Executive Officer.

Jeffrey B. Kindler has served as our Chairman of the Board and CEO since 2006. Based on its most recent review of Pfizer’s Board leadership structure, the Board continues to believe that this leadership structure is optimal for the Company because it provides our Company with strong and consistent leadership. Given the current regulatory and market environment, coupled with the ongoing integration of the Wyeth businesses into our Company, the Board believes that having one leader serving as both the Chairman and Chief Executive Officer provides decisive and effective leadership.

In considering its leadership structure, the Board has taken a number of factors into account. The Board—which consists of a substantial majority of independent Directors who are highly qualified and experienced—exercises a strong, independent oversight function. This oversight function is enhanced by the fact that all of the Board’s key Committees—Audit, Compensation and Corporate Governance—are comprised entirely of independent Directors. Further, as specified in our Corporate Governance Principles (and as discussed in greater detail below), the Board has designated one of its independent members as Lead Independent

Director, with significant responsibilities. A number of Board and Committee processes and procedures, including regular executive sessions of non-management Directors, periodic executive sessions of the independent Directors, and annual evaluations of our Chairman and Chief Executive Officer’s performance against pre-determined goals, provide substantial independent oversight of our Chief Executive Officer’s performance. Finally, under the Company’s By-laws and Corporate Governance Principles, the Board has the ability to change its structure, should that be deemed appropriate and in the best interest of Pfizer and its shareholders. The Board believes that these factors provide the appropriate balance between the authority of those who oversee the Company and those who manage it on a day-to-day basis.

Most significantly, the position of Lead Independent Director at Pfizer comes with a clear mandate and significant authority. While the Lead Independent Director is elected annually, it is generally expected that he or she will serve for more than one year, and Constance J. Horner has been our Lead Independent Director since 2007. The authority and responsibilities of the Lead Independent Director are detailed in a Board-approved Charter under which the Lead Independent Director has the following specific responsibilities, among others:

•	presiding at executive sessions of the non-management and independent Directors;

•	calling meetings of the independent Directors;

•	serving as principal liaison on Board-wide issues between the independent Directors and the Chairman;

•	approving the quality, quantity and timeliness of information to the Board;

•	approving meeting agenda items;

•	facilitating the Board’s approval of the number and frequency of Board meetings and approving meeting schedules, to assure that there is sufficient time for discussion of all agenda items;

•	authorizing the retention of outside advisors and consultants who report directly to the Board; and

•	if requested by shareholders, ensuring that he/she is available, when appropriate, for consultation and direct communication.

The Charter of the Lead Independent Director is found in this Proxy Statement as Annex 6 and on our website at http://pfizer.com/about/corporate_governance/charter_lead_independent_director.jsp.

The Board’s Role in Risk Oversight

The Board executes its oversight responsibility for risk management directly and through its Committees, as follows:

•

The Audit Committee has primary responsibility for overseeing the Company’s Enterprise Risk Management, or “ERM”, program. The Company’s Chief Internal Auditor, who reports independently to the Committee, facilitates the ERM program as part of the Company’s strategic planning process under the executive sponsorship of our Senior Vice President and Chief Financial Officer and our Senior Vice President and General

10  |  Notice of Annual Meeting of Shareholders and Proxy Statement

Counsel. The Committee’s meeting agendas include discussions of individual risk areas throughout the year, as well as an annual summary of the ERM process. In addition, the Committee has certain responsibilities with respect to our compliance program. For additional information, see “Board and Committee Membership—The Audit Committee” and “Item 2—Ratification of Independent Registered Public Accounting Firm—Audit Committee Report” later in this Proxy Statement.

•

The Board’s other Committees—Compensation, Corporate Governance and Science and Technology—oversee risks associated with their respective areas of responsibility. For example, the Compensation Committee considers the risks associated with our compensation policies and practices, with respect to both executive compensation and compensation generally. The Board of Directors is kept abreast of its Committees' risk oversight and other activities via reports of the Committee Chairmen to the full Board. These reports are presented at every regular Board meeting and include discussions of Committee agenda topics, including matters involving risk oversight.

•

The Board considers specific risk topics, including risks associated with our strategic plan, our capital structure and our development activities. In addition, the Board receives detailed regular reports from the members of our Executive Leadership Team, or “ELT”—the heads of our principal business and corporate functions—that include discussions of the risks and exposures involved in their respective areas of responsibility. These reports are provided in connection with every regular Board meeting and are discussed, as necessary, at Board meetings. Further, the Board is routinely informed of developments at and affecting the Company that could affect our risk profile or other aspects of our business.

Executive Sessions of Directors

Executive sessions, or meetings of outside (non-management) Directors without management present, are held at least four times a year. At these executive sessions, the outside Directors review, among other things, the criteria upon which the performance of the Chief Executive Officer and other senior managers is based, the performance of the Chief Executive Officer against such criteria, and the compensation of the Chief Executive Officer and other senior managers. Meetings are held from time to time with the Chief Executive Officer to discuss relevant subjects. In 2009, the outside Directors met in executive session seven times, including at least one time with only independent Directors present.

Communications with Directors

Shareholders and other interested parties may communicate with the Lead Independent Director and the Chairs of our Audit, Compensation and Corporate Governance Committees on Board- related issues by sending an e-mail to the appropriate address below:

•	leaddirector@pfizer.com;

•	auditchair@pfizer.com;

•	compchair@pfizer.com; or

•	corpgovchair@pfizer.com.

You also may write to the Board, any Director, any of the Committee Chairs or the outside Directors as a group at: c/o Chief Counsel, Corporate Governance at Pfizer Inc., 235 East 42nd Street, New York, New York 10017.

Relevant communications are distributed to the Board, or to any individual Director or Directors, as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the Pfizer Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of the Board should be excluded or redirected, as appropriate, such as:

•	business solicitations or advertisements;

•	junk mail and mass mailings;

•	new product suggestions;

•	product complaints;

•	product inquiries;

•	resumes and other forms of job inquiries;

•	spam; and

•	surveys.

In addition, material that is unduly hostile, threatening, potentially illegal or similarly unsuitable will be excluded; however, any communication that is excluded will be made available to any outside Director upon request.

Director Qualification Standards

Our Board of Directors has adopted a formal set of categorical Director Qualification Standards used to determine Director independence. Our Standards meet or exceed the independence requirements of the NYSE corporate governance listing standards. Under our Standards, a Director must be determined to have no material relationship with the Company other than as a Director, and the Standards specify the criteria by which the independence of our Directors will be determined, including strict guidelines for Directors and their immediate families regarding employment or affiliation with the Company or its independent registered public accounting firm. The Standards also prohibit Audit Committee members from having any direct or indirect financial relationship with the Company, and they restrict both commercial and not-for-profit relationships of all Directors with the Company. Directors may not be given personal loans or extensions of credit by the Company, and all Directors are required to deal at arm’s length with the Company and its subsidiaries, and to disclose any circumstance that might be perceived as a conflict of interest.

The full text of our Director Qualification Standards is attached as Annex 1 to this Proxy Statement. These Standards also are published on our website at http://pfizer.com/about/corporate_governance/director_qualification_standards.jsp.

Director Independence

With the assistance of legal counsel to the Company, the Corporate Governance Committee has reviewed the applicable legal and

Notice of Annual Meeting of Shareholders and Proxy Statement  |  11

NYSE standards for Board and Board Committee member independence, as well as our Director Qualification Standards. A summary of the answers to annual questionnaires completed by each of the Directors and a report of transactions with Director-affiliated entities have also been made available to the Committee. On the basis of this review, the Committee has delivered a report to the full Board of Directors, and the Board has made its independence determinations based upon the Committee’s report and the supporting information.

As a result of this review, the Board has affirmatively determined that the following Directors are independent of the Company and its management: Drs. Dennis A. Ausiello, Michael S. Brown, Frances D. Fergusson and Dana G. Mead, a Director who is not standing for re-election due to his retirement; Ms. Constance J. Horner and Ms. Suzanne Nora Johnson; and Messrs. M. Anthony Burns, Robert N. Burt, W. Don Cornwell, William H. Gray III, James M. Kilts, George A. Lorch, John P. Mascotte and Stephen W. Sanger. The Board also determined that Mr. William R. Howell, who retired from our Board effective at the 2009 Annual Meeting of Shareholders, was independent during the time he was a Director. The Board also has determined that Messrs. Jeffrey B. Kindler and William C. Steere, Jr. are not independent. Mr. Kindler is not considered an independent Director because of his employment as Chief Executive Officer of the Company. Mr. Steere is not considered an independent Director as a result of his former status as Chief Executive Officer of the Company.

In making these determinations, the Board considered that in the ordinary course of business, relationships and transactions may occur between the Company and its subsidiaries and entities with which some of our Directors are or have been affiliated. Under Pfizer’s Director Qualification Standards, certain relationships and transactions are not considered to be material transactions that would impair a director’s independence, including the following:

•

The Director is an employee of another company that does business with Pfizer, and our annual sales to or purchases from the other company in each of the last three fiscal years amount to less than 1% of the annual revenues of the other company; and

•

The Director is an employee or executive officer of another company, and our indebtedness to the other company or its indebtedness to Pfizer amounts to less than 1% of the total consolidated assets of the other company.

In 2009, there was no indebtedness between Pfizer and any entity of which a Director was an employee or executive officer.

Drs. Ausiello and Brown are employed at medical institutions with which Pfizer engages in ordinary course of business transactions. We reviewed all transactions with each of these entities and found that these transactions were made in the ordinary course of business and were below the threshold set forth in our Director Qualification Standards (i.e., 1% of the annual revenues of these entities in each of the last three years).

Under our Director Qualification Standards, contributions to not-for-profit entities in which a Director of the Company, or a Director’s spouse, serves as an executive officer, amounting to less than two percent (or $1,000,000, whichever is greater) of that organization’s latest publicly available total revenues, will not serve as a bar to the Director’s independence. None of the Directors or their spouses is an executive officer of a not-for-profit organization to which Pfizer contributes. Nonetheless, the Board reviewed charitable contributions to not-for profit organizations with which our Directors or spouses are affiliated. None of the contributions approached the levels set forth in our Director Qualification Standards.

Criteria for Board Membership

To fulfill its responsibility to recruit and recommend to the full Board nominees for election as Directors, the Corporate Governance Committee reviews the size and composition of the Board to determine the qualifications and areas of expertise needed to further enhance the composition of the Board and works with management in attracting candidates with those qualifications. The goal of the Committee is to achieve a Board that, as a whole, provides effective oversight of the management and business of our Company, through the appropriate diversity of experience, expertise, skills, specialized knowledge and other qualifications and attributes of the individual Directors. Important criteria for Board membership include the following:

•	Members of the Board should be individuals of high integrity and independence, substantial accomplishments, and have prior or current associations with institutions noted for their excellence.

•	Members of the Board should have demonstrated leadership ability, with broad experience, diverse perspectives, and the ability to exercise sound business judgment.

•	The background and experience of members of the Board should be in areas important to the operations of the Company such as business, education, finance, government, law, medicine or science.

•	The composition of the Board should reflect the benefits of diversity as to gender, ethnic background and experience.

The satisfaction of these criteria is implemented and assessed through ongoing consideration of Directors and nominees by the Corporate Governance Committee and the Board, as well as the Board’s self-evaluation process. Based upon these activities and its review of the current composition of the Board, the Committee and the Board believe that these criteria have been satisfied.

In addition, in accordance with our Corporate Governance Principles, the Committee considers the number of boards of other public companies on which a candidate serves. Moreover, Directors are expected to act ethically at all times and adhere to the Company’s Code of Business Conduct and Ethics for members of the Board of Directors.

Upon completion of our acquisition of Wyeth, two Wyeth directors were appointed to our Board. Prior to our completion of the acquisition, the Corporate Governance Committee evaluated potential candidates from the Wyeth board to assess their independence and qualifications, as well as the mix of skills and

12  |  Notice of Annual Meeting of Shareholders and Proxy Statement

other attributes that would best suit the Pfizer Board’s needs at the time. Upon completion of the Committee’s evaluation, the Committee recommended to the Board that Frances D. Fergusson and John P. Mascotte be appointed to the Pfizer Board upon completion of the acquisition. Based on the Committee’s recommendation and its own independent evaluation, the Board appointed Dr. Fergusson and Mr. Mascotte to the Board effective on consummation of the Wyeth merger on October 15, 2009.

The Committee considers candidates for election as Director identified on its own initiative as well as candidates referred or recommended to it by other Directors, members of management, search firms, shareholders and others (including individuals seeking to join the Board). Shareholders and others who wish to recommend candidates may contact the Committee in the manner described in “Communications with Directors” above. All candidates are required to meet the criteria outlined above, including those in the Director Qualification Standards, our Corporate Governance Principles and the Committee’s Charter, as determined by the Committee in its sole discretion. Under our By-laws, shareholder nominations must be made according to the procedures required under our By-laws and described in this Proxy Statement under the heading “Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Shareholders.” Shareholder nominees whose nominations comply with these procedures and who meet the criteria referred to above will be evaluated by the Committee in the same manner as the Committee’s nominees.

In determining to recommend to the Board the nominees for election at each Annual Meeting of Shareholders, the Committee reviews the size of the Board and the criteria set forth above in order to assemble a group of nominees that, individually and as a group, is believed to satisfy all of the needs of the Board. Accordingly, the Committee annually reviews the composition of the Board as a whole and makes recommendations, if deemed necessary, to enhance the Board in order to achieve what it believes is the optimal mix of experience, expertise, skills, specialized knowledge, diversity and other criteria. Among other things, the Committee takes into account a skills matrix highlighting the backgrounds of our Directors in areas such as business, financial expertise, education, government and science, and reviews projected retirement dates for Board succession planning. In addition, the Committee assesses whether a particular Board member or candidate has specific skills or other attributes and skills that may qualify a Director for service on a particular Board Committee. The Committee also reviews the independence of each member of the Board in order to ensure that a substantial majority of the Board is independent.

The Committee and the Board believe that each of the nominees for election at the Annual Meeting brings a strong and unique set of attributes, experiences and skills and provides the Board as a whole with an optimal balance of experience, leadership, competencies, qualifications and skills in areas of importance to our Company. Under “Item 1—Election of Directors—Nominees for Directors” below, we provide an overview of each nominee’s principal occupation, business experience and other directorships, together with the key attributes, experience and skills viewed as particularly meaningful in providing value to the Board, our Company and our shareholders.

Pfizer Policies on Business Ethics and Conduct

All of our employees, including our Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer, are required to abide by Pfizer’s Policies on Business Conduct to ensure that our business is conducted in a consistently legal and ethical manner. These Policies form the foundation of a comprehensive process that includes compliance with all corporate policies and procedures, an open relationship among colleagues that contributes to good business conduct, and a high level of integrity. Our policies and procedures cover all areas of professional conduct, including employment policies, conflicts of interest, intellectual property and the protection of confidential information, as well as strict adherence to all laws and regulations applicable to the conduct of our business.

Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of Pfizer’s Policies on Business Conduct. The Sarbanes-Oxley Act of 2002 requires audit committees to have procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. We have such procedures in place. In addition, the Pfizer policy regarding compliance with SEC Attorney Conduct Rules requires all Pfizer lawyers “appearing and practicing” before the SEC to report to the appropriate persons at the Company evidence of any actual, potential or suspected material violation of state or federal law or breach of fiduciary duty by Pfizer or any of its officers, Directors, employees or agents.

Code of Conduct for Directors

The members of our Board of Directors are required to comply with a Code of Business Conduct and Ethics. This Code is intended to focus the Board and the individual Directors on areas of ethical risk, help Directors recognize and deal with ethical issues, provide mechanisms to report unethical conduct, and foster a culture of honesty and accountability. This Code covers all areas of professional conduct relating to service on the Pfizer Board, including conflicts of interest, unfair or unethical use of corporate opportunities, strict protection of confidential information, compliance with all applicable laws and regulations and oversight of ethics and compliance by employees of the Company. Under the Corporate Integrity Agreement Pfizer entered into in 2009 (discussed under “Board and Committee Membership—The Audit Committee” below), our Board members also have certain obligations with respect to our Polices on Business Conduct, including annually certifying that they have received and reviewed the Policies.

The full texts of both Pfizer’s Policies on Business Conduct and of the Code of Business Conduct and Ethics for our Directors are published on our website at http://pfizer.com/about/corporate_governance/directors_code.jsp. We will disclose any future amendments to, or waivers from, provisions of these ethics policies and standards on our website as promptly as practicable, as may be required under applicable SEC and NYSE rules.

Notice of Annual Meeting of Shareholders and Proxy Statement  |  13

Corporate Governance Committee Report

Overview

At Pfizer, we have long understood the connection between good corporate governance and our ability to create and sustain value for our shareholders and other stakeholders. That is one of the reasons why Pfizer established a Corporate Governance department in 1992—what Pfizer believes was the first in a U.S. company.

In 1994, the Board of Directors took the additional—and then unprecedented—step of creating a Corporate Governance Committee. One of the Committee’s first acts was to adopt Corporate Governance Principles to govern the operation of the Board and its Committees. The Principles were adopted well before the NYSE mandated such guidelines in 2003. The Principles are reviewed at least annually to assure that they are timely, effective and supportive of the Board’s oversight and other responsibilities. They are also updated periodically in response to changing regulatory requirements, evolving practices, concerns of our shareholders and other stakeholders and otherwise as circumstances warrant. Please see “Governance of the Company—Our Corporate Governance Principles” elsewhere in this Proxy Statement for a copy of our Corporate Governance Principles.

As discussed in greater detail below, the Corporate Governance Committee’s oversight responsibilities include not only matters of corporate governance, but also Pfizer’s role as a global corporate citizen.

The Corporate Governance Committee and the Board of Directors recognize that good corporate governance is fundamental to our business and our success—and this is one of the many reasons why we seek to ensure that good governance and responsible business principles and practices are part of our culture and values and the way we do business every day.

The Corporate Governance Committee

As specified in its Charter, the Corporate Governance Committee oversees matters of corporate governance such as, among other things, the practices, policies and procedures of the Board and its Committees and recruiting and recommending Director candidates. In addition, the Committee’s Charter requires that it keep informed on Company issues related to corporate social responsibility, public policy and philanthropy and the Company’s participation and visibility as a global corporate citizen, and that it monitor emerging issues potentially affecting the reputation of the pharmaceutical industry and the Company. The specific duties of the Committee are outlined in “Governance of the Company —Board and Committee Membership—The Corporate Governance Committee” elsewhere in this Proxy Statement and in its Charter, attached as Annex 4 to this Proxy Statement.

To carry out its obligations with respect to the proper composition and functioning of the Board, the Committee reviews the qualifications of all Directors, evaluating skills and talents to assure a balance of disciplines and perspectives. The Committee also seeks to further enhance the Board through diversity of experience, as well as gender and ethnic diversity. Further, the Committee evaluates the independence of all Director candidates and conducts an annual review of all Directors’ independence. Through these and other activities, the Committee seeks to assemble a Board that can responsibly, critically and collegially work through major decisions based on each Director’s experience and knowledge.

2009 in Review

To maintain and enhance Pfizer’s record of excellence in corporate governance, the Corporate Governance Committee seeks to continually refine and improve Pfizer’s corporate governance policies, procedures and practices. The following are examples of the Committee’s work in 2009 and early 2010:

Board Leadership: In 2009, to assure due consideration of appropriate Board leadership, the Board, on the recommendation of the Committee, amended the Corporate Governance Principles to remove the presumption that the role of Chairman of the Board would be held by the Chief Executive Officer. Instead, the Corporate Governance Principles now provide that the Board will annually elect a Chairman of the Board, who may or may not be the CEO and that, if the Chairman of the Board is the CEO, the independent Directors will also elect a Lead Independent Director whose responsibilities include, among others, calling meetings of the independent Directors and presiding over executive sessions of the independent Directors. To better reflect these responsibilities, the Board, on the Committee’s recommendation, also updated the Lead Independent Director Charter. In early 2010, the Board, on the Committee's recommendation, also amended the Company’s By-laws to remove the presumption that the role of Chairman would be held by the Chief Executive Officer. Additional information regarding our Board leadership structure and the role of the Lead Independent Director is included in “Governance of the Company—Governance Information—Board Leadership Structure” and the Lead Independent Director Charter attached as Annex 6 to this Proxy Statement.

Corporate Social Responsibility: Through the Corporate Governance Committee, our Board of Directors takes an active role in overseeing Pfizer’s corporate responsibility agenda and activities. In 2009, Pfizer’s Corporate Responsibility team began periodically reporting to the Committee on the progress made in achieving specific corporate responsibility goals. The Committee also provides direction on the prioritization of corporate responsibility issues.

Advisory Vote on Executive Compensation: Over the last two years, the topic of giving shareholders a “say on pay”—a nonbinding, advisory vote on executive compensation—has been widely debated in the business and investor communities as well as at the government level. At Pfizer’s 2009 Annual Meeting, its shareholders approved, by a majority of the votes cast, a non-binding proposal asking the Board of Directors to give shareholders such advisory vote. Consistent with Pfizer’s commitment to both seeking and responding to shareholder input on corporate governance topics, the Committee and the Board undertook a full review of, and engaged in dialogue with investors regarding, “say on pay.” As a result of this review, in October 2009, the Board (on the Committee’s recommendation) approved giving shareholders

14  |  Notice of Annual Meeting of Shareholders and Proxy Statement

an advisory vote on executive compensation. The vote will first occur at this year’s Annual Meeting and will take place on a biennial basis thereafter. The Committee and the Board believe that the advisory vote is an additional means of obtaining feedback from our shareholders about executive compensation, which is set by the Compensation Committee of the Board and is designed to link pay with performance. This feedback will supplement Pfizer’s ongoing investor outreach activities on a broad range of corporate governance topics, including executive compensation. Please see “Item 3—Advisory Vote on Executive Compensation” elsewhere in this Proxy Statement.

Other Activities: In addition, the Corporate Governance Committee was active in many other areas in 2009, including:

•

monitoring and evaluating the Company’s positions on corporate governance developments, including legislative initiatives and new SEC rules and proposals, including, among others, the SEC’s proposed rules regarding proxy access;

•	considering proposals submitted by shareholders for inclusion in this Proxy Statement;

•	evaluating new Director candidates, including reviewing and evaluating Director candidates from the Wyeth board of directors;

•	reorganizing Board Committees, with the Board adding (on the Committee’s recommendation) new members to each of the Board’s standing Committees in 2009;

•	reviewing and proposing changes to Committee Charters as needed;

•	modifying the Board's self-evaluation process, including deciding to use a third party to oversee the process;

•	reviewing leadership planning; and

•	reviewing shareholder communications.

Shareholder Outreach

The Corporate Governance Committee and the Board of Directors believe that the Company’s relationships with its shareholders and other stakeholders are an important part of our corporate governance profile, and recognize the value of taking their interests into account. Among other things, engagement with our stakeholders helps us to understand the larger context and impact of our operations, learn about expectations for our performance, and assess emerging issues that may affect our business or other aspects of our operations. Over the years, this approach has helped us to identify mutual perspectives and goals and to adopt a collaborative approach to these relationships, and has resulted in our receiving essential input from stakeholders.

Notice of Annual Meeting of Shareholders and Proxy Statement  |  15

BOARD AND COMMITTEE MEMBERSHIP

During 2009, the Board of Directors met ten times and had five Committees: the Audit Committee, the Compensation Committee, the Corporate Governance Committee, the Science and Technology Committee and the Executive Committee. Each of our incumbent Directors attended at least 91% of the regularly scheduled and special meetings of the Board and Board Committees on which he or she served that were held during the time he or she was a Director in 2009.

All Board members are expected to attend the Annual Meeting unless an emergency prevents them from doing so. All the Directors standing for election at our 2009 Annual Meeting attended that Meeting.

The table below provides 2009 membership and meeting information for each of the Board Committees.

Name	Audit	Compensation	Corporate Governance	Science & Technology	Executive
Dr. Ausiello	X		X	X

Dr. Brown			X	X*

Mr. Burns	X		X		X

Mr. Burt		X		X

Mr. Cornwell	X*	X

Dr. Fergusson(a)		X		X

Mr. Gray			X*	X

Ms. Horner(b)			X		X

Mr. Howell(c)	X

Mr. Kilts		X		X

Mr. Kindler					X*

Mr. Lorch		X		X

Mr. Mascotte(a)			X	X

Dr. Mead(d)		X*		X

Ms. Nora Johnson	X	X		X

Mr. Sanger(a)	X		X

Mr. Steere				X

2009 Meetings	13	11	7	2	0

*  Current Committee Chair

(a) Effective December 14, 2009, Dr. Fergusson joined the Compensation and Science and Technology Committees, Mr. Mascotte joined the Corporate Governance and Science and Technology Committees, and Mr. Sanger joined the Audit and Corporate Governance Committees.

(b) Lead Independent Director.

(c)  Until his retirement effective as of the 2009 Annual Meeting.

(d) Dr. Mead is retiring from the Board effective as of the 2010 Annual Meeting.

The Audit Committee

The Audit Committee is comprised entirely of independent Directors and is governed by a Board-approved Charter stating its responsibilities. The Audit Committee met 13 times in 2009. Under its Charter, the Audit Committee is responsible for reviewing with the independent registered public accounting firm, Internal Audit and management the adequacy and effectiveness of internal controls over financial reporting. The Committee reviews and consults with management, the internal auditors and the independent registered public accounting firm on matters related to the annual audit, the published financial statements, earnings releases and the accounting principles applied. The Audit Committee is also responsible for appointing, retaining and evaluating the Company’s independent auditors. The Committee is directly responsible for the compensation, retention and oversight of the Company’s independent auditors and evaluates the independent auditors’ qualifications, performance and independence. The Committee reviews reports from management relating to the status of compliance with laws, regulations and internal procedures.

The Committee is also responsible for reviewing and discussing with management the Company’s policies with respect to risk assessment and risk management. Further detail about the role of the Audit Committee in risk assessment and risk management is included in the section entitled “Governance Information—The Board’s Role in Risk Oversight” above.

The Audit Committee has established policies and procedures for the pre-approval of all services provided by the independent auditors. The Audit Committee has also established procedures for the receipt, retention and treatment, on a confidential basis, of complaints received by the Company. Further detail about the role of the Audit Committee may be found in “Item 2—Ratification of

16  |  Notice of Annual Meeting of Shareholders and Proxy Statement

Independent Registered Public Accounting Firm—Audit Committee Report” later in this Proxy Statement.

In addition, in connection with the resolution of certain U.S. government investigations concerning various products, Pfizer entered into a Corporate Integrity Agreement (“CIA”) in 2009 with the Office of the Inspector General of the U.S. Department of Health and Human Services. In the CIA, Pfizer agreed to take certain actions to promote compliance with federal health care program and U.S. Food and Drug Administration (“FDA”) requirements. Under the CIA, the Audit Committee is responsible for the review and oversight of matters related to compliance with federal health care program requirements, FDA requirements and the obligations of the CIA. The CIA obligations related to the Committee include the following: (i) the Committee must meet at least quarterly to review and oversee Pfizer’s compliance program; (ii) the Committee must adopt resolutions each year summarizing its review and oversight of the Company's compliance program and its compliance with federal health care program requirements, FDA requirements and the obligations of the CIA and concluding that, to the best of its knowledge, Pfizer has adopted an effective compliance program to meet those requirements and obligations; and (iii) Pfizer must promptly report any changes in the composition of the Committee or any actions or changes that would affect the Committee's ability to perform the duties necessary to meet the obligations of the CIA. The CIA is effective through 2014.

The Board of Directors has determined that each of the members of the Audit Committee is financially literate and independent, as defined by the rules of the SEC and the NYSE, as well as independent under our Director Qualification Standards. The Board of Directors also has determined that each of Ms. Nora Johnson and Messrs. Burns, Cornwell and Sanger is an “audit committee financial expert” for purposes of the SEC’s rules.

A copy of the Audit Committee Charter is attached as Annex 2 to this Proxy Statement, and is also available on our website at http://pfizer.com/about/corporate_governance/audit_committee.jsp.

The Compensation Committee

The Compensation Committee is comprised entirely of independent Directors and is governed by a Board-approved Charter stating its responsibilities. The Compensation Committee met 11 times in 2009. The Committee determines and oversees the execution of the Company’s compensation philosophy and oversees the administration of the Company’s executive compensation programs. Its responsibilities also include overseeing Pfizer’s compensation and benefit plans and policies, administering its stock plans (including reviewing and approving equity grants) and reviewing and approving annually all compensation decisions for the Company’s executive officers, including the Chairman and CEO and the other executive officers named in the 2009 Summary Compensation Table. See “Executive Compensation—Compensation Discussion and Analysis” later in this Proxy Statement for information concerning the Committee’s role, processes and activities in overseeing executive compensation.

The Board of Directors has determined that each of the members of the Compensation Committee is independent, as defined by the rules of the SEC and the NYSE, as well as under our Director

Qualification Standards. In addition, each Committee member is a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, and is an “outside director” as defined in Section 162(m) of the Internal Revenue Code.

A copy of the Compensation Committee Charter is attached as Annex 3 to this Proxy Statement, and is also available on our website at http://pfizer.com/about/corporate_governance/compensation_committee.jsp.

Compensation Committee Interlocks and Insider Participation

During fiscal 2009 and as of the date of this Proxy Statement, none of the members of the Compensation Committee was or is an officer or employee of the Company, and no executive officer of the Company served or serves on the compensation committee or board of any company that employed or employs any member of the Company’s Compensation Committee or Board of Directors.

The Corporate Governance Committee

The Corporate Governance Committee is comprised entirely of independent Directors and is governed by a Board-approved Charter stating its responsibilities. The Corporate Governance Committee met seven times in 2009. Under the terms of its Charter, the Corporate Governance Committee is responsible for matters of corporate governance and matters relating to the practices, policies and procedures of the Board. This includes developing criteria for Board membership and recommending and recruiting Director candidates. The Committee also considers possible conflicts of interest of Board members and senior executives, reviews related person transactions, and monitors the functions of the various Committees of the Board.

The Committee advises on the structure of Board meetings and recommends matters for consideration by the Board. The Committee also advises on and recommends Director compensation, which is ultimately approved by the full Board. The Committee is directly responsible for overseeing the evaluation of the Board and its Committees, reviewing our Director Qualification Standards and establishing Director retirement policies. The Committee also assists management by reviewing the functions, job performance and outside activities of senior executives and reviewing succession plans for elected corporate officers.

The Board of Directors has determined that each of the members of the Corporate Governance Committee is independent, as defined by the rules of the SEC and the NYSE, as well as under our Director Qualification Standards.

A copy of the Corporate Governance Committee Charter is attached as Annex 4 to this Proxy Statement, and is also available on our website at http://pfizer.com/about/corporate_governance/corporate_governance_committee.jsp.

The Science and Technology Committee

Under the terms of its Board-approved Charter, the Science and Technology Committee is responsible for periodically examining management’s direction of and investment in the Company’s

Notice of Annual Meeting of Shareholders and Proxy Statement  |  17

pharmaceutical research and development and technology initiatives. This includes evaluation of the quality and direction of the Company’s research and development programs, identification of emerging issues and evaluation of the level of review by external experts. The Committee also reviews the Company’s approaches to acquiring and maintaining technology, evaluates the technology that the Company is researching and developing and reviews the Company’s patent strategy.

The Science and Technology Committee met twice in 2009.

The Committee may meet privately with independent consultants and is free to speak directly and independently with any members of management in discharging its responsibilities.

A copy of the Science and Technology Committee Charter is attached as Annex 5 to this Proxy Statement, and is also available at our website at http://pfizer.com/about/corporate_governance/science_technology_committee.jsp.

The Executive Committee

The Executive Committee performs the duties and exercises the powers as may be delegated to it by the Board of Directors from time to time. The Executive Committee did not meet in 2009.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Our non-employee Directors receive cash compensation, as well as equity compensation in the form of Pfizer stock units. Each of these components is described below. The 2009 compensation of our non-employee Directors is shown in the Director Compensation Table below. Mr. Kindler, our only employee Director, does not receive any compensation for his service as director.

Non-Employee Director Compensation

For 2009, compensation for our non-employee Directors consisted of the following:

•	an annual retainer of $75,000 (reduced on a pro rata basis if a Director attends less than 80% of the applicable Board and Committee meetings in a year); and

•

an award of 5,500 Pfizer stock units under the Pfizer Inc. Nonfunded Deferred Compensation and Unit Award Plan for Non-Employee Directors (the “Unit Award Plan”) to each Director upon joining the Board and an award of 5,500 stock units to each Director upon election at each Annual Meeting of Shareholders, provided the Director continues to serve as a Director following the Meeting. Stock units are not payable until the Director ceases to be a member of the Board, at which time they are paid in cash or in shares of Pfizer stock, at the Director’s election.

In accordance with the Unit Award Plan, on the day of the 2009 Annual Meeting of Shareholders, all of our non-employee Directors who continued as Directors following that Meeting were awarded 5,500 stock units with a value at the time of grant of $73,040 (calculated based on the closing stock price of Pfizer common stock of $13.28 per share on the grant date).

Chairs and Members of Board Committees and the Lead Independent Director received the following additional annual cash retainers for 2009:

•	Audit Committee: Chair—$25,000; Member—$20,000

•	Compensation Committee: Chair—$25,000; Member—$20,000

•	Corporate Governance Committee: Chair—$25,000 (increased from $20,000 in April 2009); Member—$20,000 (increased from $15,000 in April 2009)

•	Science and Technology Committee: Chair—$30,000; Senior Member—$20,000; Member—$10,000

•	Lead Independent Director: $30,000

Deferred Compensation

Non-employee Directors may defer all or a part of their annual cash retainers under the Unit Award Plan until they cease to be members of the Board. At a Director’s election, the fees held in the Director’s account may be credited either with Pfizer stock units or with interest at the rate of return of an intermediate treasury index. The rate of return of the intermediate U.S. Treasury index for 2009 was -0.32%. The numbers of Pfizer stock units are calculated by dividing the amount of the deferred fee by the closing price of our common stock on the last business day of each fiscal quarter. If fees are deferred as Pfizer stock units, the number of stock units in a Director’s account is increased by stock units based on the value of any dividends on the common stock. When a Director ceases to be a member of the Board, the amount attributable to stock units held in his or her account is paid in cash or in Pfizer stock, at the Director’s election. The amount of any cash payment is determined by multiplying the number of Pfizer stock units in the account by the closing price of our common stock on the last business day before the payment date.

Legacy Warner-Lambert Equity Compensation Plan

Under the Warner-Lambert 1996 Stock Plan, as a result of our merger with Warner-Lambert, all stock options and restricted stock awards outstanding as of June 19, 2000 became immediately exercisable or vested.

Under this plan, the directors of Warner-Lambert could elect to defer any or all of the compensation they received for their services. These deferred amounts could have been credited to a Warner-Lambert Common Stock Equivalent Account (the “Equivalent Account”). The Equivalent Account was credited, as of the day the fees would have been payable, with stock credits equal to the number of shares of Warner-Lambert common stock that could have been purchased with the dollar amount of such deferred fees. The former Warner-Lambert directors who joined our Board after the merger—Messrs. Burt, Gray, Howell and Lorch—had deferred compensation and were entitled to Warner-Lambert stock credits in the Equivalent Account under this plan. Dividend equivalents received under this plan are reinvested. Upon the closing of the merger, these Warner-Lambert stock credits were converted into Pfizer stock equivalent units. These units will be payable in Pfizer common stock at various times in accordance with the Director’s election. These units are described in footnote 2 to the table entitled “Securities Ownership.”

18  |  Notice of Annual Meeting of Shareholders and Proxy Statement

Matching Gift Programs

Our non-employee Directors may participate in Pfizer’s matching gift programs, which are available to all employees. Under these programs, the Pfizer Foundation (Pfizer’s philanthropic affiliate) will match contributions to eligible non-profit organizations, up to a maximum of $15,000 per year; contributions to religious and certain other types of non-profit organizations, as well as to individuals and others in need, are not eligible and are not matched. In addition, the Pfizer Foundation will match contributions made to the United Way Campaign, up to a maximum of $15,000 per year. The matching contributions made by the Pfizer Foundation with respect to our non-employee Directors are included in the 2009 Director Compensation Table below and described in footnote 2 to the Table. As indicated above, these matching contributions do not reflect all of the charitable contributions made by our Directors.

Notice of Annual Meeting of Shareholders and Proxy Statement  |  19

2009 DIRECTOR COMPENSATION TABLE

The following table shows 2009 compensation for our non-employee Directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	All Other Compensation(2) ($)	Total ($)
Dr. Ausiello	127,014	73,040	6,500	206,554

Dr. Brown(a)	143,403	73,040	—	216,443

Mr. Burns	108,611	73,040	—	181,651

Mr. Burt	101,806	73,040	30,000	204,846

Mr. Cornwell(a)	113,611	73,040	10,000	196,651

Dr. Fergusson	16,816	97,130	13,050	126,996

Mr. Gray(a)	103,611	73,040	318	176,969

Ms. Horner(b)	125,000	73,040	250	198,290

Mr. Howell(c)	23,750	73,040	—	96,790

Mr. Kilts	101,806	73,040	15,000	189,846

Mr. Lorch	105,000	73,040	1,000	179,040

Mr. Mascotte	16,816	97,130	—	113,946

Dr. Mead(a) (d)	110,000	73,040	25,000	208,040

Ms. Nora Johnson	118,611	73,040	15,000	206,651

Mr. Sanger(e)	95,972	153,230	—	249,202

Mr. Steere	85,000	73,040	80,000	238,040

(a) Committee Chair

(b) Lead Independent Director; Committee Chair until April 2009

(c)  Retired April 23, 2009

(d) Dr. Mead is retiring from the Board effective as of the Annual Meeting.

(e) Mr. Sanger’s compensation includes a pro rata portion of retainers for attendance at certain Committee meetings prior to his designation as a Committee member.

(1)	Represents stock unit awards. The reported value of the stock units awarded in 2009 was calculated by multiplying the closing market price of our common stock on the grant date by the number of units granted. Mr. Sanger joined the Board on February 1, 2009 and was awarded units with a value of $80,190 (5,500 units x $14.58) at that time and was also awarded units with a value of $73,040 (5,500 units x $13.28) on April 23, 2009 (the date of the 2009 Annual Meeting). Dr. Fergusson and Mr. Mascotte joined the Board on October 15, 2009 and were awarded units with a value of $97,130 (5,500 units x $17.66). Each of the other Directors received an award of stock units with a value of $73,040 on April 23, 2009. At the end of 2009, the aggregate number of stock units held by each current non-employee Director was as follows: Dr. Ausiello, 21,000; Dr. Brown, 82,003; Mr. Burns, 66,453; Mr. Burt, 53,120; Mr. Cornwell, 65,160; Dr. Fergusson, 5,552; Mr. Gray, 86,335; Ms. Horner, 90,315; Mr. Kilts, 30,460; Mr. Lorch, 56,234; Mr. Mascotte, 5,552; Dr. Mead, 75,117; Ms. Nora Johnson, 16,000; Mr. Sanger, 17,473; and Mr. Steere, 35,056.

(2)	The amounts in this column represent: (a) charitable contributions made by the Pfizer Foundation under its matching gift programs (see “Matching Gift Programs” above) as follows: Dr. Ausiello, $6,500; Mr. Burt, $30,000; Mr. Cornwell, $10,000; Dr. Fergusson, $13,050; Ms. Horner, $250; Mr. Kilts, $15,000; Mr. Lorch, $1,000; Dr. Mead, $25,000; Ms. Nora Johnson, $15,000; and Mr. Steere, $30,000; (b) for Mr. Gray, above-market interest on the deferred cash balance under a legacy Warner-Lambert equity compensation plan, paid at the prime rate plus 2%; and (c) for Mr. Steere, $50,000 relating to his consulting contract with the Company (see “Section 16(a) Beneficial Ownership Reporting Compliance, Related Person Transactions, Indemnification and Legal Proceedings—Transactions with Related Persons”). As indicated above under “Matching Gift Programs”, certain charitable contributions by our Directors are not eligible for matching contributions under the programs, and the amounts in the above table therefore do not reflect all such contributions made by our Directors.

20  |  Notice of Annual Meeting of Shareholders and Proxy Statement

SECURITIES OWNERSHIP

The table below shows the number of shares of our common stock beneficially owned as of the close of business on February 23, 2010 by each of our Directors and each named executive officer listed in the 2009 Summary Compensation Table, as well as the number of shares beneficially owned by all of our Directors and Executive Officers as a group. Together these individuals beneficially own less than one percent (1%) of our common stock. The table also includes information about stock options, stock appreciation rights in the form of total shareholder return units (“TSRUs”), stock units, restricted stock, restricted stock units and deferred performance-related share awards credited to the accounts of our Directors and Executive Officers under various compensation and benefit plans.

	Number of Shares or Units
Beneficial Owners	Common Stock		Stock Units		Options Exercisable within 60 days
Dennis A. Ausiello	2,362	(1)	21,000	(2)

Michael S. Brown	1,200		82,003	(2)

M. Anthony Burns	53,312		66,453	(2)

Robert N. Burt	12,200		53,120	(2)

W. Don Cornwell	2,000	(1)	65,160	(2)

Frank A. D’Amelio	371,646	(3)	466,878	(4)	194,666

Frances D. Fergusson			5,552	(2)

William H. Gray III	26		86,335	(2)

Constance J. Horner	14,547		90,315	(2)

James M. Kilts	2,259	(1)	30,460	(2)

Jeffrey B. Kindler	587,041	(1)(3)	1,084,212	(4)	1,996,000

Freda C. Lewis-Hall	68,715	(3)	741	(4)

George A. Lorch	24,126		56,234	(2)

Martin Mackay	320,811	(3)	377,282	(4)(5)	715,000

John P. Mascotte	3,940		5,552	(2)

Dana G. Mead+	9,350		75,117	(2)

Suzanne Nora Johnson	10,000		16,000	(2)

Ian C. Read	483,567	(3)	514,540	(4)	1,118,000

Stephen W. Sanger	1,085	(1)	17,473	(2)

William C. Steere, Jr.	1,344,497	(1)(3)	61,705	(2)(4)

All Directors and Executive Officers as a group (27)	4,556,463		4,007,287		4,741,333

+ Dr.Mead is retiring from the Board effective as of the Annual Meeting.

(1)	These include the following shares held in the names of family members: Dr. Ausiello, 2,362 shares; Mr. Cornwell, 400 shares; Mr. Kilts, 2,259 shares; Mr. Kindler, 4,700 shares; Mr. Sanger, 1,085 shares; and Mr. Steere, 14,808 shares. Dr. Ausiello and Messrs. Cornwell, Kilts, Kindler and Steere disclaim beneficial ownership of such shares.

(2)	As of February 23, 2010, these units are held under our Director compensation plans (see “Compensation of Non-Employee Directors”). The value of a Director’s account under these plans is measured by the closing price of our common stock. This number also includes the following units resulting from the conversion into Pfizer units of previously deferred Warner-Lambert director compensation under the Warner-Lambert Company 1996 Stock Plan: Mr. Burt, 21,527 units; Mr. Gray, 53,186 units; and Mr. Lorch, 13,999 units. That Plan is described under the heading “Compensation of Non-Employee Directors—Legacy Warner-Lambert Equity Compensation Plan.” Also see footnote 4.

(3)	As of February 23, 2010, this number includes shares credited under the Pfizer Savings Plan and/or deferred performance shares under the Company’s performance-based share award programs. These plans are described in further detail later in this Proxy Statement.

(4)	As of February 23, 2010, all or (in the case of Dr. Mackay and Mr. Steere) a portion of these units are held under Pfizer’s Supplemental Savings Plan. The value of these units is measured by the price of our common stock. Mr. Steere holds units under Pfizer’s Supplemental Savings Plan and stock units as described in footnote 2, and Dr. Mackay holds units under Pfizer’s Supplemental Savings Plan and units as described in footnote 5. This number also includes the following stock appreciation rights in the form of TSRUs: Mr. D’Amelio, 458,122; Mr. Kindler, 1,037,083; Dr. Mackay, 355,754; and Mr. Read, 447,205.

(5)	As of February 23, 2010, a portion of these units are held under the Pfizer Inc. Deferred Compensation Plan. The value of these units is measured by the price of our common stock.

Notice of Annual Meeting of Shareholders and Proxy Statement  |  21

Beneficial Owners

Based on filings made under Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended, as of February 16, 2010, the only person known by us to be the beneficial owner of more than 5% of our common stock was as follows:

Name and Address of Beneficial Owner(1)	Shares of Pfizer Common Stock(1)	Percent of Class
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	468,160,863	5.8%

(1)	This information is based on a Schedule 13G filed with the Securities and Exchange Commission on January 29, 2010 by BlackRock, Inc.

22  |  Notice of Annual Meeting of Shareholders and Proxy Statement

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE, RELATED PERSON TRANSACTIONS, INDEMNIFICATION AND LEGAL PROCEEDINGS

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our Directors and certain of our officers to file reports of holdings and transactions in Pfizer equity with the SEC and the NYSE. Based on our records and other information, we believe that in 2009 our Directors and our officers who are subject to Section 16(a) met all applicable filing requirements, except for the following:

In March 2009, Senior Vice President Martin Mackay filed a Form 4 with the SEC on a timely basis reporting, among other things, the grant of stock appreciation rights to him by the Company. Due to an inadvertent administrative error by the Company, the number of stock appreciation rights (83,955) included on the Form 4 was not correct. Upon being informed of the error the next day, Dr. Mackay filed an amendment to the Form 4 reporting the correct number of stock appreciation rights (195,896).

In December 2009, Loretta Cangialosi, our Controller, was granted 8,246 restricted stock units and 32,120 stock appreciation rights by the Company. Due to an inadvertent administrative error by the Company, the Form 4 reporting those grants was filed late.

REVIEW OF RELATED PERSON TRANSACTIONS

The Company has adopted a Related Person Transaction Approval Policy that is administered by the Corporate Governance Committee. The policy applies to any transaction or series of transactions in which the Company or a subsidiary is a participant, the amount involved exceeds $120,000, and a related person has a direct or indirect material interest. Under the Policy, Company management determines whether a transaction requires review by the Committee, and transactions requiring review are referred to the Committee for approval, ratification or other action. Based on its consideration of all of the relevant facts and circumstances, the Committee decides whether or not to approve such transactions and approves only those transactions that are in the best interests of the Company. If the Company becomes aware of an existing transaction with a related person that has not been approved under this Policy, the matter is referred to the Committee. The Committee then evaluates all options available, including ratification, revision or termination of such transaction.

TRANSACTIONS WITH RELATED PERSONS

In connection with his retirement in 2001, we entered into a consulting agreement with Mr. Steere, a member of our Board of Directors. The agreement provides that Mr. Steere will serve as Chairman Emeritus of the Company and, when and as requested by the Chief Executive Officer, will provide consulting services and advice to the Company and participate in various external activities and events for the benefit of the Company. The term of the agreement, which began on July 1, 2001 after Mr. Steere ceased his employment with the Company, was for five years, with automatic extensions for successive five-year terms, unless

Mr. Steere or the Company terminates the agreement at the end of its then-current term. The contract was extended for a five-year term in 2006 and currently extends until 2011. Mr. Steere may provide up to 30 days of service per year to the Company, subject to his reasonable availability, for his consulting services or his participation as a Company representative in external activities and events. He must obtain the approval of the Board of Directors before providing any consulting services, advice or service of any kind to any other company or organization that competes with us. For his services and commitments, the Company pays Mr. Steere (i) an annual retainer of $50,000 for his consulting services (subject to his ability to continue to provide the contemplated services), and (ii) an additional fee of $5,000 for each day in excess of 30 days per year that he renders services as described above. We also reimburse him for reasonable expenses that he incurs in providing these services for us.

In addition, under the terms of the agreement, we provide him lifetime access to Company facilities and services comparable to those that were made available to him by the Company prior to his retirement. These include the use of an office and access to the secretarial services of an administrative assistant; access to financial planning services; and the use of a car and driver and of Company aircraft. Mr. Steere has chosen to personally pay for his financial planning services and voluntarily reimburses the Company for all personal use of Company-provided transportation.

We paid Mr. Steere $50,000 in 2009 under the terms of this consulting agreement.

The agreement that we entered into in connection with our acquisition of Wyeth provided that the Wyeth board of directors would determine the bonuses payable for the full year 2009 to all of its then current executive officers and employees and that those bonuses would be payable by Pfizer following the closing of the transaction. For Mikael Dolsten and Cavan Redmond, Wyeth executives who became Pfizer executive officers upon the closing, the bonuses awarded were $948,000 and $612,000, respectively, of which $200,000 and $129,000, respectively, represented the portion of the bonuses attributable to the period following the closing, when they became Pfizer executive officers; the remaining $748,000 and $483,000, respectively, were attributable to the period in which they were employed by Wyeth prior to the closing. These bonuses are being paid by us in March 2010.

INDEMNIFICATION

We indemnify our Directors and our elected officers to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to the Company. This is required under our By-laws, and we have also entered into agreements with those individuals contractually obligating us to provide this indemnification to them.

Notice of Annual Meeting of Shareholders and Proxy Statement  |  23

LEGAL PROCEEDINGS

In November 2007, a shareholder derivative action was filed in the U.S. District Court for the Southern District of New York against certain former officers of Wyeth and certain former directors of Wyeth, two of whom are now Directors of Pfizer. The action alleges that the defendants breached fiduciary duties and violated federal securities laws by causing or allowing Wyeth to misrepresent the safety of Pristiq during the period before the Food and Drug Administration’s issuance of an approvable letter for Pristiq for the treatment of vasomotor symptoms, which allegedly caused a decline in the price of Wyeth stock.

Beginning in September 2009, a number of shareholder derivative actions were filed in the U.S. District Court for the Southern District of New York and in the Supreme Court of the State of New York, County of New York, against certain current and former Pfizer officers and Directors. Pfizer is named as a nominal defendant. These actions allege that the individual defendants breached fiduciary duties by causing or allowing Pfizer to engage in off-label promotion of certain drugs, including Bextra.

24  |  Notice of Annual Meeting of Shareholders and Proxy Statement

PROPOSALS REQUIRING YOUR VOTE

ITEM 1—ELECTION OF DIRECTORS

Fifteen members of our Board are standing for re-election, to hold office until the next Annual Meeting of Shareholders. A majority of votes cast is required for the election of Directors in an uncontested election (which is the case for the election of Directors at the 2010 Annual Meeting). A majority of the votes cast means that the number of votes cast “for” a Director nominee must exceed the number of votes cast “against” that nominee. In contested elections (an election in which the number of nominees for election as Director is greater than the number of Directors to be elected) the vote standard would be a plurality of the votes cast.

In accordance with our Corporate Governance Principles, the Board will nominate for election as a Director only candidates who agree, if elected, to tender, promptly following their failure to receive the required vote for election at the next meeting at which they would stand for election, an irrevocable resignation that will be effective upon acceptance by the Board. In addition, the Board will fill Director vacancies and new directorships only with candidates who agree to tender the same form of resignation promptly following their appointment to the Board.

If an incumbent Director fails to receive the required vote for election, then, within 90 days following certification of the shareholder vote, the Corporate Governance Committee will act to determine whether to recommend acceptance of the Director’s resignation and will submit the recommendation for prompt consideration by the Board, and the Board will act on the Committee’s recommendation. Thereafter, the Board will promptly disclose its decision-making process and decision regarding whether to accept the Director’s resignation offer (or the reason(s) for rejecting the resignation offer, if applicable) in a Form 8-K furnished to the Securities and Exchange Commission.

Any Director who tenders his or her resignation pursuant to this provision of our Corporate Governance Principles may not participate in the Corporate Governance Committee recommendation or Board action regarding whether to accept the resignation offer. If each member of the Corporate Governance Committee fails to receive the required vote in favor of his or her election in the same election, then those independent Directors who did receive the required vote will appoint a committee amongst themselves to consider the resignation offers and recommend to the Board whether to accept them. However, if the only Directors who received the required vote in the same election constitute three or fewer Directors, all Directors may participate in the action regarding whether to accept the resignation offers.

Each nominee elected as a Director will continue in office until his or her successor has been elected and qualified, or until his or her earlier death, resignation or retirement.

Under Pfizer’s Corporate Governance Principles, a Director is generally required to retire when he or she reaches age 73 or at the first Annual Meeting of Shareholders following his or her 73rd birthday. On the recommendation of the Corporate Governance Committee, the Board may waive this requirement as to any Director if it deems a waiver to be in the best interests of the Company. In accordance with the Principles, the Board, on the recommendation of the Corporate Governance Committee, has determined that Mr. Steere should be nominated for re-election as a Director. The Board believes that Mr. Steere’s continued service is in the best interests of the Company.

We expect each nominee for election as a Director to be able to serve if elected. If any nominee is not able to serve, proxies may be voted for substitute nominees, unless the Board chooses to reduce the number of Directors serving on the Board.

The Proxy Committee appointed by the Board of Directors intends to vote the proxy for the election of each of these nominees, unless you indicate otherwise on the proxy or voting instruction card.

The following pages contain biographical and other information about the nominees. Following each nominee’s biographical information, we have provided information concerning the particular experience, qualifications, attributes and/or skills that led the Corporate Governance Committee and the Board to determine that each nominee should serve as a Director. In addition, a substantial majority of our Directors serve or have served on boards and board committees (including, in many cases, as committee chairs) of other public companies, which we believe provides them with additional board leadership and governance experience, exposure to best practices, and substantial knowledge and skills that further enhance the functioning of our Board.

Your Board of Directors unanimously recommends a vote FOR the election of each of these nominees as Directors.

Notice of Annual Meeting of Shareholders and Proxy Statement  |  25

	NOMINEES FOR DIRECTORS
	Name and Age as of the Annual Meeting	Position, Principal Occupation, Business Experience and Directorships
Dennis A. Ausiello	64

Jackson Professor of Clinical Medicine at Harvard Medical School and Chief of Medicine at Massachusetts General Hospital since 1996. President of the Association of American Physicians in 2006. Member of the Institute of Medicine and a Fellow of the American Academy of Arts and Sciences. Director of TARIS BioMedical, Inc. Our Director since December 2006. Member of our Audit Committee, our Corporate Governance Committee and our Science and Technology Committee.

Key Attributes, Experience and Skills:

Dr. Ausiello’s experience and training as a practicing physician (Board certified in nephrology), a scientist and a nationally recognized leader in academic medicine enables him to bring valuable insights to the Board, including through his understanding of the scientific nature of our business and the ability to assist us in prioritizing opportunities for drug development. In addition, Dr. Ausiello oversees a large research portfolio and an extensive research and education budget at Massachusetts General Hospital, giving him a critical perspective on drug discovery and development and providing a fundamental understanding of the potential pathways contributing to disease. Through his work as the Chief of Medicine at Massachusetts General Hospital, Dr. Ausiello also brings leadership, oversight and finance experience to the Board.

Michael S. Brown	69

Distinguished Chair in Biomedical Sciences since 1989 and Regental Professor since 1985 at the University of Texas Southwestern Medical Center at Dallas. Co-recipient of the Nobel Prize in Physiology or Medicine in 1985 for discoveries concerning the regulation of cholesterol metabolism. Recipient of the Lasker Award in 1985, the National Medal of Science in 1988, and the Woodrow Wilson Award for Public Service in 2005. Member of the National Academy of Sciences, the Institute of Medicine, the American Association of Arts and Sciences, the American Philosophical Society and a Foreign Member of the Royal Society (London). Director of Regeneron Pharmaceuticals, Inc. Our Director since 1996. Chair of our Science and Technology Committee and member of our Corporate Governance Committee.

Key Attributes, Experience and Skills:

Dr. Brown and a colleague discovered the mechanism by which the human body removes cholesterol from blood, laying the scientific groundwork for the development of statin drugs, including Lipitor, which have been demonstrated to reduce heart attacks in individuals with coronary artery disease. For these and other discoveries, Dr. Brown and his colleague shared the 1985 Nobel Prize in Medicine or Physiology. Dr. Brown is the holder of 23 U.S. patents. He has also received 30 national awards for his work, and he is the recipient of nine honorary degrees. These and other achievements demonstrate his significant prestige and his strong knowledge of research and development, and enable him to bring to Pfizer a wealth of medical experience and a unique perspective on the pharmaceutical industry. A trained physician, Dr. Brown has been noted for his ability to bridge the gap between basic science and clinical medicine, enabling him to offer valuable insights to the Board. Through his former service of more than 20 years on the Scientific Resource Board of Genentech (including several years as chairman), Dr. Brown was exposed early to the biotechnolology revolution. As a result of this experience, as well as his service as a director of Regeneron Pharmaceuticals, Inc., another biotechnology company, Dr. Brown is able to provide important perspectives on issues facing biopharmaceutical companies, large and small.

26  |  Notice of Annual Meeting of Shareholders and Proxy Statement

	NOMINEES FOR DIRECTORS
	Name and Age as of the Annual Meeting	Position, Principal Occupation, Business Experience and Directorships
M. Anthony Burns	67

Chairman Emeritus since 2002, Chairman of the Board from 1985 to 2002, Chief Executive Officer from 1983 to 2000, and President from 1979 to 1999 of Ryder System, Inc., a provider of transportation and logistics services. Director of The Black & Decker Corporation and J.C. Penney Company, Inc. Life Trustee of the University of Miami. Our Director since 1988. Member of our Audit Committee, our Corporate Governance Committee and our Executive Committee.

Key Attributes, Experience and Skills:

As a result of Mr. Burns’ long tenure as CEO of Ryder System, a major public company, he provides valuable business, leadership and management insights into driving strategic direction and international operations, among other things. While at Ryder, Mr. Burns was responsible for Ryder’s expansion into international markets, which is important as Pfizer seeks to execute its global growth strategies. In addition, Mr. Burns brings financial expertise to the Board, including through his service on (and in some cases chairmanship of) the audit committees of other public companies, as well as executive compensation experience, including through his service on the compensation committees of several public companies, including ours. Mr. Burns also served as co-chairman of the Business Roundtable from 1998 to 2001, providing him with exposure to, and insight from, CEOs of other large companies.

Robert N. Burt	72

Retired Chairman and Chief Executive Officer of FMC Corporation, a chemicals manufacturer, and FMC Technologies Inc., a machinery manufacturer, having served in those and other executive capacities from 1991 to 2002. Director of Phelps Dodge Corporation from 1993 until 2006 and of Janus Capital Group Inc. from 2003 until 2005. Life Trustee of the Rehabilitation Institute of Chicago and the Chicago Symphony Orchestra. Our Director since 2000. Member of our Compensation Committee and our Science and Technology Committee.

Key Attributes, Experience and Skills:

As a result of Mr. Burt’s decade-long tenure as CEO of FMC Corporation and FMC Technologies, he provides a strong operational and strategic background and has valuable business, leadership and management experience and insights into many aspects of our business. Mr. Burt’s experience leading FMC through the strategic transformation of its business by, among other things, market and business line expansion and the streamlining of operations, provides background and insights as we implement our global growth strategies. Mr. Burt also brings financial expertise to the Board, including through his prior service as chairman of our Audit Committee and the audit committee of another public company.

Notice of Annual Meeting of Shareholders and Proxy Statement  |  27

	NOMINEES FOR DIRECTORS
	Name and Age as of the Annual Meeting	Position, Principal Occupation, Business Experience and Directorships
W. Don Cornwell	62

Chairman of the Board and Chief Executive Officer of Granite Broadcasting Corporation from 1988 until his retirement in August 2009 and Vice Chairman until December 2009. Granite Broadcasting Corporation filed for voluntary reorganization under Chapter 11 of the U.S. Bankruptcy Code in December 2006 and emerged from its restructuring in June 2007. Currently Director of Avon Products, Inc. and the Wallace Foundation. Director of CVS Caremark Corporation from 1994 until 2007 and the M.S. Hershey School and Trust from 1995 until 2002. Trustee of Big Brothers/Sisters of New York. Our Director since 1997. Chair of our Audit Committee and member of our Compensation Committee.

Key Attributes, Experience and Skills:

Through Mr. Cornwell’s 38-year career as an entrepreneur driving the growth of a consumer-focused media company, an executive in the investment banking industry and a director of several significant consumer product and health care companies, he has valuable business, leadership and management experience and brings important perspectives on the issues facing our Company. Mr. Cornwell founded and built Granite, a consumer-focused media company, through acquisitions and operating growth, enabling him to provide insight and guidance on strategic direction and growth. Mr. Cornwell’s strong financial background, including his work at Goldman Sachs prior to co-founding Granite and his service on the audit and investment committees of other companies, also provides financial expertise to the Board, including an understanding of financial statements, corporate finance, accounting and capital markets.

Frances D. Fergusson	65

President Emeritus of Vassar College since 2006 and President from 1986 to 2006. Served on the Mayo Clinic Board for 14 years, the last four years as its Chairman, and as President of the Board of Overseers of Harvard University from 2007 through 2008. Director of HSBC Bank USA from 1990 through 2008 and Director of Wyeth from 2005 until October 2009. Currently Director of Mattel, Inc. Our Director since October 2009. Member of our Compensation Committee and our Science and Technology Committee.

Key Attributes, Experience and Skills:

Dr. Fergusson has strong leadership skills, having served as President of Vassar College for 20 years and, during her tenure, developing a long-term financial plan and strengthening the College’s financial position. She has also headed strategic planning projects at Vassar and other organizations. Dr. Fergusson’s service on the boards of not-for-profit organizations, including the Mayo Clinic (which she chaired from 1988 to 2002), enables her to bring to the Board experience and knowledge of health care from alternate perspectives. In addition, Dr. Fergusson’s past service on the Wyeth board of directors affords her extensive knowledge of Wyeth’s business, operations and culture, which brings a connection to the new portion of our business and operations and may aid in the integration of our companies.

28  |  Notice of Annual Meeting of Shareholders and Proxy Statement

	NOMINEES FOR DIRECTORS
	Name and Age as of the Annual Meeting	Position, Principal Occupation, Business Experience and Directorships

William H. Gray III	68

Co-Chairman of the Gray-Loeffler Group (formerly the Amani Group), a business advisory and consulting firm. Chairman of the Amani Group from 2004 through September 2009. Pastor Emeritus of the Bright Hope Baptist Church in Philadelphia since 2005. President and Chief Executive Officer of The College Fund/UNCF (Educational Assistance) from 1991 to 2004. U.S. Congressman from the Second District of Pennsylvania from 1979 to 1991, including service at various times as Budget Committee Chair and House Majority Whip. Director of Visteon Corporation from 2000 until January 2010. Currently Director of Dell Inc., J. P. Morgan Chase & Co. and Prudential Financial, Inc. Our Director since 2000. Chair of our Corporate Governance Committee and a member of our Science and Technology Committee.

Key Attributes, Experience and Skills:

Mr. Gray’s experience as a U.S. Congressman for 12 years, including his service as Budget Committee Chair and House Majority Whip, position him to provide oversight to our Company in a highly regulated industry and to provide guidance in government relations. Mr. Gray also has valuable experience running a national organization on financial literacy and macro-economic policy. Mr. Gray also brings useful corporate governance and compliance insights from, among other things, his role as an Advisory Council Member of the Business Roundtable Institute for Corporate Ethics.

Constance J. Horner	68

Guest Scholar from 1993 until 2005 at The Brookings Institution, an organization devoted to nonpartisan research, education and publication in economics, government, foreign policy and the social sciences. Commissioner of the U.S. Commission on Civil Rights from 1993 to 1998. Served at the White House as Assistant to President George H. W. Bush and as Director of Presidential Personnel from 1991 to 1993. Deputy Secretary, U.S. Department of Health and Human Services, from 1989 to 1991. Director of the U.S. Office of Personnel Management from 1985 to 1989. Director of Ingersoll-Rand Company Limited and Prudential Financial, Inc.; Fellow, National Academy of Public Administration; and Member of the Board of Trustees of the Prudential Foundation. Our Director since 1993 and Lead Independent Director since 2007. Member of our Corporate Governance Committee and our Executive Committee.

Key Attributes, Experience and Skills:

Ms. Horner is well-versed in health and health financing policy as a result of her service as the head of the U.S. Office of Personnel Management, which, among other responsibilities, designs and administers the health insurance program for federal employees and retirees and manages policies and programs for the recruitment, training, promotion and compensation of the federal workforce; her chairing a White House Competitive Council task force making recommendations to improve the drug approval process; and her service as former Deputy Secretary of the Department of Health and Human Services, where Ms. Horner had responsibility for the federal Food and Drug Administration, the National Institutes of Health, the Public Health Service and the Health Care Financing Administration (now the Center for Medicare and Medicaid Services), lending insight into how the federal government makes health policies that affect Pfizer’s ability to create products and get them to the people who need them. In addition, Ms. Horner’s government experience positions her to provide oversight to our Company in government relations, including regulatory areas. As a Guest Scholar at The Brookings Institution for 12 years, Ms. Horner brings to the Board additional insights on economic, government, foreign policy and social science issues.

Notice of Annual Meeting of Shareholders and Proxy Statement  |  29

	NOMINEES FOR DIRECTORS
	Name and Age as of the Annual Meeting	Position, Principal Occupation, Business Experience and Directorships

James M. Kilts	62

Founding Partner, Centerview Partners Management, LLC, a private equity and financial advisory firm, since 2006. Vice Chairman, The Procter & Gamble Company, from 2005 to 2006. Chairman and Chief Executive Officer, The Gillette Company, from 2001 to 2005 and President, The Gillette Company, from 2003 to 2005. President and Chief Executive Officer, Nabisco Group Holdings Corporation, from 1998 until its acquisition in 2000. Director of New York Times Company from 2005 until 2008; Procter & Gamble Company from 2005 until 2006; and Whirlpool Corporation from 1999 until 2005. Currently Chairman of The Nielsen Company Supervisory Board, Director of Meadwestvaco Corporation and MetLife, Inc. and Trustee of Knox College and the University of Chicago, and a member of the Board of Overseers of Weill Cornell Medical College. Our Director since 2007. Member of our Compensation Committee and our Science and Technology Committee.

Key Attributes, Experience and Skills:

Mr. Kilts’ tenure as CEO of Gillette and Nabisco and as Vice Chairman of Procter & Gamble provide valuable business, leadership and management experience, including expertise in cost-cutting, creating value and resource allocation. In addition, Mr. Kilts’ knowledge of consumer businesses has given him insights on reaching consumers and on the importance of innovation – both critical aspects of Pfizer’s business. Through his service on the board of MetLife, an insurance company, Mr. Kilts can offer a view of health care from another perspective, and through Mr. Kilts’ service on three compensation committees, including ours, he has a strong understanding of executive compensation and related areas.

Jeffrey B. Kindler	54

Chief Executive Officer since July 2006 and Chairman of the Board since December 2006. Vice Chairman and General Counsel from 2005 to 2006, Executive Vice President and General Counsel from 2004 to 2005, and Senior Vice President and General Counsel from 2002 to 2004. Chairman of Boston Market Corporation from 2000 to 2001, and President of Partner Brands during 2001, both companies owned by McDonald's Corporation. Director of the Federal Reserve Bank of New York and member of the Boards of Trustees of Ronald McDonald House Charities and Tufts University. Chairman of Pharmaceutical Research and Manufacturers of America (PhRMA), our industry organization, beginning in March 2010. Chair of our Board's Executive Committee and a member of our Executive Leadership Team.

Key Attributes, Experience and Skills:

Mr. Kindler brings leadership, extensive business, operating, legal and policy experience, and tremendous knowledge of our Company and the biopharmaceutical industry, to the Board. In addition, Mr. Kindler brings his broad strategic vision for our Company to the Board. Mr. Kindler's service as the Chairman and CEO of Pfizer creates a critical link between management and the Board, enabling the Board to perform its oversight function with the benefits of management's perspectives on the business. In addition, having the CEO, and Mr. Kindler in particular, on our Board provides our Company with ethical, decisive and effective leadership.

30  |  Notice of Annual Meeting of Shareholders and Proxy Statement

NOMINEES FOR DIRECTORS
Name and Age as of the Annual Meeting		Position, Principal Occupation, Business Experience and Directorships

George A. Lorch	68

Chairman Emeritus of Armstrong Holdings, Inc., a global manufacturer of flooring and ceiling materials, since 2000, having served as Chairman and Chief Executive Officer and in other executive capacities with Armstrong Holdings, Inc. and its predecessor, Armstrong World Industries, Inc., from 1993 to 2000. In 2000, Armstrong World Industries, Inc. filed for voluntary reorganization under Chapter 11 of the U.S. Bankruptcy Code. Director of Autoliv, Inc., Masonite International, Inc. and The Williams Companies, Inc. and also a Director of HSBC Finance Co. and HSBC North America Holding Company, non-public, wholly owned subsidiaries of HSBC LLC. Our Director since 2000. Member of our Compensation Committee and our Science and Technology Committee.

Key Attributes, Experience and Skills:

Mr. Lorch’s service as CEO of Armstrong Holdings provides valuable business, leadership and management experience, including expertise leading a large organization with global operations, giving him a keen understanding of the issues facing a multinational business such as Pfizer’s. In addition, Mr. Lorch has significant experience with manufacturing, marketing and branding, all critical areas for Pfizer. Mr. Lorch’s experience on the board of directors of Autoliv, a non-U.S.-based public company, enables him to bring global perspectives and experience to the Board, including best practices gained from other countries. Moreover, his service on three compensation committees (including ours) has given him a strong understanding of executive compensation and related areas.

John P. Mascotte	70

Retired President and Chief Executive Officer of Blue Cross and Blue Shield of Kansas City, Inc., a position he held from 1997 through 2001. Former Chairman of Johnson & Higgins of Missouri, Inc. and former Chairman and Chief Executive Officer of The Continental Corporation. Served on the boards of The New York Public Library, Lincoln Center and The Aspen Institute and as Chairman of The Local Initiative Support Corporation, The Aspen Community Foundation and Common Cents. Director of Crown Media Holdings, Inc. from 2000 until 2006, LabOne, Inc. from 2002 until 2005, and Wyeth from 1995 until October 2009. Our Director since October 2009. Member of our Corporate Governance Committee and our Science and Technology Committee.

Key Attributes, Experience and Skills:

Mr. Mascotte’s service as CEO of Blue Cross and Blue Shield of Kansas City, Inc., a health care insurance company, and as Chairman and CEO of The Continental Corporation, an insurance holding company, for 12 years, provides him with valuable business, leadership and management experience, and enables him to lend insight on an insurance company’s perspective of the biopharmaceutical industry. In addition, Mr. Mascotte has significant knowledge of Wyeth’s business, operations and culture as a result of his 14 years of service on the Wyeth board of directors, which brings a connection to the new portion of our business and operations and may aid in the integration of our companies. Mr. Mascotte also brings financial expertise to the Board, including through his chairmanship of the audit committee of Wyeth and his prior work as a certified public accountant and tax specialist.

Notice of Annual Meeting of Shareholders and Proxy Statement  |  31

NOMINEES FOR DIRECTORS
Name and Age as of the Annual Meeting		Position, Principal Occupation, Business Experience and Directorships

Suzanne Nora Johnson	52

Retired Vice Chairman, Goldman Sachs Group, Inc., since 2007. During her 21-year tenure with Goldman Sachs, served in various leadership roles, including Chair of the Global Markets Institute, Head of Global Research, and Head of Global Health Care. Director of American International Group, Inc., Intuit and VISA. Board member of the American Red Cross, The Brookings Institution, the Carnegie Institution of Washington and the University of Southern California. Our Director since September 2007. Member of our Audit Committee, our Compensation Committee and our Science and Technology Committee.

Key Attributes, Experience and Skills:

Ms. Nora Johnson’s careers in law and investment banking, including serving in various leadership roles at Goldman Sachs, provide valuable business experience and critical insights on the roles of the law, finance and strategic transactions to our business. In addition, Ms. Nora Johnson’s extensive knowledge of health care through her role in health care investment banking and her involvement with not-for-profit organizations, such as in scientific research (the Carnegie Institution), health care policy (RAND Corporation and The Brookings Institution), and health care services (the American Red Cross), provide touchstones of public opinion and exposure to diverse, global points of view. Ms. Nora Johnson also brings financial expertise to the Board, providing an understanding of financial statements, corporate finance, accounting and capital markets.

Stephen W. Sanger	64

Chairman of General Mills, Inc., a packaged food producer and distributor, from 1995 until his retirement in 2008 and its Chief Executive Officer from 1995 to 2007. Director of General Mills Inc. from 1992 until 2008. Currently Director of Target Corporation and Wells Fargo & Company. Our Director since February 2009. Member of our Audit Committee and our Corporate Governance Committee.

Key Attributes, Experience and Skills:

With more than 12 years experience as Chairman and CEO of General Mills, Mr. Sanger has valuable business, leadership and management experience, including experience in acquisitions through the purchase of Pillsbury, creating one of the world’s largest food companies. As CEO of General Mills, Mr. Sanger improved sales and market position, developed innovative ideas and streamlined operations, skills from which Pfizer may benefit. In addition, Mr. Sanger has experience leading a company whose products are subject to FDA regulation, lending insight into the regulated nature of our business.

32  |  Notice of Annual Meeting of Shareholders and Proxy Statement

NOMINEES FOR DIRECTORS
Name and Age as of the Annual Meeting		Position, Principal Occupation, Business Experience and Directorships

William C. Steere, Jr.	73

Chairman Emeritus of Pfizer Inc. since 2001. Chairman of our Board from 1992 to 2001 and our Chief Executive Officer from 1991 to 2000. Director of Dow Jones & Company, Inc. from 1997 to 2007. Currently Director of Health Management Associates, Inc. and MetLife, Inc.; Director of the New York University Medical Center and the New York Botanical Garden; and Member of the Board of Overseers of Memorial Sloan-Kettering Cancer Center. Our Director since 1987 and a member of our Science and Technology Committee.

Key Attributes, Experience and Skills:

As former Chairman and CEO of Pfizer, Mr. Steere is widely regarded as one of the most distinguished leaders of the pharmaceutical industry, bringing to the Board deep and comprehensive knowledge of, and experience with, our Company and the biopharmaceutical industry. Through the acquisition and integration of other large companies while at Pfizer, Mr. Steere lends valuable insights and critical knowledge to the Wyeth integration. In addition, as a Trustee and Board member of medical institutions such as the NYU Medical Center and Memorial Sloan-Kettering Cancer Center and as a Director of Health Management Associates, Inc., Mr. Steere has a knowledge of health care from additional perspectives.

Notice of Annual Meeting of Shareholders and Proxy Statement  |  33

ITEM 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has ratified the Audit Committee’s selection of KPMG LLP to serve as our independent registered public accounting firm for 2010, subject to ratification by our shareholders.

Representatives of KPMG LLP will be present at the Annual Meeting to answer questions. They also will have the opportunity to make a statement if they desire to do so.

We are asking our shareholders to ratify the selection of KPMG LLP as our independent registered public accounting firm. Although ratification is not required by our By-laws or otherwise, the Board is submitting the selection of KPMG LLP to our shareholders for ratification because we value our shareholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate practice. In the event that our shareholders fail to ratify the selection, it will be considered a recommendation to the Board of Directors and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

Your Board of Directors unanimously recommends a vote FOR the ratification of KPMG LLP as our independent registered public accounting firm for 2010.

Audit and Non-Audit Fees

The following table presents fees for professional services rendered by KPMG LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2009, and December 31, 2008, and fees billed for other services rendered by KPMG LLP during those periods.

	2009	2008
Audit fees:(1)	$31,000,000	$22,264,000
Audit-related fees:(2)	1,258,000	1,542,000
Tax fees:(3)	5,095,000	3,929,000
All other fees:(4)	0	0

Total	$37,353,000	$27,735,000

(1)	Audit fees were principally for audit work performed on the consolidated financial statements and internal control over financial reporting, as well as statutory audits. The increase in 2009 as compared to 2008 was primarily due to statutory audits and audit services related to the Company’s acquisition of Wyeth.

(2)	Audit-related fees were principally for the audits of employee benefit plans.

(3)	Tax fees were principally for services related to tax compliance and reporting and analysis services. The increase in 2009 as compared to 2008 was primarily due to services related to the acquisition of Wyeth.

(4)	KPMG LLP did not provide any “other services” during the period.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Consistent with requirements of the SEC and the Public Company Accounting Oversight Board regarding auditor independence, the Audit Committee has responsibility for appointing, setting the compensation of and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

Prior to engagement of the independent registered public accounting firm for the next year’s audit, management submits a list of services and related fees expected to be rendered during that year within each of four categories of services to the Audit Committee for approval:

1.	Audit services include audit work performed on the financial statements and internal control over financial reporting, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and discussions surrounding the proper application of financial accounting and/or reporting standards.

2.	Audit-Related services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3.	Tax services include all services, except those services specifically related to the audit of the financial statements, performed by the independent registered public accounting firm’s tax personnel, including tax analysis; assisting with coordination of execution of tax-related activities, primarily in the area of corporate development; supporting other tax-related regulatory requirements; and tax compliance and reporting.

4.	All Other services are those services not captured in the audit, audit-related or tax categories. The Company generally does not request such services from the independent registered public accounting firm.

Prior to engagement, the Audit Committee pre-approves independent public accounting firm services within each category and the fees for each category are budgeted. The Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

34  |  Notice of Annual Meeting of Shareholders and Proxy Statement

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Audit Committee Report

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

In this context, the Committee has met and held discussions with management and the independent registered public accounting firm regarding the fair and complete presentation of the Company’s results and the assessment of the Company’s internal control over financial reporting. The Committee has discussed significant accounting policies applied by the Company in its financial statements, as well as alternative treatments. Management has represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Committee has discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

In addition, the Committee has reviewed and discussed with the independent registered public accounting firm the auditor’s independence from the Company and its management. As part of that review, the Committee has received the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Committee has discussed the independent registered public accounting firm’s independence from the Company.

The Committee also has considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with the auditor’s independence. The Committee has concluded that the independent registered public accounting firm is independent from the Company and its management.

As part of its responsibilities for oversight of the Company’s Enterprise Risk Management process, the Committee has reviewed and discussed Company policies with respect to risk assessment and risk management, including discussions of individual risk areas as well as an annual summary of the overall process.

The Committee has discussed with the Company’s Internal Audit Department and independent registered public accounting firm the overall scope of and plans for their respective audits. The Committee meets with the Chief Internal Auditor, Chief Compliance Officer, and representatives of the independent registered public accounting firm, in regular and executive sessions, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting and compliance programs.

In reliance on the reviews and discussions referred to above, the Committee has recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the SEC. The Committee has selected, and the Board of Directors has ratified, subject to shareholder ratification, the selection of the Company’s independent registered public accounting firm.

The Audit Committee:

Mr. Cornwell (Chair)

Dr. Ausiello

Mr. Burns

Ms. Nora Johnson

Mr. Sanger

The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Audit Committee Report by reference therein.

Notice of Annual Meeting of Shareholders and Proxy Statement  |  35

ITEM 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pfizer’s compensation philosophy is designed to align each executive’s compensation with Pfizer’s short-term and long-term performance and to provide the compensation and incentives needed to attract, motivate and retain key executives who are crucial to Pfizer’s long-term success. Consistent with this philosophy, a significant portion of the total compensation opportunity for each of our executives is directly related to Pfizer’s stock price performance and to other performance factors that measure our progress against the goals of our strategic and operating plans, as well as our performance against that of our peer companies.

Shareholders are urged to read the Compensation Discussion and Analysis (“CD&A”) section of this Proxy Statement, which discusses how our compensation policies and procedures implement our compensation philosophy. The Compensation Committee and the Board of Directors believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving its goals.

Pfizer believes it has an unmatched record of engagement with shareholders. Pfizer not only listens to shareholder concerns; we consistently respond to them. Over the years, Pfizer has made a number of changes to its disclosures concerning executive compensation, as well as to its executive compensation program, including a number of the enhancements mentioned in the CD&A.

We received a shareholder proposal in connection with the 2009 Annual Meeting of Shareholders asking that we implement an annual advisory vote on executive compensation. The proposal was approved by a majority of the votes cast at the 2009 Annual Meeting. Following discussions with shareholders, the Board of Directors determined that providing shareholders with the opportunity to cast an advisory vote on our executive compensation policies and procedures will facilitate our shareholder outreach activities and provide another means by which to receive input on our compensation policies and practices. The Board also decided to submit the advisory vote to shareholders biennially to foster a more long-term approach to evaluating our executive compensation policies and procedures. Accordingly, the following resolution will be submitted for a shareholder vote at the 2010 Annual Meeting:

“RESOLVED, that the shareholders of Pfizer Inc. (the “Company”) approve, on an advisory basis, the overall executive compensation policies and procedures employed by the Company for its named executive officers listed in the 2009 Summary Compensation Table included in the Proxy Statement for this Annual Meeting, as described in the Compensation Discussion and Analysis set forth in such Proxy Statement.”

Although the advisory vote is non-binding, the Compensation Committee and the Board will review the results of the vote. Consistent with Pfizer’s record of shareholder responsiveness, the Compensation Committee will consider our shareholders’ concerns and take them into account in future determinations concerning our executive compensation program. The Board of Directors therefore recommends that you indicate your support for the Company’s compensation policies and procedures for its named executive officers, as outlined in the above resolution.

Your Board of Directors unanimously recommends a vote FOR the approval, on an advisory basis, of the overall executive compensation policies and procedures employed by the Company for its named executive officers.

36  |  Notice of Annual Meeting of Shareholders and Proxy Statement

ITEM 4—APPROVAL OF BY-LAW AMENDMENT TO REDUCE THE PERCENTAGE OF SHARES REQUIRED FOR SHAREHOLDERS TO CALL SPECIAL MEETINGS

On December 14, 2009, the Board of Directors approved a resolution asking shareholders to approve an amendment to Article I, Section 9 of our By-laws to reduce to 20% the percentage of shares required for shareholders to call special meetings of shareholders. The proposed amendment to the By-laws is set forth in Annex 7 to this Proxy Statement.

Section 211(d) of the General Corporation Law of the State of Delaware provides that special meetings of the stockholders may be called by the board of directors or such person or persons as may be authorized by the certificate of incorporation or the by-laws. Article I, Section 9 of our By-laws currently provides that special meetings of the shareholders shall be called by the Chair of the Board or the Secretary at the request in writing of a majority of the Board of Directors or one or more record holders of shares of stock of the Company representing in the aggregate not less than twenty-five percent (25%) of the total number of shares of stock entitled to vote on the matter or matters to be brought before the proposed special meeting. The Board of Directors established this provision in 2008 to allow shareholders the right to call such meetings if a reasonable number of shareholders felt it appropriate.

At the 2009 Annual Meeting of Shareholders, a shareholder proposal requesting that the By-laws be changed to allow 10% of the shareholders the right to call special meetings received a favorable vote of 51.5% of the votes cast on the proposal. The

Board of Directors carefully considered the vote on this proposal, and we engaged in extensive shareholder outreach to hear from investors on this issue. As a result, the Board determined that the 10% threshold would be too low. Nevertheless, the Board concluded that some action was warranted as a result of the vote at the 2009 Annual Meeting.

The Board believes that establishing an ownership threshold at 20% for the right to call special meetings strikes a reasonable and appropriate balance between enhancing shareholder rights and protecting against the risk that a small minority of shareholders, including shareholders with special interests, could call special meetings, with the resulting expense and disruption to our business. Allowing a small minority of shareholders to call special meetings for any reason would be disruptive to our normal business operations and potentially expensive, with significant legal, printing and mailing expenses in addition to costs normally associated with calling a special meeting. Moreover, preparing for a shareholders meeting requires the significant attention of Pfizer’s Board, officers and employees, thus diverting attention away from their primary function of operating the business in the best interests of the shareholders.

Your Board of Directors unanimously recommends a vote FOR the By-law amendment to reduce the percentage of share ownership required for shareholders to call special shareholder meetings.

Notice of Annual Meeting of Shareholders and Proxy Statement  |  37

SHAREHOLDER PROPOSAL

We expect the following proposal (Item 5 on the proxy card) to be presented at the Annual Meeting. The name, address and share holdings of the shareholder proponent will be supplied upon request.

ITEM 5—SHAREHOLDER PROPOSAL REGARDING STOCK OPTIONS

RESOLVED: That the Board of Directors take the necessary steps so that NO future NEW stock options are awarded to senior executive officers, nor that any current stock options are repriced or renewed (unless there was a contract to do so on some).

REASONS: Stock option awards have gotten out of hand in recent years, and some analysts MIGHT inflate earnings estimates, because earnings affect stock prices and stock options.

There are other ways to “reward” senior executive officers, including giving them actual STOCK instead of options.

Recent scandals involving CERTAIN financial institutions have pointed out how analysts can manipulate earnings estimates and stock prices.

Last year the owners of 265,487,403 shares, representing approximately 6.0% of shares voting, voted FOR this proposal.

If you AGREE, please vote YOUR proxy FOR this resolution.

YOUR COMPANY’S RESPONSE:

The Board of Directors believes that a prohibition against stock options would impair the Company’s ability to attract, retain and motivate highly qualified employees and would limit the Compensation Committee’s ability to modify compensation practices in response to changing conditions.

When used appropriately, as the Board of Directors believes is the case at Pfizer, stock options can be an effective tool in aligning employee and shareholder interests and motivating and providing effective incentives to employees. Stock options encourage employees to act as owners of the business and focus on long-term performance—aligning their interests with shareholders. Also, stock options only benefit the recipient if the stock price increases, which also benefits shareholders. The Company currently uses a mix of restricted stock units, stock options and performance shares to provide equity-based compensation to deserving employees. Our stock options typically do not vest for periods of up to five years after the grant date, and options may not be repriced, replaced or regranted without shareholder approval.

Therefore, the Board believes that the Compensation Committee should be able to grant stock options as one component of a balanced, long-term incentive compensation program.

Our shareholders consistently have supported the appropriate use of stock options. Our 2004 Stock Plan was approved by our shareholders in 2004, and our shareholders also approved an amended and restated 2004 Stock Plan in 2009, in both cases by substantial majority of the votes cast. This proposal received 6.8% of the votes cast in 2008 and 6.0% of the votes cast in 2009.

Your Board of Directors unanimously recommends a vote AGAINST this proposal.

38  |  Notice of Annual Meeting of Shareholders and Proxy Statement

Executive Compensation: Table of Contents

Notice of Annual Meeting of Shareholders and Proxy Statement  |  39

Executive Compensation: Report

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis section of the Company’s 2010 Proxy Statement. Based on our review and discussions, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Pfizer’s Proxy Statement for 2010.

Mr. Robert N. Burt

Mr. W. Don Cornwell

Dr. Frances D. Fergusson

Mr. James M. Kilts

Mr. George A. Lorch

Ms. Suzanne Nora Johnson

Dr. Dana G. Mead, Chair

40  |  Notice of Annual Meeting of Shareholders and Proxy Statement

Executive Compensation: Compensation Discussion and Analysis

COMPENSATION DISCUSSION AND ANALYSIS

INTRODUCTION

This Compensation Discussion and Analysis, or “CD&A,” describes Pfizer’s executive compensation program for 2009 and certain elements of the 2010 program. We use this program to attract, motivate, and retain the colleagues who lead our business. In particular, this CD&A explains how the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) made its compensation decisions for our executives, including our

Named Executive Officers, for 2009. The Named Executive Officers are our Chairman and Chief Executive Officer (“CEO”), Mr. Jeffrey B. Kindler; our Senior Vice President and Chief Financial Officer (“CFO”), Mr. Frank A. D’Amelio; and our three other most highly compensated executive officers: Mr. Ian C. Read, Group President, Worldwide Biopharmaceutical Businesses; Dr. Martin Mackay, President, Pharmatherapeutics Research and Development; and Dr. Freda C. Lewis-Hall, Senior Vice President and Chief Medical Officer.

MARKET AND BUSINESS CONDITIONS

The pharmaceutical industry continues to undergo dramatic change. During 2009, consolidation was a major driver of industry dynamics, as Pfizer announced and completed the acquisition of Wyeth, Merck acquired Schering-Plough and Roche acquired full control of Genentech. While Pfizer continues to face numerous challenges that have dramatically changed the business environment in which it operates, Pfizer is in a strong financial position and has made significant changes to its business model to generate improved, consistent and stable top line and earnings growth.

In 2009, we implemented a global business unit structure within our Biopharmaceutical Businesses, focused on Primary Care, Specialty Care, Established Products, Oncology and Emerging Markets. With the acquisition of Wyeth in 2009, we created a more diversified company in the global health care industry. On completion of the Wyeth acquisition, we further modified our business unit structure to include Vaccines as part of the Specialty Care

Business Unit and a Diversified Businesses Group comprised of Animal Health, Consumer Healthcare, Nutrition and Capsugel. Aligned with these changes, our Research and Development operations now consist of two organizations: Biotherapeutics and Pharmatherapeutics. We believe that this business model gives each global business unit the authority and accountability needed to make decisions relating to its part of the business – quickly and with agility – in the best interest of its stakeholders, including customers and patients, and that it will continue to contribute to improved performance and increased shareholder value. To reinforce these goals, our compensation programs are designed to link pay to performance without encouraging excessive risk taking. In fact, our compensation programs include a number of controls that mitigate risk, including executive stock ownership guidelines and our ability to recover cash- and equity-based incentive compensation in certain circumstances; as discussed below, equity awards have been subject to recovery since 1997.

EXECUTIVE SUMMARY OF COMPENSATION ACTIONS

The following highlights the Committee’s key compensation decisions for 2009, as reported in the 2009 Summary Compensation Table. These decisions were made with the advice of the Committee’s independent consultant, Frederic W. Cook & Co. (see “Role of Compensation Consultant” below), and are discussed in greater detail elsewhere in this Compensation Discussion and Analysis.

•

Base salaries were frozen at the time of the regular salary review in February 2009, reflecting uncertain and deteriorating macroeconomic conditions at that time. The only Named Executive Officer who received a salary increase during 2009 was Mr. Read as a result of his promotion, reflecting his increased responsibilities.

•

Annual incentives for 2009 were determined in February 2010. The 2009 awards for the Named Executive Officers were paid at an average of 133% of target as compared to 130% of target for 2008. The awards were based on the Company’s strong 2009 operating performance, which exceeded the goals set by the Committee for Revenue, Adjusted Diluted Earnings per Share (“Adjusted Diluted

EPS”), and Cash Flow from Operations (see “Financial Measures” below). The Committee also took into account the completion of the Wyeth acquisition in an efficient and expeditious manner.

•

The regular annual long-term incentive awards granted in February 2009 had a lower grant date fair value than those granted in 2008, reflecting the same macroeconomic concerns that led to the salary freeze. In particular, the grant value for Mr. Kindler’s 2009 long-term incentive award was $8.3 million compared to $9 million in 2008. The annual long-term incentive values for the other continuing Named Executive Officers were also lower in 2009 than in 2008, excluding the special awards discussed below.

•

In October 2009, the Committee approved special awards in recognition of the outstanding contributions made by Messrs. D’Amelio and Read in completing the Wyeth acquisition. These awards, which are discussed below, were delivered 50% in cash and 50% in equity. The awards are subject to recovery in certain circumstances, and the equity does not vest for three years.

Notice of Annual Meeting of Shareholders and Proxy Statement  |  41

Executive Compensation: Compensation Discussion and Analysis

In addition to the information contained in the 2009 Summary Compensation Table, the Committee believes that it is appropriate to also summarize its actions in February 2010 regarding the compensation of Mr. Kindler and the other Named Executive Officers, particularly their salaries and annual long-term incentive grants.

In February 2010, the Committee lifted the salary freeze and granted increases to the Named Executive Officers. Except for Mr. Kindler (whose compensation is discussed below), the increases ranged from 0% to 3.8% and were based upon individual performance, tenure in position, and existing salary levels in relation to comparable peer company positions. There were no changes in annual incentive target award amounts for the Named Executive Officers other than Mr. Kindler, because these amounts represent a percentage of each executive’s salary grade midpoint, and the midpoints were unchanged. Except for Mr. Kindler, the Named Executive Officers’ annual long-term incentive grant values declined by 3% to 8% as compared to the 2009 award values.

In February 2010, the Committee increased Mr. Kindler’s salary from $1.6 million to $1.8 million, effective April 1, 2010, to reflect the increased complexity of the organization and a corresponding increase in his salary grade. His 2010 annual incentive target award remained at 150% of his salary grade midpoint but increased from $2,438,100 to $2,710,500 due to a higher midpoint. In addition, the grant value of Mr. Kindler’s annual long-term incentive award was increased from $8.3 million to $12 million. These changes reflect the Company’s performance and Mr. Kindler’s personal performance, and are intended to more appropriately align his compensation with that of peer company CEOs. The increased long-term award also recognized his leadership of the Wyeth transaction. The Committee believes that Mr. Kindler’s compensation should be closely aligned with the interests of long-term shareholders and increased the portion of his expected 2010 total direct compensation to be delivered through long-term award value to 73% from 67% in 2009, with 75% of the long-term value continuing to be performance-based rather than time-based. See “2010 Compensation Actions” below for additional information.

PHILOSOPHY AND GOALS OF OUR EXECUTIVE COMPENSATION PROGRAM

Pfizer’s compensation philosophy, which is set by the Committee and approved by the Board, is designed to align each executive’s compensation with Pfizer’s short-term and long-term performance and to provide the compensation and incentives needed to attract, motivate and retain key executives who are crucial to Pfizer’s long-term success. A significant portion of the total compensation opportunity for each of our executives (including the Named Executive Officers) is directly related to Pfizer’s stock price performance and to other performance factors that measure our progress against the goals of our strategic and operating plans, as well as our performance against that of the pharmaceutical peer group described below.

MODIFICATIONS TO OUR EXECUTIVE COMPENSATION PROGRAM

The Committee continues to refine our executive compensation structure and process consistent with evolving governance practices and reflecting shareholder input.

In 2009, management continued its practice of meeting with investors and shareholder groups to gain insights about how to enhance not only the disclosure of our compensation plans and programs, but also the substantive terms of those plans and programs. The following summarizes the major changes made in 2009 and recent years to our executive compensation program, including changes made in response to our investors’ suggestions.

Our executive compensation program is structured to support the ongoing transformation of Pfizer’s business and is designed to ensure that total direct compensation is competitive and tied to performance. Our restructured program became effective in 2008 and has three key principles:

1.	Positioning total direct compensation (the sum of salary, annual incentive awards and long-term incentive awards), as well as each individual compensation component, at approximately the median of our peer companies, with emphasis on pharmaceutical companies with large market capitalization.

2.	Placing greater emphasis on aligning short-term incentive awards with our annual operating financial objectives.

3.	Rewarding both absolute and relative performance in total shareholder return through long-term equity incentive awards.

Applying these principles resulted in three significant changes to our executive compensation program beginning in 2008:

•

First, both individual compensation elements and total direct compensation were structured to be more closely aligned with the median compensation of similarly sized pharmaceutical companies. Our salary midpoints and target annual short- and long-term incentives continue to approximate competitive medians.

42  |  Notice of Annual Meeting of Shareholders and Proxy Statement

Executive Compensation: Compensation Discussion and Analysis

•

Second, the annual incentive program (the “Global Performance Plan” or “GPP”) was modified to utilize a pool that is funded based on Pfizer’s performance on three financial metrics: Total Revenue, Adjusted Diluted EPS, and Cash Flow from Operations. The pool funding percentage ranges from 0% to 200% of target award levels (performance must exceed a threshold level of performance or the pool is not funded; the threshold levels are shown in the “Financial Objective” chart under “Evaluating CEO Performance—CEO Performance Assessment—Financial Results” below). Earned individual payouts also range from 0% to 200% of target and reflect allocations from the available earned pool reflecting corporate, business unit, and individual performance, as discussed later in further detail.

•

Third, we modified our Executive Long-Term Incentive Plan by moving 25% of the target value of our long-term incentive awards to a Short-Term Incentive Shift Award, the “STI Shift Award”, determined on the same basis as short-term incentive awards for the applicable performance year. This approach was adopted to promote the achievement of Pfizer’s annual financial, operating and strategic objectives as we transformed our business model while strengthening the link between individual performance and shareholder value. Consistent with the Committee’s strategy to use this approach for a three-year period, it intends to reevaluate this approach for long-term incentive awards granted in 2011. The STI Shift Award has the following features:

–	The STI Shift Award is performance-based, denominated in dollars, and determined in the same manner as the annual incentive.

–	Unlike current annual incentive awards, which are paid entirely in cash, the STI Shift Award is paid 50% in cash and 50% in restricted stock units (RSUs) that are subject to three-year vesting; however the Named Executive Officers may elect to receive 100% of this award in RSUs.

–	This STI Shift Award is treated for all purposes as part of the long-term incentive award and is not included in determining pensionable earnings.

Notice of Annual Meeting of Shareholders and Proxy Statement  |  43

Executive Compensation: Compensation Discussion and Analysis

The following charts summarize the significant actions taken by the Committee to implement the program outlined above through 2009, as well as the rationale for these actions.

2009 COMPENSATION COMMITTEE ACTIONS

ACTION	PRIOR PRACTICE	REASON FOR ACTION

•  For 2009, froze salaries of the Executive Leadership Team (ELT) – those executives reporting directly to the CEO (other than in the case of promotions)

•  Reduced 2008 annual short-term incentive payments paid in 2009 for the executive officer group as compared to awards paid in 2008 for 2007 performance

•  Reduced 2009 long-term incentive target grant amounts by 10%

•  Executive officers were eligible for annual salary increases to reflect performance, market conditions and competitiveness

•  Prior to adoption of the short-term incentive funding pool, short-term incentives were based on an individual’s performance against objectives but were not specifically based on Pfizer’s overall financial performance

•  Long-term incentive award levels were set based on an evaluation of market data

• To ensure alignment with shareholders’ interests and to recognize economic conditions, stock price performance and other factors

•  Eliminated change-in-control severance agreements and adopted an Executive Severance Plan based on our broad-based severance program for U.S.-based employees

•  In February 2009, all executive officers voluntarily terminated their change-in-control severance agreement and each (other than Mr. D’Amelio) became a participant in the Executive Severance Plan

•  The separate severance agreement with Mr. D’Amelio, established as part of his hiring arrangements, expired on September 10, 2009 and was not renewed. At that time, he became a participant in the Executive Severance Plan

• Entered into change-in-control agreements with all executive officers

•  To reduce severance levels upon a termination of employment on a change-in-control; eliminate potential gross-up on certain severance payments; and offer a consistent and competitive severance program

•  Amended and restated the 2004 Stock Plan to provide shares for future grants of equity-based compensation and to add safeguards for shareholders, including:

•  A prohibition against “cash outs” of underwater stock options/stock appreciation rights (SARs) awards without shareholder approval

•  Established rules relating to time-based awards (i.e., no more than 5% of awards may have a vesting term of less than 3 years); and

•  Imposed a minimum performance period of one year for performance-based awards

•  Plan did not require shareholder approval for the “cash out” of underwater stock options/SARs even though no such “cash outs” have occurred

•  Plan did not provide minimum vesting or performance periods for equity awards

• To ensure that the 2004 Stock Plan, as amended and restated, incorporates evolving practices of U.S. equity plans, reflecting shareholder input and interests

44  |  Notice of Annual Meeting of Shareholders and Proxy Statement

Executive Compensation: Compensation Discussion and Analysis

ACTION	PRIOR PRACTICE	REASON FOR ACTION

• Approved submitting executive compensation to an advisory shareholder vote	• Shareholders were not provided with an advisory vote on executive compensation	• In response to the passage of a share holder proposal at the 2009 Annual Meeting and to implement evolving practices, reflecting shareholder input

•    Approved changes in the composition of the pharmaceutical peer group and general industry comparator group (described below) used to measure performance and benchmark compensation

•    Due to the elimination of Schering-Plough and Wyeth as a result of their acquisitions, we added Novartis, Roche and Sanofi-Aventis to the pharmaceutical peer group effective for 2010 performance share awards

•    Reduced the general industry comparator group to 23 companies to reflect mergers, differences in pay models, unavailability of compensation data and other factors

• Pharmaceutical peer group consisted of ten comparator companies, eight of which were U.S.-based • General industry comparator group consisted of 46 Fortune 100 companies	• To ensure that our pharmaceutical peer
group more closely aligns with the
companies against which we compete
for executive talent

•    To ensure that our general industry
comparator group is more reflective of
the companies most similar to Pfizer,
companies that use similar pay models,
and companies for which we can obtain
comparative pay data

Recent Compensation Committee Actions

ACTION	PRIOR PRACTICE	REASON FOR ACTION

•    After a comprehensive evaluation, including feedback from shareholders, implemented a redesigned short-term annual incentive program that now includes:

•    An annual short-term incentive pool funded based on Pfizer’s financial performance

•    Annual short-term incentives determined by the Committee based on target award levels expressed as a percentage of salary midpoint, adjusted for performance

•    Individual annual short-term incentives determined by objective performance measures for the Company, division and business unit and performance against individual goals

•    Annual short-term incentive target award levels were set based on market data, expressed as a percentage of salary, adjusted based on a subjective evaluation of the executive’s performance against pre-set goals and other factors

• To ensure that our executive compensa
tion program is aligned with our pay-for-
performance philosophy as well as our
shareholders’ interests and to assure that
the program is also an effective tool to
attract, motivate and retain executive
talent

•    To more closely align annual incentives
with the achievement of Pfizer’s annual
financial and strategic goals

Notice of Annual Meeting of Shareholders and Proxy Statement  |  45

Executive Compensation: Compensation Discussion and Analysis

ACTION	PRIOR PRACTICE	REASON FOR ACTION

•   Implemented a redesigned long-term incentive program for executives providing for annual grants as follows: 25% of the grant value denominated as RSUs aligned with share price; 25% as Performance Share Awards (PSAs) tied to relative total shareholder return as compared to the pharmaceutical peer group; 25% as Total Shareholder Return Units (TSRUs) tied to absolute shareholder return (change in stock price plus accumulated dividend equivalents); and 25% as an STI Shift Award paid 50% in cash and 50% in RSUs, initially aligned with short-term performance and ultimately share price

	• Long-term awards were more heavily weighted toward stock options (50% of target award)	• To promote the achievement of Pfizer’s annual objectives during our trans formation period while maintaining close alignment with our shareholders’ return on their investment

• Continued active involvement in the development of compensation arrangements for new members of our ELT– those executives reporting directly to the CEO	• Committee reviewed and approved all compensation arrangements for the ELT	• To ensure that reasonable compensation arrangements are competitive, to facili tate Pfizer’s ability to recruit top talent and to ensure consistency in compensa tion throughout the organization

• Expanded long-established policies to recapture compensation from executives if certain acts occur	• Recapture agreements were limited to gains attributable to long-term incentive compensation recognized during the prior 12 months	• To ensure that shareholders’ interests are served by allowing the expanded recovery of compensation in certain cir cumstances. Our policies are aligned with evolving governance and compensation practices

• Instituted a detailed annual review of all elements of compensation for the ELT using tally sheets	• Less formalized practice to review compensation paid to the ELT	• Useful in evaluating total compensation opportunities relative to market practice and performance and consistent with evolving practices

•   Aligned compensation structure with 50th percentile target pay of both a peer group of pharmaceutical companies and a general industry comparator group (see “General Overview—Competitive Positioning” below)

	• Compensation structure was aligned with 75th percentile target pay	• To better align compensation with market-based pay

ELEMENTS OF TOTAL COMPENSATION

The elements of total compensation for our executives are as follows:

Rewarding Short-Term Performance

•	Salary—The fixed amount of compensation for performing day-to-day responsibilities.

•

GPP—This program provides competitively based short-term incentive opportunities for our executives to earn annual incentive awards for achieving Pfizer’s short-term financial goals and other strategic objectives measured over the current year.

Rewarding Long-Term Performance

•

Long-Term Incentive Awards—These annual awards are designed to build executive stock ownership, retain executives, and align compensation with the achievement of Pfizer’s long-term financial goals, creating shareholder value and achieving strategic objectives as measured over multi-year periods.

Other Elements of Total Compensation

•	Retirement Benefits—Amounts accrued for Pfizer pensions and other retirement savings.

•	Other Compensation—Matching contributions to the Pfizer Savings Plans, perquisites and health and welfare benefits.

46  |  Notice of Annual Meeting of Shareholders and Proxy Statement

Executive Compensation: Compensation Discussion and Analysis

GENERAL OVERVIEW—COMPETITIVE POSITIONING

Creating an Executive Compensation Framework

In support of our compensation philosophy, we target the median compensation values of both a peer group of pharmaceutical companies and a general industry comparator group to determine an appropriate total value and mix of pay for our executives. The Committee reviews these peer groups on an annual basis. The non-U.S.-based pharmaceutical peer companies are used for performance comparison purposes and also for compensation benchmarking, to the extent relevant data are available.

Our pharmaceutical peer group for 2009 consisted of the following companies, which were selected based on their size, market capitalization and complexity of their businesses, and the availability of comparative data. In light of the acquisition of Wyeth by Pfizer and Schering-Plough by Merck in late 2009, the Committee reviewed the pharmaceutical peer group at that time. As a result, in 2010, Novartis, Roche and Sanofi-Aventis have been added to our pharmaceutical peer group, replacing Wyeth and Schering-Plough. The Committee recognizes that while data are available on the performance of these newly added peer companies, the data are limited in terms of comparable benchmarks and other information as compared to peers based in the U.S.

2009 Pharmaceutical Peer Group

Abbott Laboratories Amgen AstraZeneca Bristol-Myers Squibb Eli Lilly	GlaxoSmithKline Johnson & Johnson Merck Schering-Plough Wyeth

Our general industry comparator group was selected based on the same criteria as above, from other industry sectors determined by the Committee. In early 2009, the Committee dramatically reduced the number of general industry comparators to 23 from 46 by eliminating companies that no longer exist as independent companies, are no longer Fortune 100 companies, maintain significantly different pay models and/or do not participate in our general industry compensation survey.

2009 General Industry Comparator Group

Alcoa Altria Group Boeing Caterpillar Chevron Coca-Cola Comcast Dell Dow Chemical DuPont FedEx General Electric	Honeywell IBM Lockheed Martin PepsiCo Procter & Gamble TimeWarner United Parcel Service United Technologies UnitedHealth Group Verizon Walt Disney

The chart below compares Pfizer’s revenue, net income and market capitalization to the median revenue, net income and market capitalization for our pharmaceutical peer group and general industry comparator group.

in Billions	Pfizer	Pharmaceutical Peer Group* Median	General Industry Comparator Group Median
Revenue	$50.0	$28.4	$44.9
Reported Net Income	$8.6	$7.5	$3.2
Market Capitalization	$142.7	$64.5	$43.9

Revenue and Net Income based on published earnings releases. Market Capitalization as of February 2010.

*	Excludes Schering-Plough and Wyeth, as discussed above.

Applying the Compensation Framework to Executive Positions

The Committee uses median compensation data for similar positions in both the pharmaceutical peer and general industry comparator groups as a guide in setting compensation targets for each executive. Each compensation target is assigned a numbered salary grade to simplify the compensation administration process and help maintain internal equity.

Salary grades are used to determine the preliminary salary recommendation, target annual incentive award opportunity, and target long-term equity incentive award value for each executive position. Each salary grade is expressed as a range with minimum, midpoint, and maximum salary levels. Minimum and maximum salary range levels for each grade are set 25% below and above the salary range midpoint, which is intended to approximate the bottom and top quartile for positions assigned to that grade.

Notice of Annual Meeting of Shareholders and Proxy Statement  |  47

Executive Compensation: Compensation Discussion and Analysis

This framework provides a guide for the Committee’s determinations. The actual total compensation and/or amount of each compensation element for an individual executive may be more or less than this median figure, as explained below.

Setting Compensation Targets

In February of each year, the Committee reviews the total compensation of each ELT member, including salary, target annual incentive award opportunity, target long-term incentive award value, perquisites, retirement benefits, health and welfare benefits, and potential severance. The Committee then sets each ELT member’s compensation target for the current year. This generally involves establishing annual and long-term incentive award opportunities. Regular salary adjustments, if any, become effective on April 1 of each year. The Committee’s decisions are reviewed and ratified by the independent members of the Board.

In making these compensation decisions, the Committee uses several resources and tools, including competitive market information. In addition, the Committee reviews a “tally sheet” for each ELT member. The tally sheet assigns a dollar amount to each compensation element, including current cash compensation (salary and target annual incentive opportunity), annual long-term incentive awards, accumulated deferred compensation, outstanding equity awards, retirement, health and welfare benefits, perquisites, and potential payments upon various termination scenarios. The Committee believes that the tally sheet is useful in evaluating each ELT member’s total compensation opportunities in relation to competitive market practice and performance.

For 2009, the Committee set target levels for the financial and strategic objectives relating to annual incentive award opportunities for the ELT and concluded that the relationship between the payments generated at the various levels of achievement and the degree of difficulty of the targets was significant and reasonable given the business environment and related factors. It also reviewed the target levels for the annual grants of long-term incentive awards and concluded that they were appropriate. The Committee also concluded that the targets do not encourage unnecessary or excessive risk taking.

EVALUATING CEO PERFORMANCE

Setting CEO Performance Objectives

The Committee establishes Mr. Kindler’s performance objectives based on its judgment as to where it believes Mr. Kindler should focus in achieving Pfizer’s strategic plan. The Committee selects and weights Mr. Kindler’s goals, taking into consideration Pfizer’s current financial and strategic priorities. The Committee recognizes that increasing total shareholder return should be emphasized; however, the Committee also acknowledges that performance against this objective may not be reflected in a single 12-month period.

For 2009, Mr. Kindler’s objectives were as follows:

Shared Objectives: These objectives reflect collective goals applicable to all members of the ELT (including Mr. Kindler) and are intended to ensure continued financial strength, to generate revenue growth, to increase shareholder value and to ensure strong leadership of an engaged workforce. For 2009, the Shared Objectives were:

•	Financial Objectives: 50% weighting

•	Total Revenue

•	Adjusted Diluted EPS

•	Cash Flow from Operations

•	Enhancing the Product Portfolio: 10% weighting

•	Actions to enhance Pfizer’s product pipeline (representing the Committee’s qualitative assessment of Pfizer’s performance in improving its product pipeline).

•	People Management: 10% weighting

•	Improving colleague engagement, increasing diversity and reducing inclusion gap between senior-level men and women.

Strategic Corporate Objectives: These objectives reflect Mr. Kindler’s key accountabilities at the enterprise level. For 2009, the Strategic Corporate Objectives were:

•	Strategic Corporate Performance: 30% weighting

•	Implement a new global “go-to-market” model driven by fully accountable business units.

•	Close the Wyeth transaction and proceed with the prompt integration of operations, processes, and people.

•	Advance global policies to preserve the biopharmaceutical business model and protect privately funded innovation.

The Committee selected these annual strategic goals based on its judgment that they represent areas on which Mr. Kindler should focus to drive Pfizer’s strategic plan and shareholder value during 2009. Mr.  Kindler’s progress against these goals was periodically reviewed during the year.

CEO Performance Assessment

The Committee is responsible for evaluating Mr. Kindler’s performance against his objectives, with input from the other independent members of the Board, and for determining his compensation. Early in 2010, the Committee reviewed Mr. Kindler’s performance against his objectives, as well as other key factors, and determined his compensation, which was ratified by the independent members of the Board.

48  |  Notice of Annual Meeting of Shareholders and Proxy Statement

Executive Compensation: Compensation Discussion and Analysis

The Committee believes that Mr. Kindler’s leadership was a significant factor in the continued progress made by Pfizer in 2009 in strengthening the foundation for future growth and long-term success.

Financial Results: Despite the unprecedented challenges in the global macroeconomic environment and other challenges, the Company exceeded the target goals for 2009 set by the Committee (Total Revenue of $45.0 billion, Adjusted Diluted EPS of $1.90 and Cash Flow from Operations of $10.5 billion) by achieving Total Revenue of $45.5 billion, Adjusted Diluted EPS of $1.98 and Cash Flow from Operations of $11.2 billion.

Financial Objective	2008 Results	2009 Threshold	2009 Target(c)	2009 Results(c)
Total Revenue(a)	$48.6 Billion	$42.5 Billion	$45.0 Billion	$45.5 Billion
Adjusted Diluted EPS(b)	$2.43	$1.70	$1.90	$1.98
Cash Flow from Operations	$18.2 Billion	$8.5 Billion	$10.5 Billion	$11.2 Billion
(a)	Total Revenue for annual incentive purposes is based on budgeted foreign exchange rates, excludes certain non-recurring items in each year and for 2009 excludes post-closing Wyeth results. Therefore, 2009 results differ from U.S. GAAP revenue of $50.0 billion (which includes post-closing Wyeth results) shown in “General Overview—Competitive Positioning.”

(b)	Adjusted Diluted EPS for annual incentive purposes is based on budgeted foreign exchange rates and excludes certain non-recurring items in each year. See “Financial Measures” below for a reconciliation of the U.S. GAAP amount to the Adjusted amount for 2009 and 2008.

(c)	2009 Targets and Results do not include any post-closing Wyeth results. See notes (a) and (b) above.

See “Financial Measures” below for reconciliations of 2009 and 2008 U.S. GAAP revenues and U.S. GAAP diluted EPS to Total Revenues for annual incentive purposes and Adjusted Diluted EPS for annual incentive purposes. Adjusted Diluted EPS is defined as U.S. GAAP diluted EPS excluding purchase-accounting adjustments, acquisition-related costs, discontinued operations and certain significant items. Total Revenues for annual incentive purposes and Adjusted Diluted EPS for annual incentive purposes are not, and should not be viewed as, substitutes for U.S. GAAP revenues and U.S. GAAP diluted EPS, respectively.

Enhancing the Product Portfolio: Under Mr. Kindler’s leadership and oversight, during 2009 we improved the product portfolio (early stage through late stage), resulting in enhanced pipeline delivery, rationalization of projects considered to be “first wave” and/or “best in class,” with over 100 projects strategically terminated, and reduced cycle time on early stage key projects by 3-12 months.

People Management: In 2009, we met or exceeded each of our people management goals, including: a statistically significant improvement (as determined by an independent survey organization) in colleague engagement; increased percentages of senior-level women of 2.3 percentage points (globally) and senior-level minorities of 1.0 percentage point (U.S. only) in our workforce; and a statistically significant reduction in the inclusion gap between senior-level men and women.

Strategic Corporate Performance

Business Model Implementation: During 2009, the Company also modified the global business unit model, announced in 2008, to accommodate the addition of the Wyeth businesses. This model aligns the Company’s valuable resources with the individual businesses and drives decision-making closer to its customers and the markets in which they operate. In addition, the Company prioritized its research and development efforts to focus on the greatest opportunities for scientific, medical and commercial success, and the Company remains on track to meet the various research and development goals announced in March 2009. Mr. Kindler also further strengthened the Company’s leadership team through strategic hiring and the redeployment of key senior leaders across the Company.

Wyeth Transaction: During 2009, we devoted significant attention to the acquisition of Wyeth. Under Mr. Kindler’s leadership, we finalized negotiations, gained regulatory approval and closed the $68 billion acquisition of Wyeth, all in an expedious manner. During the year, Mr. Kindler oversaw a detailed review of Wyeth and its businesses and the development of an integration plan, including the modification of the new business unit structure, to facilitate the timely and smooth integration of the Wyeth businesses following completion of the acquisition. Specific accomplishments included: implementation of an integrated sales force in three of our major Biopharmaceutical business units within 10 days following the closing of the acquisition; a fully operational research and development organization comprised of two distinct groups, with the announcement of six site closures and significant downsizing of four additional sites within one month after the closing; and integrated people management processes in over 50 countries promptly after the closing. With the completion of the acquisition under Mr. Kindler’s leadership, Pfizer is one of the largest biopharmaceutical companies in the world, as well as a more diversified company in the healthcare industry. The Committee believes that as a result of the acquisition and other achievements, Pfizer is well positioned for improved, consistent and stable growth, with sustainable shareholder value in both the short and long term.

Industry Leadership: During 2009, Mr. Kindler was actively involved, through both Pfizer and external organizations, in developing and advancing U.S. and global public policies that serve the overall interests of our Company and our shareholders, as well as doctors and patients. These efforts included constructive participation in the U.S. legislative process to advance Pfizer’s

Notice of Annual Meeting of Shareholders and Proxy Statement  |  49

Executive Compensation: Compensation Discussion and Analysis

goals of achieving a more rational operating environment; improving Americans’ access to quality, affordable health care; preserving the doctor/patient relationship; and enhancing policies that promote innovation. Also, through both Pfizer and external organizations, he has sought to ensure the availability of safe medicines by opposing legislation that would allow for importation of prescription drugs that could jeopardize the integrity of the drug supply chain in the U.S. In addition, under Mr. Kindler’s leadership, Pfizer undertook efforts to protect its intellectual property by supporting legislative initiatives on patent review, patent challenges and patent infringement.

In view of Mr. Kindler’s accomplishments noted above and the fact that he achieved all of his objectives and exceeded most of them, the Committee believes that Mr. Kindler has successfully led the Company toward the achievement of its strategic goals during 2009 – a year filled with opportunities and challenges, particularly given various Company-specific and macroeconomic factors. To reward Mr. Kindler for his performance and leadership of the Company, the Committee determined to increase his expected total direct compensation, consistent with the plan, at the time he was promoted to CEO, to align his compensation with other CEOs in our pharmaceutical peer and general industry comparator groups after a short period of time, dependent upon his success in the role.

EVALUATING OTHER NAMED EXECUTIVE OFFICERS’ PERFORMANCE

Setting Performance Objectives for Other Named Executive Officers

The individual performance objectives for our ELT members, including our other Named Executive Officers, are recommended by the CEO and reviewed by the Committee. These individual objectives are those that Mr. Kindler and the Committee believe should be focused on during the year. Progress against these objectives was monitored by the CEO and reviewed with the Committee during the year.

For 2009, the objectives of each other Named Executive Officer followed the framework below:

Shared Objectives: The other Named Executive Officers had the same shared objectives (Financial, Enhancing the Product Portfolio and People Management) as Mr. Kindler (see discussion above). As was the case for Mr. Kindler, these Shared Objectives had a 70% weighting in the aggregate (see “Evaluating CEO Performance – Setting CEO Performance Objectives” above).

Individual Strategic and Operating Division Objectives: Each of the other Named Executive Officers had individual Strategic and Operating Division Objectives comprised of Division-specific goals to advance the strategic and operating plans of both the Division and Pfizer. These objectives carried a 30% weighting in the aggregate. These objectives, including specific performance targets within these objectives, are discussed below.

Other Named Executive Officers’ Performance Assessment

Mr. Kindler reviews the performance of each other Named Executive Officer against his/her objectives and presents his evaluation of their performance to the Committee. However, decisions about individual compensation elements and total compensation are ultimately made by the Committee, using its judgment, focusing primarily on each other Named Executive Officer’s performance against his or her individual financial and strategic objectives, as well as Pfizer’s overall performance. The Committee also considers a variety of qualitative factors, including the business environment in which the results were achieved. Therefore, the Committee determines each other Named Executive Officer’s compensation based on multiple factors, including the competitive market, individual performance, internal equity and affordability.

Shared Objectives: The achievement of the Shared Objectives is discussed above.

Individual Strategic and Operating Division Objectives: The achievement of the Individual Strategic and Operating Division Objectives for each other Named Executive Officer was as follows:

Mr. D’Amelio, CFO –

•

Successfully optimized financing structure for the Wyeth acquisition, including syndicating the initial bridge financing (where initial commitments were $5.5 billion for each of the five leading banks) and limiting commitments to no more than $1.485 billion per bank; and completed $24 billion of permanent financing prior to the closing, resulting in savings of at least $500 million in bridge financing fees;

•

Effectively led the Wyeth integration and contributed to the expeditious closing of the transaction; and the completion and announcement of the new organizational structure and leadership team for the Finance and Business Operations Division by the time of closing (October 15, 2009);

•	Identified $7 billion in gross cost savings, including Wyeth transaction synergies; recognized approximately $1 billion of gross cost savings through December 31, 2009;

•	Achieved a 24% reduction in capital expenditures from 2008 levels by focusing on cash and capital discipline; exceeded targeted reduction of 10%; and

•	Successfully operationalized new organizational structure for Finance and Business Operations.

50  |  Notice of Annual Meeting of Shareholders and Proxy Statement

Executive Compensation: Compensation Discussion and Analysis

Mr. Read, Group President, Worldwide Biopharmaceutical Businesses –

•

Exceeded divisional revenue and income before adjustments (IBA) targets by $380 million and $310 million, respectively. Achieved $44.44 billion in divisional revenues vs. $44.06 billion target; and achieved $26.67 billion in IBA vs. $26.36 billion target – none of these amounts included Wyeth activity from the acquisition date;

•	Effectively implemented the newly established qualitative portfolio review process and met key qualitative milestones;

•

Met revenue targets for Emerging Markets of $7.0 billion and expanded cities covered in China and the size of the sales force and exceeded revenue targets for Established Products by achieving revenues of $5.3 billion, or 108% of targeted revenue of $4.8 billion;

•	Fully implemented the new Pfizer go-to-market strategy and business unit structure in the U.S. and Europe ahead of schedule; and

•

Effectively contributed to the successful completion of the Wyeth acquisition and the integration of Wyeth businesses into the Pfizer business unit structure with an organizational structure designed and announced on closing; key talent was retained and successfully mapped to their respective businesses.

Dr. Mackay, President, Pharmatherapeutics Research and Development –

•	Met divisional expense budget of $2.46 billion – which did not include Wyeth related expenses from the acquisition date;

•

Decreased risks and attrition through the joint business unit and research and development rationalization of the product portfolio resulting in 79% of the current projects being considered by the business units to be “first wave” and/or “best in class” and eliminating over 100 projects deemed to be less promising;

•

Implemented processes to increase confidence in the mechanistic basis of all programs by initiating Proof of Mechanism (POM) studies and to significantly improve survival and quality of Proof of Concept (POC) studies including delivery of 9 POM studies (target 8) in key “invest to win” areas (Alzheimer’s, Diabetes, Oncology and Inflammation) and delivered important POCs in Alzheimer’s and Oncology, including the c-MET/ALK program;

•	Accelerated delivery of the 2010/2011 POC portfolio by reducing the cycle time on key projects by 3-12 months and held early guidance meetings with key regulators to reduce risk to label;

•

Delivered the three research and development commitments for 2009 that were announced in March 2008, namely 12 new molecular entities and New Indication Phase 3 starts (10-12 was the target) by March 2009; 15 Phase 3 starts (15-20 was the target) by end of 2009; 27 Phase 3 Programs (24-28 was the target) by end of 2009 and on target to meet the 2010-2012 commitment of 15-20 submissions announced at the same time;

•

Implemented the new business unit structure and the two distinct organizational Research & Development model (resulting from the Wyeth integration of resources and portfolio) designed to enhance utilization of resources and meet customer needs; new organizational structure and leadership team completed and announced by closing and site footprint announced 24 days after closing; and

•	Advanced research and development Asia strategy by more than tripling the number of patient placements in selected Asian countries.

Dr. Lewis-Hall joined Pfizer on May 15, 2009 as Chief Medical Officer. Her primary accountabilities were to assess her organization and its talent, to make changes as necessary and to develop and design and begin to implement a plan for the integration of the Wyeth medical organization. Dr. Lewis-Hall successfully met those accountabilities.

The collective efforts of the ELT, including the Named Executive Officers, resulted in the following key accomplishments in 2009, discussed above: the completion of the new “go to market” model, including the business unit structure; the acquisition of Wyeth; the successful retention of key Wyeth talent; obtaining permanent financing for the acquisition prior to closing, which reduced financing costs; the initiation of the Medicines-to-Market initiative aimed at reducing development cycle times and attrition rates; and improved communication of the risk/benefit profile of medicines with regulators to shorten the timelines for approval.

In early 2010, following the performance assessment process discussed above, Mr. Kindler presented to the Committee his compensation recommendations for the other ELT members (including the other Named Executive Officers), including recommended salary adjustments, annual incentive awards and long-term incentive award values. As discussed above, the Committee supplemented Mr. Kindler’s recommendations with its own evaluations (and those of the other independent members of the Board) of each individual’s performance, as well as its view of each individual’s potential within the organization, in finalizing its compensation actions. These factors were considered by the Committee in making its compensation decisions for the other Named Executive Officers.

Notice of Annual Meeting of Shareholders and Proxy Statement  |  51

Executive Compensation: Rewarding Performance

REWARDING PERFORMANCE

CASH COMPENSATION

2009 Salary

The Committee, at the request of the CEO, froze salaries for the Named Executive Officers for 2009 except in the case of Mr. Read, who was promoted to reflect his increased responsibilities. In his case, a salary increase was approved by the Committee after considering:

•	Salary data from the peer and comparator groups;

•	Internal pay relationships among our ELT members based on their relative duties and responsibilities; and

•	A number of other factors, including individual performance, experience, future advancement potential, impact on Pfizer’s results, and retention.

As part of the annual compensation process, the Committee set annual salaries, effective April 1, 2009, as follows (except for Dr. Lewis-Hall, who joined the Company in May 2009):

2009 Salary

	Prior Salary ($)	2009 Salary Midpoint ($)	Salary Effective 4/1/2009 ($)	% Increase
J. Kindler	1,600,000	1,625,400	1,600,000	0.0%

F. D’Amelio	1,060,000	976,800	1,060,000	0.0%

I. Read	1,060,000	1,156,000	1,166,000	10.0%

M. Mackay	950,000	976,800	950,000	0.0%

2009 Performance Year Annual Incentive Awards

As indicated above, the target annual incentive award opportunity for our Named Executive Officers represents a percentage of salary midpoint based on salary grade. Target annual incentive levels are reviewed annually to ensure alignment with our compensation philosophy to target compensation at the market median and are based on an evaluation of competitive market data and internal equity between the ELT members. For 2009, target annual incentive opportunities for the Named Executive Officers ranged from 70%–150% of salary midpoint, as indicated in the table below.

Based on his evaluation of each executive’s performance against goals established for the year, Mr. Kindler submitted to the Committee 2009 annual incentive award recommendations for each of the other ELT members (including the other Named Executive Officers). The Committee, with input from the other independent members of the Board, reviewed these recommendations and considered its own evaluation of each executive’s performance, his/her relative contribution to the Company’s overall performance and his/her response to unplanned or unforeseen events to determine the amounts payable.

In determining Mr. Kindler’s annual incentive award for 2009 performance, the Committee assessed his performance, including the Company’s overall performance, the completion of the Wyeth acquisition in an expeditious manner, his leadership in building the product pipeline, his overall management of the Company and his handling of unplanned or unforeseen events. The Committee also considered input from the other independent members of the Board. As part of its assessment, the Committee noted that under Mr. Kindler’s leadership, the Company had exceeded each of its financial objectives (Total Revenues, Adjusted Diluted EPS and Cash Flow from Operations) for 2009. In addition, as discussed above, the Committee noted the adoption and implementation of the new business unit structure (including its modification in connection with the Wyeth acquisition) and the related benefits to Pfizer.

52  |  Notice of Annual Meeting of Shareholders and Proxy Statement

Executive Compensation: Rewarding Performance

The 2009 annual incentive award opportunities and the actual annual incentive award payouts for each of the Named Executive Officers are presented in the following table:

2009 Annual Cash Incentive Awards

Name	Target Payout as a % of Salary Midpoint	Payout Range as a % of Salary Midpoint	Target Award ($)	Maximum Award(1) ($)	Actual Award ($)	Actual Award as a % of Salary Midpoint
J. Kindler	150%	0-300%	2,438,100	4,876,200	3,500,000	215%

F. D’Amelio	90%	0-180%	879,120	1,758,240	1,420,000	145%

I. Read	100%	0-200%	1,156,000	2,312,000	1,657,000	143%

M. Mackay	90%	0-180%	879,120	1,758,240	1,025,000	105%

F. Lewis-Hall	70%	0-140%	566,700	1,133,400	566,700	70%

(1) Maximum award is 200% of target award.

For annual incentive awards to be deductible under Section 162(m) of the Internal Revenue Code, the total amount of any annual incentive that can be paid to an executive officer in any one year is limited to a maximum of 0.3% of Pfizer’s “adjusted net income” (defined for this purpose as operating income from continuing operations, reduced by taxes and interest expense, and adjusted for any one-time gains or other non-recurring events). Since actual incentive amounts are based on Pfizer’s performance and the Committee’s assessment of each executive’s level of achievement against his or her specified goals, an executive’s annual incentive award may be more or less than target, subject to the overall adjusted net income limitation.

2009 Long-Term Equity Incentive Awards

In February 2009, executives received long-term equity incentive awards consisting of RSUs, PSAs, TSRUs and the portion of their long-term equity value moved to STI Shift Awards.

Long-Term Instruments	Objective

RSUs with dividend equivalents*, payable in shares of common stock and only on vesting	To encourage ownership and retention while providing alignment with shareholders

PSAs with dividend equivalents*, payable on vesting in shares of common stock and only on the number of shares earned	To reward relative total shareholder return over a three-year performance period

TSRUs with dividend equivalents*, payable in shares of common stock and only on settlement	To link rewards to absolute total shareholder return over a five-year period

STI Shift Award	To promote the achievement of Pfizer’s annual financial, operating and strategic objectives during our transformation period as we strengthen the link to shareholder value
*See	description below for treatment of dividend equivalents.

RSUs represent a promise to deliver shares of Pfizer common stock upon the completion of three years of service from the date of grant. RSUs are not considered “performance-based compensation” for purposes of Section 162(m) and, therefore, the value of these awards made to our executives who are subject to Section 162(m) may not be deductible by Pfizer. To mitigate this result, upon vesting or upon termination of employment, the CEO and the other Named Executive Officers (excluding the CFO) are required to defer receipt of their RSUs until they are no longer subject to Section 162(m) or January 31 of the year following their termination date, whichever is earlier. Dividend equivalents on RSUs are reinvested in additional stock units and dividend equivalents on deferred RSUs are subject to the same restrictions on receipt.

PSAs, which also vest on the third anniversary of the grant date, provide the opportunity to earn shares of Pfizer common stock based on our total shareholder return (defined as the change in stock price plus dividend equivalents), measured over that three-year period relative to our pharmaceutical peer group (see

Notice of Annual Meeting of Shareholders and Proxy Statement  |  53

Executive Compensation: Rewarding Performance

“General Overview—Competitive Positioning” earlier in this Proxy Statement). Upon completion of the performance period, dividend equivalents that would have been earned over the three-year period on the shares covered by the earned award are paid in additional shares of common stock.

Our TSRUs, which deliver value based on total shareholder return, vest three years following the date of grant and settle on the fifth anniversary of the grant date. The value delivered equals the difference between the settlement price and the grant price (both as described below), plus dividend equivalents accumulated during the five-year term. If the difference between the two prices is negative, the accumulated dividend equivalents are reduced by the amount of the difference, to achieve the total shareholder return reward result. The grant price is the closing stock price on the date of grant (for the TSRUs granted on February 26, 2009, $12.70 per share) and the settlement price is the 20-day average closing stock price ending on the fifth anniversary of the grant. The value is delivered in shares of common stock.

The STI Shift Award represents 25% of the long-term target incentive compensation value, and promotes the achievement of Pfizer’s annual financial objectives during our transformational period while strengthening the link to shareholder value. The actual award payout was determined in early 2010 based on 2009 performance using the same methodology that was used to compute the size of the pool under the annual incentive program, adjusted for business unit and individual performance and limited by the total pool. The awards were distributed 50% in cash and 50% in RSUs, with a three-year vesting schedule.

2009 Equity Award Target Values

The target value of each Named Executive Officer’s long-term equity incentive award is based on competitive market data and is initially targeted at the median value of such data. The targets for the 2009 grants were as follows: Mr. Kindler: $7.650 million; Mr. D’Amelio: $3.150 million; Mr. Read: $3.375 million; and Dr. Mackay: $3.150 million. Dr. Lewis-Hall was not employed at the time of the annual grant and therefore did not receive an award. All executives in the same salary grade receive the same preliminary target award value. However, the Committee may, in its discretion, adjust these award values to reflect individual performance or for other reasons. For 2009, the Committee exercised its discretion to positively adjust these award values for Messrs. Kindler, D’Amelio and Read to recognize and reward individual performance, to recognize the executive’s potential to assume greater responsibility, and to ensure retention. Past equity awards have not significantly influenced individual award values, because the Committee determined that none of the executive officers had been materially advantaged or disadvantaged by its recent grant practices to an extent that required a current adjustment.

2009 Equity Award Allocations

The long-term incentives for our Named Executive Officers, other than Mr. Kindler, were equally split (i.e., 25% each), on a grant value basis, among RSUs, PSAs, TSRUs and STI Shift Awards. These incentives were structured to emphasize the Committee’s expectation that our executive officers would focus their efforts on improving Pfizer’s stock price performance, both on an absolute basis (since the value realized from the TSRUs will mirror the total shareholder return of Pfizer’s shareholders) and on a relative basis (through their PSAs, which are earned based on Pfizer’s total shareholder return compared to peer companies in the pharmaceutical industry). RSUs are used for their potential retention value, and the STI Shift Awards are intended to promote the achievement of the annual financial objectives in the short term during our transformational period.

The target award for Mr. Kindler was initially split equally among the four long-term instruments. However, the Committee decided to increase Mr. Kindler’s long-term award value by $650,000 to reflect both his performance and long-term award levels relative to competitive market pay levels. In support of our “pay for performance” philosophy and to further align the interests of our executives with those of our shareholders, this additional award value was denominated in the form of TSRUs, so that 31% of his total long-term incentive value was granted in the form of TSRUs, which deliver value based solely on absolute shareholder return. The remaining value of the award was split equally among the other three long-term instruments.

The allocation of value among the four types of incentives was based on an analysis of the type and size of the equity awards granted to the executives of the companies in the peer and comparator groups and, in part, the areas on which the Committee wanted our executives to focus their attention and energies in executing our long-term business strategy.

Once the target long-term equity incentive award values were set and the allocation among incentives was determined (except as noted above for Mr. Kindler), 75% of the respective target values for the Named Executive Officers were converted into a number of units/ TSRUs using the values of the awards as then estimated for financial accounting purposes, with 25% allocated to the STI Shift Award.

54  |  Notice of Annual Meeting of Shareholders and Proxy Statement

Executive Compensation: Rewarding Performance

2009 Performance Share Awards

The number of shares that may be earned under the PSA awards granted in February 2009 is based on a formula comparing Pfizer’s total shareholder return, including reinvestment of dividend equivalents, over a three-year period in relation to the pharmaceutical peer group. If total shareholder return is below the threshold level compared to this peer group (as disclosed in the chart below), then no shares are earned. If the total shareholder return is above the peer threshold level, but negative in the absolute (i.e., the decrease in the value of the stock exceeds the dividend equivalents), then the number of shares awarded can in no event exceed the target amount. If total shareholder return exceeds the peer threshold level, varying numbers of shares (up to a maximum of 200% of target) are earned as set forth in the chart below.

The Committee continues to believe that total shareholder return is the most appropriate measure of relative performance in relation to Pfizer’s business objectives and therefore selected relative total shareholder return as the sole performance measure for the 2009 PSA cycle. In the Committee’s view, our relative total shareholder return compared with the pharmaceutical peer group remained a strategic priority during this period.

Our 2007 and 2008 long-term equity incentive grants to our executive officers also included PSAs. These performance shares followed the same approach that we used for the 2009 PSAs described above.

With the acquisitions of Wyeth and Schering-Plough in 2009, their results would not be representative of the full performance period (for 2008 PSAs, 2008-2010 and for 2009 PSAs, 2009-2011); therefore, their use in measuring Pfizer’s relative performance would be inappropriate. Consequently, the Committee eliminated Wyeth and Schering-Plough from the peer group for purposes of measuring Pfizer’s relative performance for these awards. The remaining eight pharmaceutical peer companies against which payout of the 2008 and 2009 performance share awards will be measured are: Abbott, Amgen, AstraZeneca, Bristol-Myers Squibb, Eli Lilly, GlaxoSmithKline, Johnson & Johnson and Merck. The terms of the awards do not permit the addition of new peer companies, so we have not added the new companies to the pharmaceutical peer group for purposes of outstanding grants. The specific performance levels were set by the Committee at the points shown in the table below to ensure that any value realized under the PSAs would be received by our executives for above median performance, with substantially lesser awards for threshold performance and substantially greater awards for maximum performance. The revised matrix for the 2008 and 2009 performance share awards is shown below:

Performance Share Awards Relative Performance/Payout Matrix

Pfizer Relative Performance	Maximum Payout as a % of Target
1 (highest)	200%

2	175%

3	150%

4	100%

5	75%

6	50%

7 (threshold)	25%

8	0%

9 (lowest)	0%

Before we began granting PSAs in 2006, we granted “Performance-Contingent Share Awards,” or PCSAs, to our executive officers, including certain of the Named Executive Officers. Each executive officer’s award was based on the individual’s salary level, taking into consideration competitive data from the then-existing peer groups. These awards were based upon two equally weighted criteria: total shareholder return and change in diluted EPS, in both cases over a five-year period and compared to

Notice of Annual Meeting of Shareholders and Proxy Statement  |  55

Executive Compensation: Rewarding Performance

the pharmaceutical peer group. If Pfizer’s performance under both criteria falls below the threshold levels in relation to the peer group, then no shares are earned; if Pfizer’s performance meets or exceeds the threshold levels for either one or both measures, up to a maximum of 167% of the targeted number of shares may be earned. The PCSA grants that remain outstanding were granted in 2005 to Messrs. Kindler and Read and Dr. Mackay, among others. The pharmaceutical peer group for this remaining PCSA grant is the same as for the 2007 PSA grant and includes those companies listed in the chart under “General Overview—Competitive Positioning” above. Wyeth and Schering-Plough’s results are through the dates noted below. The following table shows Pfizer’s performance ranking, based on total shareholder return and diluted EPS (as reported), compared to the performance of those companies, and the corresponding performance share payout.

Performance-Contingent Share Award Payout for the 2005-2009 Performance Award Cycle and Performance Share Award Payout for the 2007-2009 Performance Award Cycle

			Relative Total Shareholder Return	Change in Diluted Earnings Per Share (As Reported)
Name(1)	Award Type	Performance Period	Ranking out of # of Peer Companies(2)	Ranking out of # of Peer Companies(3)		Payout as a % of Target	Target Award at Grant (#)	Actual Award Shares (#)		Target Award Value at Grant(4) ($)	Actual Award Value at $17.69 Per Share ($)
J. Kindler	PCSA	2005-2009	10 out of 11	10 out of 10		16.7%	58,332	—	(5)	1,528,298	—
	PSA	2007-2009	10 out of 11		(2)	0%	155,200	—	(6)	4,015,024	—	(6)

I. Read	PCSA	2005-2009	10 out of 11	10 out of 10		16.7%	27,480	4,581		719,976	81,038
	PSA	2007-2009	10 out of 11		(2)	0%	22,048		(6)	570,382		(6)

M. Mackay	PCSA	2005-2009	10 out of 11	10 out of 10		16.7%	20,820	3,471		545,484	61,402
	PSA	2007-2009	10 out of 11		(2)	0%	15,320		(6)	396,328		(6)

(1)     Based on their hire dates, Mr. D’Amelio and Dr. Lewis-Hall do not have any outstanding 2005 or 2007 awards under this Program.

(2)     For the 2007-2009 performance period, total relative shareholder return was the only performance measure applied to the PSA Program. Due to the acquisitions of Wyeth and Schering-Plough, their results are not representative of the full performance period. The total shareholder returns for Wyeth and Schering-Plough are shown as of 10/15/2009 and 11/03/2009, respectively.

(3)     For the PCSA, the EPS comparison for the performance period excludes Schering-Plough because of the loss it recorded in the 2004 base year. Due to the acquisition of Wyeth, EPS results are not representative of the full performance period.

(4)     This column represents the target award value based on the February 24, 2005 stock price of $26.20 and the February 22, 2007 stock price of $25.87.

(5)     Upon Mr. Kindler’s promotion to CEO on July 31, 2006, the Committee added a second performance criterion, which is that these shares would be settled in RSUs at the end of the performance period and will only become payable if and when the Company’s three-year total shareholder return exceeds the median for the pharmaceutical peer group. These RSUs will be forfeited if this second performance criterion is not met prior to Mr. Kindler’s retirement or other termination of employment, other than for death or disability. Based on the 2005-2009 performance period, the number of RSUs settled from the target award is 9,724 with a value of $172,018, at $17.69 per share.

(6)     Due to Pfizer’s TSR performance against the relative TSR of our pharmaceutical peers, the 2007-2009 PSA resulted in a zero payout.

Special Merger and Acquisition Activity Awards

On October 22, 2009, the Committee approved special cash and equity awards to Messrs. D’Amelio and Read of $1,200,000 and $1,000,000, respectively, to recognize their performance and leadership in connection with the successful completion of the acquisition of Wyeth on October 15, 2009. The awards were delivered shortly after approval as follows: 50% in cash, 25% as TSRUs and 25% as RSUs. The Committee determined that these executives, in addition to carrying out their normal, ongoing responsibilities, devoted extraordinary efforts and made extraordinary contributions in addressing critical components of the transaction. These included obtaining permanent debt financing during an unprecedented global financial crisis and making organizational, leadership and staffing decisions that positioned Pfizer to promptly integrate the two companies. The cash portion of each award is subject to repayment by the executive if his employment is terminated for cause or he voluntarily terminates employment prior to October 30, 2010.

56  |  Notice of Annual Meeting of Shareholders and Proxy Statement

Executive Compensation: 2010 Compensation Actions

2010 COMPENSATION ACTIONS

2010 Salary

In February 2010, the Committee approved 2010 target annual incentive levels for the Named Executive Officers as follows:

Name	January 1, 2010 Salary ($)	April 1, 2010 Salary ($)	2010 Salary Midpoint ($)	2010 Target Annual Incentive (%)	2010 Target Annual Incentive(1) ($)
J. Kindler	1,600,000	1,800,000	1,807,000	150%	2,710,500
F. D’Amelio	1,060,000	1,100,000	976,800	90%	879,120
I. Read	1,166,000	1,210,000	1,156,000	100%	1,156,000
M. Mackay	950,000	975,000	976,800	90%	879,120
F. Lewis-Hall	800,000	800,000	809,500	70%	566,700
(1)	2010 target annual incentive amounts are based on a percentage of salary midpoint.

2010 Annual Incentive Criteria

For 2010, 50% of Mr. Kindler’s annual incentive will be based on the financial performance of the Company, as measured by the following metrics:

•	Total Revenues

•	Adjusted Diluted EPS

•	Cash Flow from Operations

The remaining 50% of his annual incentive will be based on the Committee’s assessment of his achievement on selected strategic and objective goals.

The ELT members, including the Named Executive Officers, will also be accountable for achieving these financial and strategic goals, with each executive officer having the same allocation as

Mr. Kindler. In addition, annual incentives for the other Named Executive Officers will be based on the achievement of divisional and other selected goals.

Equity Award Grant Practices

Each year, the Committee grants equity awards to eligible employees, including the Named Executive Officers, at its meeting held in late February. Equity grants to newly hired employees, including executive officers, are made on the last business day of the month of hire. Special equity grants to continuing employees are made on the last business day of the month in which the award is approved. Stock option and TSRU/SAR grants have an exercise price equal to the closing market price of Pfizer’s common stock on their grant date. Our equity incentive plans prohibit the re-pricing or exchange of equity awards without shareholder approval.

Notice of Annual Meeting of Shareholders and Proxy Statement  |  57

Executive Compensation: 2010 Compensation Actions

2010 Long-Term Equity Incentive Awards

In February 2010, the Committee granted long-term equity incentive awards to the Named Executive Officers in consideration of their 2009 performance and their future performance. The table below shows the PSAs, TSRUs, RSUs and STI Shift Awards granted to the Named Executive Officers:

2010 Long-Term Equity Incentive Awards

		Estimated Future Payouts Under the Performance Share Program(1)
		PSA Grants

Name	Performance Period (or Other Maturation or Payment Period)	Threshold(2) (#)	Target(3) (#)	Maximum (#)	TSRU Grant(4) (#)	RSU Grant(5) (#)	Target Amount of STI Shift Award(6) ($)
J. Kindler	1/1/10 - 12/31/12	41,783	167,131	334,262	675,676	167,131	3,000,000

F. D’Amelio	1/1/10 - 12/31/12	12,187	48,747	97,494	197,072	48,747	875,000

I. Read	1/1/10 - 12/31/12	12,187	48,747	97,494	197,072	48,747	875,000

M. Mackay	1/1/10 - 12/31/12	10,098	40,390	80,780	163,288	40,390	725,000

F. Lewis-Hall	1/1/10 - 12/31/12	6,268	25,070	50,140	101,351	25,070	450,000

1)    The actual number of shares, if any, that will be paid out at the end of the performance period cannot be determined because the shares earned by the Named Executive Officers will be based upon our future performance compared to the future performance of the pharmaceutical peer group. Dividend equivalents on any shares earned will be paid in shares of common stock at the end of the performance period.

2)    To the extent the Company’s performance equals or exceeds the threshold performance of our pharmaceutical peers, varying amounts of shares of common stock, up to the maximum, will be earned. The Committee in its sole discretion will determine the payout, although in no event shall the payout exceed the maximum payout of the respective range.

3)    The target amounts varied based on individual performance for 2009.

4)    TSRUs vest on the third anniversary of the grant date (February 25, 2013) and become payable on the fifth anniversary of the grant date (February 25, 2015). The value delivered will be equal to the change in stock price over the term plus dividend equivalents accumulated during the term, subject to the number of shares being positive. The ending value will be based on the average closing stock prices for the 20 days ending on the fifth anniversary of the grant date.

5)    RSUs vest on the third anniversary of the grant date (February 25, 2013). Dividend equivalents are reinvested as additional RSUs during the restricted period.

6)    As part of the restructuring of the executive compensation program, 25% of the long-term award value has been allocated to an STI Shift Award. The actual award will be determined in 2011 based on 2010 performance. The payout will be 50% RSUs/50% cash or 100% RSUs, if an election is made.

NOTE: The PSA and RSU values were converted to units using the closing stock price on February 22, 2010 of $17.95. The TSRUs have a grant price of $17.69, the closing stock price on February 25, 2010 (the grant date). The TSRU values were converted to TSRUs, using $4.44 as determined on February 22, 2010.

58  |  Notice of Annual Meeting of Shareholders and Proxy Statement

Executive Compensation: Post Employment Compensation

POST-EMPLOYMENT COMPENSATION

Elimination of Change-in-Control Agreements and Replacement with Executive Severance Plan

The Company had previously entered into change-in-control agreements (“CIC Agreements”) with our executive officers, including the Named Executive Officers (other than Dr. Lewis-Hall, discussed below) that provided for severance payments and benefits upon a termination of employment following a change in control of Pfizer. At the time they were entered into, the CIC Agreements were consistent with general industry practices as well as the practices of the companies in our peer and comparator groups. However, in 2009, the Committee determined that the CIC Agreements were no longer appropriate for Pfizer. Under the terms of the CIC Agreements, the Committee could have caused the CIC Agreements to expire on September 30, 2010. However, effective February 16, 2009, the executive officers voluntarily terminated their CIC Agreements, and (other than Mr. D’Amelio) became participants in the Executive Severance Plan described below.

In connection with his employment in 2007, we entered into a severance agreement with Mr. D’Amelio providing for certain severance benefits in the event that, at any time before September 10, 2009, his employment was terminated without cause or for good reason. He also entered into a CIC Agreement at that time. Mr. D’Amelio voluntarily terminated his CIC Agreement effective February 16, 2009; however, his severance arrangement remained in effect until September 10, 2009, at which time he became a participant in the Executive Severance Plan. Dr. Lewis-Hall has participated in the Executive Severance Plan since the commencement of her employment by the Company in May 2009.

Severance payments and benefits under the Executive Severance Plan are described in the section headed “Estimated Benefits Upon Termination” later in this Proxy Statement.

Executive Severance Plan

The Executive Severance Plan became effective on February 16, 2009 and provides for severance benefits in the event of involuntary termination of employment without cause. Benefits under the Executive Severance Plan consist of cash severance equal to the greater of (a) one times base salary plus target annual incentive or (b) the amount calculated using the broad-based severance formula for our U.S.-based employees. In addition, participants would receive a pro-rata target annual incentive for the year of termination as well as certain health and welfare benefits, consistent with our broad-based policies.

Notice of Annual Meeting of Shareholders and Proxy Statement  |  59

Executive Compensation: Employment and Retirement Benefits

EMPLOYMENT AND RETIREMENT BENEFITS

DEFERRED COMPENSATION

We permit our executive officers to defer receipt of their earned annual incentives and any shares earned under performance share awards. (As noted above under “Rewarding Performance – 2009 Long-Term Equity Incentive Awards”, certain of our Named Executive Officers are required to defer the receipt of RSUs.) Annual incentives may be deferred into either a Pfizer stock unit fund or a cash fund earning interest at 120% of the applicable federal long-term rate (which fluctuated between 3.50% and 5.14% in 2009). The Pfizer stock unit fund is credited with reinvested dividend equivalent units. PSAs may be deferred only into the Pfizer stock unit fund.

INSURANCE PLANS

We provide a number of health and family security benefits, such as medical insurance, dental insurance, life insurance and long-term disability insurance through our active employee flexible benefit plan. These benefits are available to all U.S.-based employees, including each Named Executive Officer, and are comparable to those provided by the companies in the general industry comparator group. These programs are designed to provide certain basic quality of life benefits and protections to Pfizer employees, including the Named Executive Officers, and at the same time enhance Pfizer’s attractiveness as an employer of choice. The Company’s annual cost of the benefit for the Named Executive Officers ranges from approximately $13,000 to $22,000.

RETIREMENT AND SAVINGS PLANS

Pfizer maintains qualified defined benefit pension plans for the benefit of all its eligible U.S.- and Puerto Rico-based employees, including the Named Executive Officers. For those employees earning in excess of the Internal Revenue Code limit ($245,000 for

2009) (including the Named Executive Officers), Pfizer maintains a related supplemental benefit restoration plan. The provisions and features of the qualified defined benefit pension plans and the related supplemental benefit restoration plans apply to all participants in those plans, including the Named Executive Officers. These plans are described in the narrative accompanying the “2009 Pension Benefits” and the “2009 Non-Qualified Deferred Compensation” tables below.

RETIREE HEALTH CARE BENEFITS

In addition to active employee benefits, we provide post-retirement medical, dental, and/or life insurance to retirees. For those who retired on or before January 1, 2010, medical, dental and/or life insurance is provided according to each “legacy company” plan under which the eligible employees are covered. A “legacy company” is the employee’s original employer, before Pfizer’s acquisitions of Warner-Lambert, Pharmacia and Wyeth, as applicable. The Named Executive Officers are all covered under the legacy Pfizer plans for U.S. employees, which provide up to $12,000 of annual medical premium cost before age 65, $3,000 of annual medical premium cost after age 65, and up to $250,000 of life insurance coverage, which reduces ratably to $2,500, 10 years after retirement.

All active employees (including the Named Executive Officers) who are eligible for retirement after January 1, 2010, will receive post-retirement medical coverage. The value of the post-retirement medical benefit will range from $123,000 to $275,000 over the course of retirement. The amount will be calculated at retirement and will be based on years of service with the Company after reaching age 40 and whether or not the executive has any dependents at retirement.

PERQUISITES

We provide a limited number of perquisites and other personal benefits to our Named Executive Officers, including the limited personal use of company aircraft, financial counseling services and, for Mr. Kindler, the use of a company car and driver. In limited instances, we also allow executives the use of company transportation relating to relocations. These benefits provide flexibility to our executives and increase travel efficiencies, allowing more productive use of their time, which, in turn, allows greater focus on Pfizer-related activities. All taxes on perquisites (other than those relating to relocation) are paid by the executives; there are no tax gross-ups.

COMPANY AIRCRAFT

With the approval of the CEO, the Company’s aircraft may be used in the following situations:

•	ELT members are eligible to use the aircraft for business purposes.

•	An ELT member who is using the aircraft for Pfizer business purposes may be accompanied by his/her spouse or partner. All spouse/partner travel is considered personal use and is subject to taxation and disclosure; prior to 2009, certain spouse/partner travel could be considered business-related based on a case-by-case determination.

60  |  Notice of Annual Meeting of Shareholders and Proxy Statement

Executive Compensation: Perquisites

•	Under our policies, approximately 20 hours of personal use (actual flight time) per calendar year for each type of aircraft (helicopter and plane) are generally allowed for each ELT member.

•

Non-employee Directors may use Pfizer aircraft to attend director functions and for other Pfizer business purposes, subject to certain conditions. Occasionally, non-employee Directors when traveling on Pfizer business may be accompanied by family members.

The amounts disclosed in the “All Other Compensation” column in the 2009 Summary Compensation Table and in the table below were valued based on the incremental cost of the personal use of Company aircraft, using a method that takes into account the following items for the number of flight hours used (including “deadhead” time to re-position the aircraft):

•	landing/parking/flight planning services expenses;

•	crew travel expenses;

•	supplies and catering;

•	aircraft fuel and oil expenses per hour of flight;

•	aircraft accrual expenses per hour of flight;

•	maintenance, parts and external labor (inspections and repairs) per hour of flight;

•	any customs, foreign permit and similar fees; and

•	related passenger ground transportation.

Tax Reporting—Personal Use of Aircraft

As a result of the recommendations contained in an independent, third-party security study, the Board requires that Mr. Kindler travel on Company aircraft for personal travel to the maximum extent practicable. For income tax purposes, the amount included in his income is based on IRS regulations. This amount is not grossed up for taxes. This amount is generally lower than the incremental costs shown in the “2009 Incremental Cost of Perquisites Provided to Named Executive Officers” table shown below.

CAR AND DRIVER

The amounts disclosed below for the personal use of a Company car are based on the incremental cost to the Company, calculated as a portion of the cost of the annual lease, a portion of the cost of the driver, and fuel used. The policy on the use of the cars for 2009 is outlined below:

•	cars and drivers were available to all ELT members for business reasons; to the extent they do use them for personal use, they are required to reimburse the Company;

•	for security reasons, cars and drivers are available to Mr. Kindler for personal use (including commuting); and

•	spouse/partner travel is considered personal use, and the incremental cost of such travel must be reimbursed to the Company.

The costs of Mr. Kindler’s personal use are not reimbursed, and the incremental cost to the Company is reflected in the table below and in the “All Other Compensation” column in the 2009 Summary Compensation Table. For tax purposes, the cost of the cars and fuel is imputed as income and is not grossed up for taxes by the Company. As a result of the recommendations contained in the independent, third-party security study referred to above, the cost of the drivers is not reportable as income to Mr. Kindler for tax purposes.

OTHER PERQUISITES

The Company provides a taxable allowance of up to $10,000 to our executive officers for financial counseling services, which may include tax preparation and estate planning services. We value this benefit based on the actual charges for the services.

The Company does not provide or reimburse for country club memberships for any executive officers. Home security systems are available to the ELT members. The cost of any such systems is imputed as income to the recipients.

The Company purchases season and other tickets to sporting, cultural and other events for use in connection with its business. On occasion, these tickets are provided to employees, including ELT members, for personal use. There is no incremental cost associated with such use.

Notice of Annual Meeting of Shareholders and Proxy Statement  |  61

Executive Compensation: Perquisites

The following table summarizes the incremental value of perquisites for the Named Executive Officers in 2009.

2009 Incremental Cost of Perquisites Provided to Named Executive Officers

Name	Aircraft Usage ($)	Financial Counseling ($)	Car Usage ($)	Home Security ($)	Other(1) ($)	Total ($)
J. Kindler	190,725	7,690	43,099	1,217	—	242,731

F. D’Amelio	93,247	7,500	—	—	—	100,747

I. Read	118,525	—	—	—	—	118,525

M. Mackay	115,568	5,000	—	—	—	120,568

F. Lewis-Hall	59,579	—	—	—	146,605	206,184

(1)    The amounts shown in this column represent the cost of Dr. Lewis-Hall’s relocation benefits of $96,797 and a tax gross-up of $49,808, consistent with Pfizer’s relocation policy for U.S.-based employees.

62  |  Notice of Annual Meeting of Shareholders and Proxy Statement

Executive Compensation: Other Compensation Policies

OTHER COMPENSATION POLICIES

TAX AND ACCOUNTING POLICIES

Section 162(m) limits to $1 million the amount of remuneration that Pfizer may deduct in any calendar year for its CEO and the three other highest-paid Named Executive Officers, other than the CFO. We have structured our annual cash incentive awards, TSRUs, PSAs, and PCSAs to meet the exception to this limitation for “performance-based” compensation, as defined in Section 162(m), so that these amounts will be fully deductible for income tax purposes. However, RSUs do not qualify as “performance-based” compensation, except for those awarded under the STI Shift Awards, where they are earned for performance. Consequently, as discussed above (see “Rewarding Performance – 2009 Long-Term Equity Incentive Awards” and “Deferred Compensation”), certain of our Named Executive Officers are required to defer the receipt of RSUs.

To maintain flexibility, we do not have a policy requiring all compensation to be deductible. Since the salaries of Messrs. Kindler and Read each exceed $1 million, a portion of their salaries, and the value of their perquisites and other benefits, are not deductible.

DERIVATIVES TRADING

No employee, including Named Executive Officers, may purchase or sell options on Pfizer common stock, or engage in short sales of Pfizer common stock. Also, trading by executive officers in puts, calls, straddles, equity swaps, or other derivative securities that are directly linked to Pfizer common stock is prohibited. These same provisions also apply to our non-employee Directors.

STOCK OWNERSHIP

We have stock ownership requirements for our executive officers, including the Named Executive Officers. Mr. Kindler is required to own Pfizer common stock equal in value to at least five times his annual salary, and the other Named Executive Officers are required to own Pfizer common stock equal in value to at least four times their annual salaries. We have also established milestone guidelines that we use to monitor progress toward meeting these targets over a five-year period. Under these milestone guidelines, Mr. Kindler’s ownership requirement is currently four times his salary. As of March 1, 2010, Mr. Kindler had reached his full milestone guideline (i.e., five times his salary).

COMPENSATION RECOVERY

The Committee may, if permitted by law, make retroactive adjustments to any cash- or equity-based incentive compensation paid to Named Executive Officers and other executives where a payment is predicated upon the achievement of specified financial results that are the subject of a subsequent restatement. Where applicable, we will seek to recover any amount determined to have been inappropriately received by the individual executive officer. In addition, all of the equity incentive awards that we grant contain compensation recovery provisions.

ROLE OF COMPENSATION CONSULTANT

Since 2003, the Committee has engaged the firm of Frederic W. Cook & Co., represented by George Paulin, its Chief Executive Officer, as the Committee’s independent compensation consultant to fulfill the following responsibilities in accordance with the policy outlined below:

•	advise the Committee Chair on management proposals as requested;

•	undertake special projects at the request of the Committee Chair;

•	advise the Committee Chair on setting agenda items for Committee meetings;

•	review Committee agendas and supporting materials in advance of each meeting;

•	attend Committee meetings;

•	review the Company’s compensation philosophy, peer group and competitive positioning for reasonableness and appropriateness;

•	review the Company’s executive compensation program and advise the Committee of plans or practices that might be changed to improve effectiveness;

•	review the selected peer group and survey data for competitive comparisons;

•	oversee and review survey data on executive pay practices and amounts that come before the Committee;

•	provide market data and recommendations on CEO compensation without prior review by management (except for necessary fact-checking);

•	review the Compensation Discussion and Analysis and compensation tables for inclusion in our proxy statement;

Notice of Annual Meeting of Shareholders and Proxy Statement  |  63

Executive Compensation: Role of Compensation Consultant

•	review any significant executive employment or severance agreements in advance of being presented to the Committee for approval;

•	periodically review the Committee’s charter and recommend changes; and

•	proactively advise the Committee on best-practice ideas for Board governance of executive compensation as well as areas of concern and risk in the Company’s program.

In 2009, as part of his ongoing services to the Compensation Committee, as described above, Mr. Paulin attended 9 of the 11 meetings of the Committee. For the two meetings that Mr. Paulin did not attend, he provided his input on the matters scheduled to be discussed by the Committee prior to the meeting. During 2009, he:

•	advised the Committee with respect to the design and amounts of compensation for newly hired executive officers;

•	advised the Committee on the appropriate composition of the pharmaceutical and general industry peer groups;

•	advised the Committee on the appropriate long-term incentives to best align executive performance with shareholder interests;

•	reviewed disclosures and correspondence with SEC and government officials relating to executive compensation matters;

•	advised on appropriate executive performance goals and metrics;

•	advised on proxy recommendations relating to executive pay from shareholder groups;

•	advised on proxy disclosure rule changes related to compensation policies and programs;

•	advised on the amendment and restatement of our 2004 Stock Plan proposal, which was submitted for and received shareholder approval at the 2009 Annual Meeting;

•	advised the Committee on market trends and developments;

•	advised the Committee on the amounts and form of special merger and acquisition awards; and

•	advised the Committee on severance benefits.

The total amount of fees paid to Frederic W. Cook & Co. for services to the Committee in 2009 was $180,840. In addition, the Committee reimburses Frederic W. Cook & Co. for Mr. Paulin’s reasonable travel and business expenses. Frederic W. Cook & Co. receives no other fees or compensation from the Company, except a fee of less than $5,000 to provide an annual executive compensation survey.

POLICY—CRITERIA FOR SELECTION OF COMMITTEE CONSULTANT

The Committee has established the following criteria used to select a consultant to the Compensation Committee:

•	Degree of independence

–	Financial independence—measured by dollar volume of other business conducted with Pfizer

–	Independent thinking—subjectively assessed by their known work as well as information gathered in screening interviews

•	Familiarity with the business environment

–	Knowledge of the pharmaceutical industry

–	Specific knowledge of Pfizer, its senior management, and Board of Directors

–	Broad knowledge of general industry current practices and emerging trends

–	Public relations

•	Particular strengths and/or distinguishing characteristics including, but not limited to:

–	Creative thinking

–	Strong sense of corporate governance

–	Special areas of expertise

–	Ability to establish rapport and dynamic presence with groups

•	References from current clients where the consultant acts in an advisory role similar to the role desired by the Committee

•	Potential issues

–	Conflict of interest with other clients

–	Degree of availability/accessibility

64  |  Notice of Annual Meeting of Shareholders and Proxy Statement

Executive Compensation: Compensation Tables

2009 Summary Compensation Table

Compensation Tables

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	(1)	Stock Awards ($) (e)	(3)

J. Kindler Chairman and Chief Executive Officer	2009 2008 2007	1,600,000 1,575,000 1,462,500	— — 3,100,000		5,534,285 7,553,015 4,469,760

F. D’Amelio Chief Financial Officer	2009 2008 2007	1,060,000 1,051,500 320,625	600,000 — 4,040,000	(2)	2,904,366 3,189,034 5,706,848

I. Read Group President, Worldwide Biopharmaceutical Businesses	2009 2008 2007	1,139,500 1,051,500 944,083	500,000 — 990,000		2,854,366 3,189,034 1,192,626

M. Mackay President, Pharmatherapeutics Research & Development	2009 2008 2007	950,000 937,500 702,159	— 325,000 645,000		2,278,815 3,021,184 1,232,770

F. Lewis-Hall(8) Chief Medical Officer	2009	503,030	1,626,700		1,000,003

1) The amounts shown in this column represent one-time cash incentive awards made to certain executive officers in 2009 and annual cash bonus awards made to the Named Executive Officers for 2007 (if applicable). On October 30, 2009, Messrs. D’Amelio and Read received special one-time cash and equity incentive awards totaling $1.2M and $1.0M, respectively, in recognition of their performance and leadership in connection with the successful completion of the Wyeth acquisition on October 15, 2009, with 50% paid in cash. (See “Rewarding Performance—Special Merger and Acquisition Activity Awards” earlier in this Proxy Statement.) Also shown in this column is Dr. Lewis-Hall’s one-time sign-on cash incentive award of $1.06M paid upon her commencement of employment and her annual incentive for 2009, which was guaranteed at target. If her employment is voluntarily terminated prior to the second anniversary of her commencement of employment, she is required to repay $530,000 to the Company. In 2008, Dr. Mackay received a $325,000 cash award for recognition purposes after the retirement of our former head of Research and Development.

2) Upon his commencement of employment in September 2007, Mr. D’Amelio received (a) a $2.7M cash award to replace a partial-year bonus and forfeited retention payments from his prior employer and (b) a $1M sign-on cash incentive, which vested on December 31, 2007 and was paid on March 1, 2008. These payments were part of his employment offer. Also included is his bonus payment of $340,000 for his 2007 performance.

3) The amounts shown in this column represent the grant date fair values for the RSU, PSA and STI Shift Awards in 2009, 2008 and 2007, respectively, including the RSUs granted to Messrs. D’Amelio and Read in recognition of their performance and leadership in connection with the successful completion of the Wyeth acquisition on October 15, 2009 (see Note 1). The 2007 and 2008 award values were recalculated from amounts shown in prior Proxy Statements to reflect their grant date fair values, as required by SEC rules effective for 2010. Further information regarding the 2009 awards is included in the “2009 Grants of Plan-Based Awards” and “2009 Outstanding Equity Awards at Fiscal Year-End” tables later in this Proxy Statement. The grant date fair value of the performance-based awards reflected in this column (the PSA and STI Shift Awards) is the target payout based on the probable outcome of the performance condition, determined as of the grant date. The maximum potential values of the PSA and STI Shift Awards would be 200% of target. Mr. Kindler’s PSA and STI Shift Award maximum values would be $3,582,873 and $3,825,000, respectively, and Messrs. D’Amelio and Read’s maximum values would be $1,686,055 for the PSA and $1,800,00 for the STI Shift Award. Dr. Mackay’s PSA and STI Shift Award maximum values would be $1,475,292 and $1,575,000, respectively. Dr. Lewis-Hall joined Pfizer on May 15, 2009 and did not receive any performance awards during 2009. Information related to the performance-based award program is included in “Rewarding Performance—2009 Performance Share Awards” earlier in this Proxy Statement. The grant date fair values have been determined based on the assumptions and methodologies set forth in the Company’s 2009 Financial Report (Note 15, Share-Based Payments).

Notice of Annual Meeting of Shareholders and Proxy Statement  |  65

Executive Compensation: Compensation Tables

2009 Summary Compensation Table (continued)

2009 Summary Compensation Table Name and Principal Position (a)	Year (b)	Option Awards ($) (f)	(4)	Non-Equity Incentive Plan Compensation ($) (g)	(5)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($) (h)	(6)	All Other Compensation ($) (i)	(7)	Total ($) (j)

J. Kindler Chairman and Chief Executive Officer	2009 2008 2007	2,575,250 2,222,026 3,123,600		3,500,000 3,000,000 —		1,238,772 759,298 477,783		449,731 438,261 441,456		14,898,038 15,547,600 13,075,099

F. D’Amelio Chief Financial Officer	2009 2008 2007	1,204,478 938,189 1,311,080		1,420,000 1,250,000 —		465,428 423,085 927,990		204,697 127,303 32,278		7,858,969 6,979,111 12,338,821

I. Read Group President, Worldwide Biopharmaceutical Businesses	2009 2008 2007	1,154,478 938,189 1,139,750		1,657,000 1,250,000 —		1,915,639 963,274 133,784		226,053 237,188 160,626		9,447,036 7,629,185 4,560,869

M. Mackay President, Pharmatherapeutics Research & Development	2009 2008 2007	791,420 888,810 781,325		1,025,000 1,030,000 —		628,620 418,645 113,687		204,951 97,441 115,217		5,878,806 6,718,580 3,590,158

F. Lewis-Hall(8) Chief Medical Officer	2009	—		—		65,195		1,892,335		5,087,263

4) The amounts shown in this column represent the grant date fair values of the stock options and TSRUs awarded in 2009, 2008 and 2007, respectively, including the TSRUs granted to Messrs. D’Amelio and Read in recognition of their performance and leadership in connection with the successful completion of the Wyeth acquisition on October 15, 2009 (see Note 1). The 2007 and 2008 award values were recalculated from the amounts shown in prior Proxy Statements to reflect the grant date fair value, as required by SEC rules effective for 2010. The grant date fair values have been determined based on the assumptions and methodologies set forth in the Company’s 2009 Financial Report (Note 15, Share-Based Payments).

(5) The amounts shown in this column represent annual cash incentive awards for 2009 and 2008 (if applicable) made to the Named Executive Officers under the Global Performance Plan. Further information regarding the 2009 awards is included in the “2009 Annual Cash Incentive Awards” table earlier in this Proxy Statement.

6) The Company does not pay “above market” interest on non-qualified deferred compensation; therefore, this column reflects pension accruals only. The 2009 pension accrual amounts represent the difference between the December 31, 2008 and December 31, 2009 present values of age 65 accrued pension, or the current benefit if the Named Executive Officer is eligible for an unreduced pension under the Retirement Plan and Supplemental Retirement Plan, based on the pension plan assumptions for each year, as shown in the footnotes to the “Pension Plan Assumptions” table later in this Proxy Statement. The 2007 value for Mr. D’Amelio includes additional pension service credit that he will receive after five years of service. As a former employee of Pharmacia, Dr. Lewis-Hall participates in the legacy Pharmacia pension plan. Further information regarding pension plans appears in this Proxy Statement following the “2009 Pension Benefits Table”.

7) The amounts shown in this column represent the sum of the Company’s Savings Plan and Supplemental Savings Plan matching contribution and the incremental cost to the Company of perquisites received by the Named Executive Officers. The Savings Plan matching contributions include Company matching funds under the Pfizer Savings Plan (a tax-qualified retirement savings plan) and under the related Supplemental Savings Plan. These plans are discussed in more detail in the notes to the “2009 Non-Qualified Deferred Compensation” table later in this Proxy Statement. The 2009 amount shown for Dr. Lewis-Hall includes a special one-time credit of $1.12M. Dr. Lewis-Hall’s matching contributions under the plans are based on the legacy Pharmacia matching calculation. Also included in this amount is a payment of $523,524 relating to a sign-on award and relocation benefit reimbursement to Dr. Lewis-Hall’s prior employer. Additional information regarding 2009 perquisites is provided under “Perquisites” in the CD&A.

66  |  Notice of Annual Meeting of Shareholders and Proxy Statement

Executive Compensation: Compensation Tables

8) Dr. Lewis-Hall joined Pfizer effective May 15, 2009 as Chief Medical Officer and was not a Named Executive Officer for 2008 or 2007; therefore, only 2009 information is provided. Under Dr. Lewis-Hall’s employment offer, she received sign-on cash and equity incentive awards to replace compensation from her prior employer totaling $3.0M. The cash incentive award of $2.0M is payable in two equal installments in 2010 and 2011. If her employment is voluntarily terminated prior to the third anniversary of her hire date, she is required to repay $1.0M to the Company. The equity incentive award of $1.0M granted in the form of RSUs is payable on the third anniversary of the grant date (May 29, 2012). In addition, she received a one-time inducement award of $2.18M, payable as a cash incentive award of $1.06M and a $1.12M credit to the Pfizer Supplemental Savings Plan. The cash incentive award of $1.06M was payable upon her commencement of employment. If her employment is voluntarily terminated prior to the second anniversary of her hire date, she is required to repay $530,000 to the Company. The remaining $1.12M, a one-time credit to the Pfizer Supplemental Savings Plan, vests 20% upon her commencement of employment and 20% on each of the next four anniversaries of her commencement of employment. Also included in her employment offer is a reimbursement of $523,524 to her prior employer relating to sign-on award and relocation benefit reimbursements paid to Dr. Lewis-Hall and recoverable under her agreement with that company (see Note 7).

Notice of Annual Meeting of Shareholders and Proxy Statement  |  67

Executive Compensation: Compensation Tables

The following Grants of Plan-Based Awards Table provides additional information about RSUs, PSAs, SARs/TSRUs and the STI Shift Awards granted to our Named Executive Officers during the year ended December 31, 2009. The Company’s annual incentive plan is its only non-equity incentive award plan; however, the Company cannot estimate future annual incentives under this plan and has therefore omitted the corresponding columns. The grants in the following table were made under the 2004 Stock Plan, as amended and restated, and are described in the Compensation Discussion and Analysis section headed “2009 Long-Term Equity Incentive Awards.”

2009 Grants of Plan-Based Awards Table

			Estimated Future Payouts Under Equity Incentive Plan Awards						All Other Stock Awards: Number of Shares of Stock or Units(1) (#) (i)	All Other TSRU Awards: Number of Securities Underlying TSRUs(1) (#) (j)	Exercise or Base Price of TSRU Awards ($/Sh) (k)	Grant Date Fair Value of Stock, TSRUs and Short-Term Incentive Shift Awards(3) ($) (l)
Name (a)	Grant Date (b)		Threshold (#)/($) (f)		Target (#)/($)(1) (g)		Maximum (#)/($) (h)
J. Kindler	2/26/2009									637,438	12.70	2,575,250
									144,122			1,830,349
			36,031	(2)	144,122	(2)	288,244	(2)				1,791,436
			0		1,912,500	(4)	3,825,000	(4)				1,912,500

F. D’Amelio	2/26/2009									223,881	12.70	904,479
									67,822			861,339
			16,956	(2)	67,822	(2)	135,644	(2)				843,027
			0		900,000	(4)	1,800,000	(4)				900,000
	10/30/2009	(5)								65,502	17.03	299,999
									17,616			300,000

I. Read	2/26/2009									223,881	12.70	904,479
									67,822			861,339
			16,956	(2)	67,822	(2)	135,644	(2)				843,027
			0		900,000	(4)	1,800,000	(4)				900,000
	10/30/2009	(5)								54,585	17.03	249,999
									14,680			250,000

M. Mackay	2/26/2009									195,896	12.70	791,420
									59,344			753,669
			14,836	(2)	59,344	(2)	118,688	(2)				737,646
			0		787,500	(4)	1,575,000	(4)				787,500

F. Lewis-Hall(6)	5/29/2009								65,833			1,000,003

(1)    The PSA and RSU award values were converted to units using the closing stock price of $13.27 on February 23, 2009; the TSRU values were converted using $4.02, the estimated Monte Carlo Simulation value as of February 23, 2009. The RSUs granted on May 29, 2009 and October 30, 2009 were converted to units using the closing prices of $15.19 and $17.03, respectively. The TSRU values relating to the October 30, 2009 grant were converted using $4.58, the estimated Monte Carlo Simulation value as of October 30, 2009.

(2)    The amounts represent the threshold, target, and maximum payouts under our Performance Share Award Program for the January 1, 2009 - December 31, 2011 performance period.

(3)    The amounts shown in this column represent the award values as of the grant dates. The fair values of RSUs, PSAs and TSRUs are shown at the respective fair values of $12.70, $12.43 and $4.04, as of February 26, 2009. The STI Shift Award values represent the target values as of the February 26, 2009 grant date. For the October 30, 2009 grant, the award fair values of RSUs and TSRUs are shown at the respective fair values of $17.03 and $4.58.

(4)    The amounts represent target and maximum payouts under the STI Shift Award. Actual award payouts range from 0% to 200% of the target value and were determined in 2010 based on 2009 performance. The payout was 50% RSU/50% cash and was delivered in February 2010.

(5)    The amounts shown represent special grants of TSRUs and RSUs in recognition of their performance and leadership in connection with the successful completion of the Wyeth acquisition on October 15, 2009. See Note 1 to the “2009 Summary Compensation Table”.

(6)    The amount shown represents a sign-on RSU award. Further information regarding this award is included in the “2009 Summary Compensation Table” and the “2009 Outstanding Equity Awards at Fiscal Year-End Table”.

68  |  Notice of Annual Meeting of Shareholders and Proxy Statement

Executive Compensation: Compensation Tables

The following table summarizes the equity awards we have made to our Named Executive Officers that were outstanding as of December 31, 2009.

2009 Outstanding Equity Awards at Fiscal Year-End Table

			Option/SAR/TSRU Awards(2)							Stock Awards(3)
Name (a)	Grant Date/ Performance Share Period (1)		Number of Securities Underlying Unexercised Options Exercisable (#) (b)	Number of Securities Underlying Unexercised Options Unexercisable (#) (c)	Number of Securities Underlying Unexercised SARs/TSRUs Vested (#) (b)	Number of Securities Underlying Unexercised SARs/TSRUs Unvested (#) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option/ SAR/ TSRU Exercise Price ($) (e)	Option/ SAR/TSRU Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5) (j)
J. Kindler	1/2/2002		150,000					39.65	1/1/2012
	2/27/2003		200,000					29.33	2/26/2013
	2/26/2004		225,000					37.15	2/25/2014
	2/24/2005		174,001	86,999				26.20	2/23/2015
	2/23/2006		400,000					26.20	2/22/2016
	7/31/2006			500,000				26.29	7/30/2016
	2/22/2007			760,000				25.87	2/21/2017	76,680	1,394,809
	2/28/2008					399,645		22.55	2/28/2013	109,442	1,990,750
	2/28/2008									12,310	223,919
	2/26/2009					637,438		12.70	2/26/2014	148,572	2,702,525
	2/26/2009	(4)								109,690	1,995,261
	2/26/2009									98,003	1,782,675
	1/1/2005-12/31/2009											58,332	1,061,059
	1/1/2007-12/31/2009											155,200	2,823,088
	1/1/2008-12/31/2010											98,771	1,796,644
	1/1/2009-12/31/2011											144,122	2,621,579

F. D’Amelio	9/28/2007		194,666	97,334				24.43	9/27/2017	88,629	1,612,162
	2/28/2008					168,739		22.55	2/28/2013	46,208	840,524
	2/26/2009					223,881		12.70	2/26/2014	69,916	1,271,772
	2/26/2009	(4)								53,525	973,620
	10/30/2009					65,502		17.03	10/30/2014	17,616	320,435
	1/1/2008-12/31/2010											41,703	758,578
	1/1/2009-12/31/2011											67,822	1,233,682

I. Read	2/24/2000		60,000					32.94	2/23/2010
	2/22/2001		170,000					45.34	2/21/2011
	2/28/2002		100,000					41.30	2/27/2012
	2/27/2003		120,000					29.33	2/26/2013
	2/26/2004		140,000					37.15	2/25/2014
	2/24/2005		96,667	48,333				26.20	2/23/2015
	2/23/2006		193,000					26.20	2/22/2016
	2/22/2007			250,000				25.87	2/21/2017	20,643	375,496
	9/28/2007			25,000				24.43	9/27/2017	4,914	89,386
	2/28/2008					168,739		22.55	2/28/2013	46,208	840,524
	2/26/2009					223,881		12.70	2/26/2014	69,916	1,271,772
	2/26/2009	(4)								53,525	973,620
	10/30/2009					54,585		17.03	10/30/2014	14,680	267,029
	1/1/2005-12/31/2009											27,480	499,861
	1/1/2007-12/31/2009											22,048	401,053
	1/1/2008-12/31/2010											41,703	758,578
	1/1/2009-12/31/2011											67,822	1,233,682

Notice of Annual Meeting of Shareholders and Proxy Statement  |  69

Executive Compensation: Compensation Tables

2009 Outstanding Equity Awards at Fiscal Year-End Table

			Option/SAR/TSRU Awards(2)							Stock Awards(3)
Name (a)	Grant Date/ Performance Share Period(1)		Number of Securities Underlying Unexercised Options Exercisable (#) (b)	Number of Securities Underlying Unexercised Options Unexercisable (#) (c)	Number of Securities Underlying Unexercised SARs/TSRUs Vested (#) (b)	Number of Securities Underlying Unexercised SARs/TSRUs Unvested (#) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option/ SAR/ TSRU Exercise Price ($) (e)	Option/ SAR/TSRU Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5) (j)
M. Mackay	2/24/2000		39,600					32.94	2/23/2010
	2/22/2001		135,000					45.34	2/21/2011
	2/28/2002		65,000					41.30	2/27/2012
	2/27/2003		75,000					29.33	2/26/2013
	2/26/2004		100,000					37.15	2/25/2014
	2/24/2005		66,667	33,333				26.20	2/23/2015
	2/23/2006		120,000					26.20	2/22/2016
	2/22/2007			120,000				25.87	2/21/2017	10,560	192,086
	5/31/2007									8,639	157,143
	10/31/2007			62,500				24.61	10/30/2017	7,113	129,385
	2/28/2008					159,858		22.55	2/28/2013	43,776	796,285
	2/26/2009					195,896		12.70	2/26/2014	61,176	1,112,791
	2/26/2009	(4)								41,775	759,887
	1/1/2005-12/31/2009											20,820	378,716
	1/1/2007-12/31/2009											15,320	278,671
	1/1/2008-12/31/2010											39,508	718,651
	1/1/2009-12/31/2011											59,344	1,079,467

F. Lewis-Hall	5/29/2009									67,120	1,220,913

(1) For a better understanding of this table, we have included an additional column showing the grant dates of stock options, SARs, TSRUs and RSUs and the associated performance period for the performance share awards. Information concerning the 2009 STI Shift Awards is included in the “2009 Grants of Plan-Based Awards” table elsewhere in this Proxy Statement.

(2)	Stock options become exercisable in accordance with the vesting schedule below:

Grant Date	Vesting
2/24/2000	1/5 per year beginning on the anniversary of the grant
2/22/2001	1/5 per year beginning on the anniversary of the grant
2/22/2001	90,000 full vesting after 3 years- Mr. Read
2/22/2001	70,000 full vesting after 3 years- Dr. Mackay
1/2/2002	1/3 per year in years 3, 4 and 5
2/28/2002	1/3 per year in years 3, 4 and 5
2/27/2003	1/3 per year in years 3, 4 and 5
2/26/2004	1/3 per year in years 3, 4 and 5
2/24/2005	1/3 per year in years 3, 4 and 5
2/23/2006	3 year cliff vesting
7/31/2006	The later of 5 years or attainment of 150% of the grant price for 20 straight days
2/22/2007	3 year cliff vesting
9/28/2007	1/3 per year in years 1, 2 and 3 - Mr. D’Amelio
9/28/2007	3 year cliff vesting
10/31/2007	3 year cliff vesting
SARs and TSRUs vest in accordance with the schedule below:
Grant Date	Vesting
2/28/2008	Full vesting after 3 years and become payable after 5 years
2/26/2009	Full vesting after 3 years and become payable after 5 years
10/30/2009	Full vesting after 3 years and become payable after 5 years
(3) Restricted Stock Units vest in accordance with the schedule below:
Grant Date	Vesting
2/22/2007	3 year cliff vesting
5/31/2007	50% in 18 months, 50% in 36 months
9/28/2007	3 year cliff vesting
9/28/2007	1/3 per year in years 1, 2 and 3 - Mr. D’Amelio
10/31/2007	3 year cliff vesting
2/28/2008	3 year cliff vesting
2/26/2009	3 year cliff vesting
5/29/2009	3 year cliff vesting
10/30/2009	3 year cliff vesting
(4) This RSU grant represents the 50% portion paid from the 2008 STI Shift Award. The remaining 50% was paid in cash and is reported in the “2009 Option Exercises and Stock Vested” table elsewhere in this Proxy Statement.
(5) Based on the December 31, 2009 closing stock price of $18.19.

70  |  Notice of Annual Meeting of Shareholders and Proxy Statement

Executive Compensation: Compensation Tables

The following Option Exercises and Stock Vested Table provides additional information about the value realized by the Named Executive Officers on option award exercises, stock award vesting and the STI Shift Award payouts during the year ended December 31, 2009.

2009 Option Exercises and Stock Vested

	Option Awards		Restricted Stock/Restricted Stock Units				Performance Shares 2005-2009 Paid Feb 2010(1)				Performance Shares 2007-2009 Paid Feb 2010(1)				STI Shift Award
Name(2)	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Number of Withheld Shares Sold to Cover Taxes (#)		Value Realized on Vesting(5) ($)	Number of Shares Acquired on Vesting (#)	Number of Withheld Shares Sold to Cover Taxes (#)	Value Realized on Vesting(5) ($)		Number of Shares Acquired on Vesting (#)	Number of Withheld Shares Sold to Cover Taxes (#)	Value Realized on Vesting(5) ($)		Value Realized on Vesting(6) ($)
J. Kindler	—	—	32,524	—	(4)	431,604	—	—	—	(3)	—	—	—	(3)	1,412,000

F. D’Amelio	—	—	87,801	41,688		1,454,866	—	—	—	(7)	—	—	—		689,000

I. Read	—	—	16,573	—	(4)	219,933	4,581	1,617	81,038		—	—	—		689,000

M. Mackay	—	—	10,066	—	(4)	133,581	3,471	1,127	61,402		—	—	—		537,750

1) The performance shares in this table have been determined according to the 2005-2009 and 2007-2009 performance periods and were paid in February 2010.

2) Based on Dr. Lewis-Hall’s hire date, she did not have any option exercises, stock vested or STI Shift Award payouts for 2009.

3) Upon Mr. Kindler’s promotion to CEO on July 31, 2006, the Compensation Committee added a second performance criterion, which is that these shares would be settled in RSUs at the end of the performance period and will only become payable if and when the Company’s three-year total shareholder return exceeds the median for the pharmaceutical peer group. These RSUs will be forfeited if this second performance criterion is not met prior to Mr. Kindler’s retirement or other termination of employment (other than for death or disability). Based on the 2005-2009 performance period, the number of RSUs settled from the target award was 9,724 with a value of $172,018, at $17.69 per share.

4) Under IRC Section 162(m), which applies to our CEO and the NEOs (excluding the CFO), when RSUs vest, the payment of these shares will automatically be deferred until the earlier of the time they are no longer subject to Section 162(m) or the January 31st following termination of employment.

5) The RSUs vested on February 23, 2009 at $13.27 for Messrs. Kindler, D’Amelio and Read and Dr. Mackay. Additional RSUs for Mr. D’Amelio vested on
September 28, 2009 at $16.57. Performance shares vested on February 25, 2010 at $17.69.

6) The amount shown in this column represents the STI Shift Award 50% cash payout from the February 28, 2008 annual long-term incentive award grant paid in 2009. The remaining 50% RSU award was reported in the “2009 Outstanding Equity Awards at Fiscal Year-End” table.

7) Based on Mr. D’Amelio’s hire date, he did not have any PCSAs that vested in 2009.

Notice of Annual Meeting of Shareholders and Proxy Statement  |  71

Executive Compensation: Compensation Tables

The following 2009 Pension Benefits Table shows the present value of accumulated benefits payable to each of our Named Executive Officers under Pfizer’s Retirement Annuity Plan (the “Retirement Plan”) and the Pharmacia Pension Plan (the “Pension Plan”) (collectively, the “Plans”), and the related non-funded Supplemental Retirement Plan (the “Supplemental Retirement Plan”) and the non-funded Supplemental Pension Plan (the “Supplemental Pension Plan”) (collectively, the “Supplemental Plans”).

2009 Pension Benefits Table

Name	Plan Name		Number of Years Credited Service (#)	Age 65 Single- Life Annuity Payment ($)	Present Value of Accumulated Benefit(1) ($)	Payments During Last Fiscal Year ($)	Immediate Annuity Payable on 12/31/2009 ($)	Lump Sum Value(2) ($)
J. Kindler	Qualified Plan		8	28,378	169,568	—	—	—
	Supplemental Plan			543,623	3,326,436	—	—	—

F. D’Amelio	Qualified Plan		2	8,766	44,910	—	—	—
	Supplemental Plan	(3)		336,558	1,771,593	—	—	—

I. Read	Qualified Plan		31	111,928	753,693	—	74,245	1,067,677
	Supplemental Plan			1,275,097	8,770,749	—	845,814	12,163,189

M. Mackay	Qualified Plan		14	52,384	296,351	—	—	—
	Supplemental Plan			382,066	2,216,059	—	—	—

F. Lewis-Hall(4)	Qualified Plan		1	3,263	19,816	—	—	—
	Supplemental Plan			7,400	45,379	—	—	—

(1) The present value of these benefits is shown based on the December 31, 2009 assumptions as shown below. These assumptions are also used to determine our fiscal 2010 pension expense.

(2) These reflect the values of the annuities shown if paid as a lump sum benefit as of January 1, 2010, as indicated above only for Named Executive Officers eligible to retire.

(3) Under the terms of Mr. D’Amelio’s offer letter, he receives an additional six years of benefit accrual service for pension purposes, subject to five-year cliff vesting. The amounts shown above include $248,633 in the Supplemental Plan Age 65 Single-Life Annuity Payment and $1,308,771 in the Supplemental Plan Present Value of Accumulated Benefit, both of which are attributable to the six years of service.

(4) Dr. Lewis-Hall’s retirement benefits are based on the provisions of the Pharmacia Pension Plan formula of the Pfizer Consolidated Pension Plan, the Pharmacia Supplemental Pension Plan, and the Pharmacia Retiree Benefits Program, due to her prior service with Pharmacia.

The Plans

The Plans are funded, tax-qualified, noncontributory defined benefit pension plans that cover certain employees, including the Named Executive Officers.

Retirement Plan and Supplemental Retirement Plan—Named Executive Officers (excluding Dr. Lewis-Hall)

Benefits under the Retirement Plan are based on the employee’s years of service and the employee’s highest average earnings for a five calendar-year period and are payable after retirement in the form of an annuity or a lump sum.

Benefits under the Retirement Plan are calculated as an annuity equal to the greater of:

•	1.4% of the employee’s highest final average earnings multiplied by years of service; or

•	1.75% of such earnings less 1.5% of the primary Social Security benefits, multiplied by years of service.

Years of service under these formulas cannot exceed 35. Contributions to the Retirement Plan are made entirely by Pfizer and are paid into a trust fund from which the benefits are paid.

Pension Plan and Supplemental Pension Plan—Dr. Lewis-Hall

Benefits under the Pension Plan are based on the employee’s years of service and the employee’s final average compensation for the 36 highest complete and consecutive months of service within the last 120 complete and consecutive months of employment and are payable after retirement in the form of an annuity or a lump sum.

Benefits under the Pension Plan are calculated as an annuity equal to 1% of the employee’s final average compensation, multiplied by years of credited service.

Compensation covered by the Plans and the Supplemental Plans for the Named Executive Officers for 2009 equals the sum of the amounts set forth for 2009 in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the “2009 Summary Compensation Table”, and in the case of Dr. Lewis-Hall her

72  |  Notice of Annual Meeting of Shareholders and Proxy Statement

Executive Compensation: Compensation Tables

guaranteed short-term incentive for 2009 (but not her sign-on bonus) included in the “Bonus” column of the 2009 Summary Compensation Table. Mr. Read’s covered compensation also includes restricted stock awards granted on or prior to April 26, 2001 and any performance-based share awards granted for performance periods beginning before January 1, 2001. After the payment of the awards for the five-year period ended on December 31, 2004, no further performance-based share awards are included in the determination of pensions under the Retirement Plan or the Supplemental Retirement Plan. The amount of annual earnings that may be considered in calculating benefits under the Plans is limited by law. For 2009, the annual limitation was $245,000.

The Plans currently limit pensions paid under the Plans to an annual maximum of $195,000, payable at age 65 in accordance with IRS requirements. Under the Supplemental Plans, Pfizer provides, out of its general assets, amounts substantially equal to the difference between the amount that may be paid under the Plans in the absence these IRS limits. The Supplemental Plans also treat as covered compensation certain earnings that are excluded in calculating pension benefits under the Plans. The Supplemental Plans are non-funded; however, in certain circumstances (not applicable to the Named Executive Officers), Pfizer has established and funded trusts to secure obligations to make payments under the Supplemental Plans.

The present value of accumulated benefits has been computed based on the assumptions as of December 31, 2009 in the following table, which were used in developing our financial statement disclosures:

Pension Plan Assumptions(1)

Assumptions as of	12/31/2007	12/31/2008	12/31/2009

Discount Rate	6.50%	6.40%	6.30% for qualified pension plans, 6.20% for non-qualified pension plans

Lump Sum Interest Rate	4.9% for annuity payments expected to be made during first 5 years, 6.1% for payments made between 5 and 20 years, and 6.6% for payments made after 20 years, prior to reflecting 5-year phase-in from GATT 30-year Treasury rate of 5.00%	6.00% for annuity payments expected to be made during first 5 years, 6.64% for payments made between 5 and 20 years, and 5.70% for payments made after 20 years, prior to reflecting 5-year phase-in from GATT 30-year Treasury rate of 3.80%	2.70% for annuity payments expected to be made during first 5 years, 6.00% for payments made between 5 and 20 years, and 6.80% for payments made after 20 years prior to reflecting the 5-year phase-in from GATT 30-year Treasury rate of 4.35%

Percent Electing Lump Sum	70%	80% / 70%(2)	80% / 70%(2) - Pfizer 70% - Pharmacia

Mortality Table for Lumps Sums	Unisex mortality table specified by IRS Revenue Ruling 2007-67, based on RP 2000 table, with projected mortality improvements (7 -15 years)	Unisex mortality table specified by IRS Revenue Ruling 2007-67, based on RP 2000 table, with projected mortality improvements (7 - 15 years)	Unisex mortality table specified by IRS Revenue Ruling 2007-67, based on RP 2000 table, with projected mortality improvements (7 - 15 years)

Mortality Table for Annuities	Separate annuitant and non-annuitant rates for the 2007 plan year, as set forth in regulation 1.412(l)(7)-1	Separate annuitant and non-annuitant rates for the 2009 plan year, as set forth in regulation 1.412(l)(7)-1	Separate annuitant and non-annuitant rates for the 2010 plan year, as set forth in regulation 1.412(l)(7)-1

(1) These assumptions are also used to determine the change in pension value in the “2009 Summary Compensation Table”. (2) 80% relates to the Qualified Plan and 70% relates to the Supplemental Plan.

Notice of Annual Meeting of Shareholders and Proxy Statement  |  73

Executive Compensation: Compensation Tables

We have included an additional column titled “Age 65 Single-Life Annuity Payment” in the 2009 Pension Benefits Table above. The amounts listed in this column represent the amount payable to the executive upon attaining age 65. We have also added a column showing the immediately payable pension benefit as well as a column showing the lump sum value of that benefit for those Named Executive Officers who meet the retirement criteria under the Plans.

•	Early Retirement Provisions

Under the Retirement Plan and Supplemental Retirement Plan, the normal retirement age is 65. If a participant terminates employment with an age and years of service combination greater than or equal to 90, the employee is entitled to receive either an annuity or a lump sum that is not reduced under the terms of the Retirement Plan or the Supplemental Retirement Plan for early payment. If an employee retires on or after age 55 with 10 or more years of service, that participant may elect to receive either an early retirement annuity payment reduced by 4% per year (prorated for partial years) for each year between benefit commencement and age 65, or a lump sum payment. If an employee does not satisfy any of the above criteria, and has five years of vesting service under the Retirement Plan, that participant may elect to receive an annuity starting on or after age 55, which is reduced 6% per year for each year (prorated for partial years) prior to age 65, and a lump sum payment is not available.

Under the Pension Plan and Supplemental Pension Plan, the normal retirement age is 65. If an employee retires on or after age 50 with 5 or more years of service, that participant may elect to receive either an early retirement payment reduced by 6% per year (prorated for partial years) for each year between benefit commencement and age 65, or a lump sum payment. If an employee does not satisfy any of the above criteria, and has five years of vesting service under the Pension Plan plan, that participant may elect to receive an annuity starting on or after age 50, which is reduced 6% per year for each year (prorated for partial years) prior to age 65, and a lump sum payment is not available.

•	Board Policy on Pension Benefits for Executives

The Board has adopted a policy providing that it will seek shareholder approval prior to the payment of amounts to any senior executive from the Company’s defined benefit pension plans if his or her benefit, computed as a single life annuity, will exceed 100% of the senior executive’s final average salary, as calculated at the discretion of the Compensation Committee. This policy applies to all benefit accruals after January 1, 2006. For purposes of this policy, “final average salary” means the average of the highest five calendar years’ earnings (as defined by the Committee and not based on the legacy pension plan definition), where earnings includes salary earned during the year and annual cash incentives (or bonus) earned for the year.

74  |  Notice of Annual Meeting of Shareholders and Proxy Statement

Executive Compensation: Compensation Tables

The following Non-Qualified Deferred Compensation Table summarizes the activity during 2009 and account balances in our various non-qualified savings and deferral plans for our Named Executive Officers. The following plans and programs permit the executives to defer amounts previously earned on a pre-tax basis: Pfizer Supplemental Savings Plan (“PSSP”), Global Performance Plan (“GPP”), Performance Share Awards (“PSA”) and Performance-Contingent Share Awards (“PCSA”). The PSSP is a supplemental 401(k) plan that provides Company matching contributions based on the executive’s contributions. Other than the matching contributions (and the earnings thereon) in the PSSP, the account balances in these plans are solely attributable to deferrals of previously earned compensation and the earnings on those amounts.

2009 Non-Qualified Deferred Compensation Table

Name	Plan(1)	Executive Contributions in Last FY ($)	Pfizer Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
J. Kindler	PSSP	261,300	195,975	410,934	—	2,118,758
	Deferred GPP	—	—	—	—	—
	Deferred PCSA/PSA	—	—	130,818	—	1,702,258
	Deferred RSU(2)	431,604	—	177,301	—	608,904
	Total:	692,904	195,975	719,052	—	4,429,920

F. D’Amelio	PSSP	123,900	92,925	60,363	—	356,155
	Deferred GPP	—	—	—	—	—
	Deferred PCSA/PSA	—	—	—	—	—
	Total:	123,900	92,925	60,363	—	356,155

I. Read	PSSP	128,670	96,503	126,478	—	1,212,694
	Deferred GPP	—	—	—	—	—
	Deferred PCSA/PSA	—	—	226,728	—	2,950,291
	Deferred RSU(2)	219,933	—	90,342	—	310,275
	Total:	348,603	96,503	443,548	—	4,473,260

M. Mackay	PSSP	94,666	73,358	54,831	—	287,525
	Deferred GPP	—	—	25,952	—	445,338
	Deferred PCSA/PSA	235,674	—	136,043	—	663,598
	Deferred RSU(2)	133,581	—	66,968	—	345,841
	Deferred STI(3)	53,775	—	25,501	—	79,276
	Total:	517,696	73,358	309,295	—	1,821,578

F. Lewis-Hall	PSSP(4)	12,901	1,145,803	24,115	—	1,182,820
	Deferred GPP	—	—	—	—	—
	Deferred PCSA/PSA	—	—	—	—	—
	Total:	12,901	1,145,803	24,115	—	1,182,820

1)    The PSSP contributions were based on the executive’s deferral election and the salary shown in the “2009 Summary Compensation Table”, as well as annual incentive awards paid in 2009, previously reported.

2)    Represents an RSU award vested on February 23, 2009 that was deferred due to Section 162(m) of the IRC. Further information regarding RSU vesting is reported on the “2009 Option Exercises and Stock Vested” table.

3)    Represents the 2008 STI Shift Award vested on February 26, 2009, of which a portion was deferred based on the executive’s deferral election.

4)    Upon commencement of employment, Dr. Lewis-Hall received a $1.12M one-time credit to the PSSP, which vests 20% upon hire and 20% on each of the next four anniversaries of her hire date. Her participation in the PSSP is based on the legacy Pharmacia matching calculation for the contributions.

•	Pfizer Savings Plans

The Company provides the Pfizer Savings Plan (the “Savings Plan”) to U.S.-based employees of the Company and the PSSP to employees who meet the eligibility requirements. These plans are described below.

The Savings Plan is a tax-qualified retirement savings plan. Participating employees may contribute up to 20% of “regular earnings” on a before-tax basis, Roth 401(k) basis and after-tax basis, into their Savings Plan accounts. “Regular earnings” for the Savings Plan include both salary and bonus or annual incentive awards. Total combined before-tax, Roth 401(k) and after-tax contributions may not exceed 20% of regular earnings. In addition, under the Savings Plan, we generally match an amount equal

Notice of Annual Meeting of Shareholders and Proxy Statement  |  75

Executive Compensation: Compensation Tables

to one dollar for each dollar contributed by participating employees on the first 3% of their regular earnings, and fifty cents for each additional dollar contributed on the next 3% of their regular earnings. However, Dr. Lewis-Hall is subject to a legacy Pharmacia plan formula based on her age and option plan selection, under which she receives a 10% match if she contributes 5% or more of regular earnings, as defined under the legacy Pharmacia plan. Our matching contributions generally are invested in our common stock. In addition, plan participants have the ability to diversify some or all of the matching contribution investments.

Pursuant to IRS rules, effective for 2009, the Savings Plan limits the “additions” that can be made to a participating employee’s account to $49,000 per year. “Additions” include our matching contributions, before-tax contributions, Roth 401(k) contributions and after-tax contributions.

Currently, legislation limits the amounts that may be allocated to tax-qualified savings plans and the amount of compensation that can be taken into account in computing benefits under the Savings Plan. The 2009 maximum before-tax and Roth 401(k) contribution limit is $16,500 per year (or $22,000 per year for eligible participants age 50 and over). In addition, no more than $245,000 of annual compensation may be taken into account in computing benefits under the Savings Plan.

The PSSP is intended to pay, out of the general assets of the Company, an amount substantially equal to the difference between the amount that would have been allocated to an employee’s account as before-tax contributions, our matching contributions and the amount actually allocated under the Savings Plan if the limits described in the preceding paragraph did not exist. Participants can elect to defer up to 20% of eligible wages on a before-tax basis. Generally, participants can elect to receive payments as a lump sum or in one to twenty annual installments following termination from service. Participants who do not make an election receive lump sum payments. In certain circumstances, we fund trusts established to secure our obligations to make payments under the PSSP.

Amounts deferred, if any, under the PSSP by the Named Executive Officers for 2009 are included in the “Salary” and “Non-Equity Incentive Plan Compensation” columns and, in the case of Dr. Lewis-Hall, her guaranteed short-term incentive for 2009, but not her sign-on bonus (included in the “Bonus” column of the 2009 Summary Compensation Table). In the Non-Qualified Deferred Compensation table, PSSP values are shown opposite the PSSP line for each Named Executive Officer. Executive contributions reflect the percent of salary and bonus the executive has elected to defer under the PSSP. This matching contribution is shown in the “Pfizer Contributions” column of the table. For the Named Executive Officers, the Company’s matching contributions under the Savings Plan and the PSSP are shown in the “All Other Compensation” column of the 2009 Summary Compensation Table. The “Aggregate Earnings” column in the above table represents the amount by which the PSSP balance changed in the past fiscal year, net of employee and employer contributions.

76  |  Notice of Annual Meeting of Shareholders and Proxy Statement

Executive Compensation: Compensation Tables

Estimated Benefits Upon Termination

The following table shows the estimated benefits payable upon a hypothetical termination of employment under the Executive Severance Plan and under various termination scenarios as of December 31, 2009. The Executive Severance Plan does not provide for any pension enhancements upon a change in control.

Estimated Benefits Upon Various Termination Scenarios
			Termination Without Cause		Termination on Change in Control		Death or Disability

Name	Severance(1) (A) ($)	Other(2) (B) ($)	Long-Term Award Payouts(3) (C) ($)	Total (A+B+C) ($)	Long-Term Award Payouts(4) (D) ($)	Total (A+B+D) ($)	Long-Term Award Payouts(5) ($)
J. Kindler	4,038,100	21,372	11,477,022	15,536,494	24,110,314	28,169,786	24,110,314

F. D’Amelio	1,939,120	17,996	3,780,879	5,737,995	9,333,804	11,290,920	9,333,804

I. Read	4,591,000	14,423	4,683,967	9,289,390	9,019,623	13,625,046	9,019,623

M. Mackay	2,145,698	18,882	4,038,094	6,202,674	7,560,083	9,724,663	7,560,083

F. Lewis-Hall	1,366,700	19,260	1,220,913	2,606,873	1,220,913	2,606,873	1,220,913

(1)    These amounts represent severance equal to the greater of: (a) severance under our Executive Severance Plan, which became effective on February 16, 2009, which is one year’s base salary and target bonus (Pay), or (b) the total number of weeks of Pay determined under our standard formula (13 weeks plus 3 weeks per year of service), subject to a maximum of 104 weeks.

(2)    These amounts represent the Company cost of 12 months of active employee medical and life insurance coverage.

(3)    These amounts represent the value of long-term incentive awards which vest on termination of employment without cause using our closing stock price of $18.19 on December 31, 2009.

(4)    These amounts represent the value of long-term incentive awards which vest following a change in control using our closing stock price of $18.19 on December 31, 2009.

(5)    These amounts represent the value of long-term incentive awards which vest on termination of employment due to death or disability using our closing stock price of $18.19 on December 31, 2009.

The Named Executive Officers are eligible for the following potential payments upon death, disability, retirement and a change in control, as described below:

•	Payments Made Upon Disability

Under our flexible benefits program, eligible employees, including the Named Executive Officers, have the ability to purchase long-term disability coverage up to 70% of pay, subject to a $350,000 annual benefit limit. If the employee is vested in our Pension Plan, those benefits continue to accrue while receiving disability benefits and health and life insurance coverage is continued.

Under the Long-Term Incentive Program, in the event of disability, PSAs and STI Shift Awards are paid out at target; RSUs are paid in full; SARs/TSRUs vest and are settled on the fifth anniversary of the date of grant; and outstanding stock options continue to vest and become exercisable for the full option term, provided the executive remains permanently and totally disabled.

Notice of Annual Meeting of Shareholders and Proxy Statement  |  77

Executive Compensation: Compensation Tables

•	Payments Made Upon Death

Under our flexible benefits program, all of our eligible employees, including the Named Executive Officers, have the ability to purchase up to $1,650,000 in life insurance benefits up to one time base pay with a maximum cap of $1,650,000, with a maximum of $250,000 in coverage paid by the Company. The spouse’s pension and deferred compensation are also payable in accordance with the plans and the executive’s election.

Under the Long-Term Incentive Program, in the event of death, PSAs and STI Shift Awards are paid out at target; RSUs are paid in full; SARs/TSRUs vest and are immediately settled; stock options immediately vest and become exercisable for the remainder of the option term if the participant is eligible for retirement; if not, the stock options remain exercisable for two years.

•	Payments Made Upon Retirement

Under the Long-Term Incentive Program, if a participant retires (at least age 55 with at least 10 years of service) after the first anniversary of the grant date STI Shift Awards will be forfeited; RSUs are prorated; SARs/TSRUs continue to vest and are settled on the fifth anniversary of the date of grant; and outstanding stock options continue to vest and become exercisable for the full term of the option. PSAs may be prorated at the end of the performance period (at the discretion of the Committee) if the participant is employed through December 31 of the year of grant. If the retirement takes place prior to the first anniversary of the grant date, the long-term awards are forfeited. Based on age and years of service, Mr. Read is the only Named Executive Officer eligible for retirement treatment and would receive $2,756,258 payout of his long-term awards as of December 31, 2009 in the event of his retirement.

See “Retirement and Savings Plans” and “Retiree Health Care Benefits” for further information on healthcare, retirement and savings plan benefits under Pfizer’s plans.

•	Payments Made Upon Change in Control

As discussed in “Post-Employment Compensation”, in

February 2009, all executive officers voluntarily terminated their change-in-control severance agreement and each (other than Mr. D’Amelio) became a participant in the Executive Severance Plan. The separate severance agreement with Mr. D’Amelio, established as part of his hiring arrangements, expired on September 10, 2009 and was not renewed. At that time, he became a participant in the Executive Severance Plan.

78  |  Notice of Annual Meeting of Shareholders and Proxy Statement

Executive Compensation: Compensation Tables

This table provides certain information as of December 31, 2009 with respect to our equity compensation plans:

Equity Compensation Plan Information

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	456,960,358	(1)	$29.67	498,467,479	(2)

Equity compensation plans not approved by security holders	0		N/A	0

Total	456,960,358		$29.67	498,467,479

(1)    This amount includes the following:

•403,995,768 shares issuable upon the exercise of outstanding stock options with a weighted average exercise price of $29.94.

•6,118,597 shares issuable pursuant to outstanding share awards that have been granted under the Pfizer Inc. 2004 Stock Plan, as Amended and Restated (the 2004 Stock Plan), but not yet earned as of December 31, 2009. The number of shares, if any, to be issued pursuant to such outstanding awards will be determined by a non-discretionary formula that measures our performance, in terms of total shareholder return and diluted earnings per share growth, over the applicable performance period relative to the performance of the pharmaceutical peer group, as discussed above. Since these awards have no exercise price, they are not included in the weighted average exercise price calculation in column (b).

•38,083,115 shares subject to restricted stock units, issuable pursuant to the 2004 Stock Plan. Since these awards have no exercise price, they are not included in the weighted average exercise price calculation in column (b).

•8,681,276 non-vested shares and 81,602 vested shares pursuant to TSRUs granted under the 2004 Stock Plan with a weighted average exercise price of $17.06. The number of shares, if any, to be issued pursuant to outstanding TSRUs will be determined by the difference between the defined settlement price and the grant price, plus the dividends accumulated during a 5-year term. The settlement price is the 20-day average closing stock price ending on the fifth anniversary of the grant.

(2)    This amount represents the number of shares available (498,467,479) for issuance pursuant to stock options and awards that could be granted in the future under the 2004 Stock Plan. Under the 2004 Stock Plan, any option granted reduces the available number of shares on a one-to-one basis and any whole share award granted reduces the available number of shares on a two-to-one basis.

In 2003, Pfizer acquired Pharmacia Corporation and assumed various stock-based plans. No further grants may be made under any of these plans. As of December 31, 2009, under the Pharmacia 2001 Long-Term Incentive Plan, 25,855,174 shares were issuable upon the exercise of outstanding stock options, including 766,925 outstanding reload options, at a weighted average exercise price of $31.51. The reload obligations will be satisfied under this plan from 800,000 shares available. In addition, under the other assumed Pharmacia plans, as of December 31, 2009, there were 12,531,922 shares issuable upon the exercise of outstanding stock options, and those options had a weighted average exercise price per share of $31.75. Information regarding these various options is not included in the above table.

In 2000, Pfizer acquired Warner-Lambert Company and assumed stock options outstanding under various Warner-Lambert plans pursuant to which no subsequent awards have been or will be made. As of December 31, 2009, there were 5,310,398 shares issuable upon the exercise of stock options under these plans, and those options had a weighted average exercise price per share of $32.00. In addition, 297,949 shares were issuable pursuant to the Warner-Lambert 1996 Stock Plan in settlement of Warner-Lambert directors’ compensation that had been deferred by certain former Warner-Lambert directors prior to Pfizer’s acquisition of Warner-Lambert. Information regarding those options and shares is not included in the above table.

On October 15, 2009, Pfizer acquired Wyeth and assumed the Wyeth Management Incentive Plan (the “MIP Plan”), pursuant to which no subsequent awards have been or will be made. As of December 31, 2009, there were 230,321 shares issuable in settlement of the participants’ accounts, which will be delivered upon separation from Pfizer, subject to meeting the requirements of the MIP Plan. Information regarding these shares is not included in the above table.

Notice of Annual Meeting of Shareholders and Proxy Statement  |  79

Executive Compensation: Compensation Tables

FINANCIAL MEASURES

The following table contains reconciliations of 2009 and 2008 U.S. GAAP revenues and U.S. GAAP diluted EPS to revenues and adjusted diluted EPS for annual incentive purposes relating to the Financial Performance Table within this Proxy Statement (Unaudited).

Financial Measures (Billions, except per common share data)	2009	2008
Revenues	$50.0	$48.3
Foreign exchange impact relative to rates in effect for budget purposes	(1.3)	0.3
Exclusion of non-recurring items	0.1	—

Subtotal	$48.8	$48.6

Revenues from legacy Wyeth products	(3.3)	—

Revenues for Annual Incentive purposes*	$45.5	$48.6

Diluted EPS*	$1.23	$1.20
Purchase accounting adjustments — net of tax	0.38	0.36
Acquisition related costs — net of tax	0.40	—
Discontinued operations — net of tax	—	(0.01)
Certain significant items — net of tax	0.01	0.87

Adjusted diluted EPS	$2.02	$2.42

Foreign exchange impact relative to rates in effect for budget purposes	(0.06)	0.01
Exclusion of non-recurring items	0.02	—

Adjusted diluted EPS for Annual Incentive purposes*	$1.98	$2.43

*      Revenues and adjusted diluted EPS used for annual Incentive purposes in 2009 reflect Pfizer stand-alone results. The weighted average shares used for adjusted diluted EPS for annual Incentive purposes is 6,767 million. For a full reconciliation of adjusted diluted EPS see our 2009 Form 10-K Financial Report.

80  |  Notice of Annual Meeting of Shareholders and Proxy Statement

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS OF SHAREHOLDERS

Under the rules of the SEC, if a shareholder wants us to include a proposal in our Proxy Statement and form of proxy for presentation at our 2011 Annual Meeting of Shareholders, the proposal must be received by us at our principal executive offices at 235 East 42nd Street, New York, NY 10017-5755 by November 16, 2010. The proposal should be sent to the attention of the Secretary of the Company.

Under our By-laws, certain procedures are provided that a shareholder must follow to nominate persons for election as Directors or to introduce an item of business at an Annual Meeting of Shareholders. These procedures provide that nominations for Director nominees and/or an item of business to be introduced at an Annual Meeting of Shareholders must be submitted in writing to the Secretary of the Company at our principal executive offices. We must receive the notice of your intention to introduce a nomination or to propose an item of business at our 2011 Annual Meeting:

•

if the 2011 Annual Meeting is being held within 25 days before or after the anniversary of the date of this year’s Annual Meeting (April 22, 2010), we must receive notice not less than 90 days nor more than 120 days in advance of the anniversary of the 2010 Annual Meeting; or

•	10 days following the date on which notice of the date of the 2011 Annual Meeting is mailed or the public disclosure of the date of the 2011 Annual Meeting is made, whichever first occurs.

For any other meeting, the nomination or item of business must be received by the tenth day following the date of public disclosure of the date of the meeting.

Our Annual Meeting of Shareholders is generally held on the fourth Thursday of April. Assuming that our 2011 Annual Meeting is held on schedule, we must receive notice of your intention to introduce a nomination or other item of business at that Meeting between December 23, 2010 and January 22, 2011. If we do not receive notice during that time period, or if we meet certain other requirements of the SEC rules, the persons named as proxies in the proxy materials relating to that Meeting will use their discretion in voting the proxies when any such matters are raised at the Meeting.

The nomination must contain the following information about the nominee (amongst other information, as specified in the By-laws):

•	name;

•	age;

•	business and residence addresses;

•	principal occupation or employment;

•	the class and number of shares of capital stock owned (beneficially and of record) by the nominee;

•

the information that would be required under the rules of the SEC in a proxy statement or other filing required to be made in connection with the solicitation of proxies for election as directors pursuant to Section 14 of the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder; and

•	a signed consent of the nominee to serve as a Director of the Company, if elected.

Notice of a proposed item of business must include (amongst other information, as specified in the By-laws):

•	a brief description of the substance of, and the reasons for conducting, such business at the Annual Meeting; and

•	as to the stockholder proponent and the beneficial owner, if any, on whose behalf the proposal is being made:

•	the name and address of each such person and of any holder of record of the stockholder proponent's shares as they appear on our records;

•	the class and number of all shares of capital stock owned by each such person (beneficially and of record) (with supporting documentation where appropriate);

•	any material interest of each such person, or any affiliates or associates of each such person, in such business; and

•

any other information relating to each such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by each such person with respect to the proposed business to be brought by each such person before the annual meeting pursuant to Section 14 of the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder.

The Board is not aware of any matters that are expected to come before the 2010 Annual Meeting other than those referred to in this Proxy Statement. If any other matter should come before the Annual Meeting, the Proxy Committee appointed by the Board of Directors intends to vote the proxies in accordance with its best judgment.

The Chairman of the Meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with the foregoing procedures.

Whether or not you plan to attend the Meeting, please vote by telephone, on the Internet, or by mail.

If you vote by telephone, the call is toll-free within the U.S., U.S. territories and Canada. No postage is required for mailing in the United States if you vote by mail using the enclosed prepaid envelope.

By order of the Board of Directors,

Amy W. Schulman

Senior Vice President, General Counsel and Corporate Secretary

81  |  Notice of Annual Meeting of Shareholders and Proxy Statement

ANNEX 1

Director Qualification Standards

Determination of Independence

To be considered “independent” for purposes of these standards, a director must be determined, by resolution of the Board as a whole, after due deliberation, to have no material relationship with the Company other than as a director. These determinations will be made public annually prior to the directors standing for election to the Board. Except as otherwise noted below, the “Company” includes Pfizer Inc. and its consolidated subsidiaries. In each case, the Board shall broadly consider all relevant facts and circumstances and shall apply the following standards:

1.	In no event will a director be considered “independent” if:

(i)	the director is, or has been within the last three years, an employee of the Company; or

(ii)	an immediate family member of the director is, or has been within the last three years, an executive officer of the Company; or

(iii)	the director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company (other than director’s fees and pension or other forms of deferred compensation for prior service with the Company); or

(iv)	(A) the director or an immediate family member of the director is a current partner of the firm that is the Company’s independent registered public accounting firm; or (B) the director is a current employee of such firm; or (C) the director has an immediate family member who is a current employee of such firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice, or (D) the director or an immediate family member of the director was within the last three years (but is no longer) a partner or employee of such firm and personally worked on the Company’s audit within that time; or

(v)	an executive officer of the Company serves or served on the compensation committee of the board of directors of a company that, at the same time within the last three years, employs or employed either the director or an immediate family member of the director as an executive officer.

2.	Audit Committee members may not have any direct or indirect financial relationship whatsoever with the Company other than as directors, and may not be affiliated persons of the Company. Audit committee members may receive directors’ fees, in the form of cash, stock, stock units, stock options or other in-kind consideration ordinarily available to directors, and fixed amounts of compensation for prior service with the Company.

3.	No director, or immediate family member of a director, may serve as a paid consultant or advisor to the Company or to any executive officer of the Company, or may have a personal services contract with the Company or with any executive officer of the Company.

4.	The following commercial relationships will not be considered to be material relationships that would impair a director’s independence: (i) if a director is a current employee, or an immediate family member of a director of the Company is a current executive officer of another company that does business with the Company and the annual sales to, or purchases from, the Company in any of the last three fiscal years were less than one percent of the annual revenues of the company the director or the director’s immediate family member serves as an executive officer or employee, as applicable; or (ii) if a director or an immediate family member of a director of the Company is an executive officer of another company which is indebted to the Company, or to which the Company is indebted, and the total amount of either company’s indebtedness to the other is less than one percent of the total consolidated assets of the company he or she serves as an executive officer.

Notice of Annual Meeting of Shareholders and Proxy Statement  |  i

5.	The following not-for-profit relationship will not be considered to be a material relationship that would impair a director’s independence: if a director of the Company, or a director’s spouse, serves as an executive officer of a not-for-profit organization, and the Company’s, or the Pfizer Foundation’s discretionary charitable contributions to the organization, in the aggregate, are less than two percent (or $1,000,000, whichever is greater) of that organization’s latest publicly available total revenues.

6.	Annually, the Board will review all commercial and charitable relationships of directors to determine whether directors meet the categorical independence tests described in paragraphs 4 and 5. The Board may determine that a director who has a relationship that exceeds the limits described in paragraph 4 (to the extent that any such relationship would not constitute a bar to independence under the New York Stock Exchange listing standards) or paragraph 5, is nonetheless independent. The Company will explain in the next proxy statement the basis for any Board determination that a relationship is immaterial despite the fact that it does not meet the categorical standards set forth in paragraphs 4 or 5.

7.	The Company will not make any personal loans or extensions of credit to directors or executive officers.

8.	To help maintain the independence of the Board, all directors are required to deal at arm’s length with the Company and its subsidiaries and to disclose circumstances material to the director that might be perceived as a conflict of interest.

ii  |  Notice of Annual Meeting of Shareholders and Proxy Statement

ANNEX 2

Charter

Audit Committee

Status

The Audit Committee is a committee of the Board of Directors.

Membership

The Audit Committee shall consist of three or more directors all of whom in the judgment of the Board of Directors shall be independent in accordance with New York Stock Exchange listing standards. Each member shall in the judgment of the Board of Directors have the ability to read and understand the Company’s basic financial statements. At least one member of the Audit Committee shall in the judgment of the Board of Directors be an audit committee financial expert in accordance with the rules and regulations of the Securities and Exchange Commission and at least one member (who may also serve as the audit committee financial expert) shall in the judgment of the Board of Directors have accounting or related financial management expertise in accordance with New York Stock Exchange listing standards.

No member of the Audit Committee may serve simultaneously on the audit committees of more than three public companies, including the Company, unless the Board of Directors determines that such simultaneous service would not impair the ability of such member to effectively serve on the Audit Committee and such determination is disclosed in accordance with the rules of the New York Stock Exchange.

Purpose

The Audit Committee shall represent and assist the Board of Directors with the oversight of: (a) the integrity of the Company’s financial statements and internal controls, (b) the Company’s compliance with legal and regulatory requirements, (c) the independent registered public accounting firm’s qualifications and independence and (d) the performance of the Company’s internal audit function and the independent registered public accounting firm. In addition, the Audit Committee shall prepare a report each year for inclusion in the Company’s proxy statement relating to the election of directors. Except as otherwise required by applicable laws, regulations or listing standards, all major decisions are considered by the Board of Directors as a whole.

Responsibilities

1.	Select and retain (subject to ratification by the Company’s stockholders), evaluate and terminate when appropriate, the independent registered public accounting firm, set the independent registered public accounting firm’s compensation, oversee the work of the independent registered public accounting firm and pre-approve all audit services to be provided by the independent registered public accounting firm.

2.	Pre-approve all permitted non-audit services to be performed by the independent registered public accounting firm and establish policies and procedures for the engagement of the independent registered public accounting firm to provide permitted audit and non-audit services.

3.	At least annually, receive and review: (a) a report by the independent registered public accounting firm describing the independent registered public accounting firm’s internal quality-control procedures and any material issues raised by the most recent internal quality-control review, peer review or Public Company Accounting Oversight Board (PCAOB) review, of the independent auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (b) other required reports from the independent registered public accounting firm.

4.

At least annually: (a) consider the independence of the independent registered public accounting firm, including whether the provision by the independent registered public accounting firm of permitted non-audit services is compatible with independence; and (b) obtain and review a

Notice of Annual Meeting of Shareholders and Proxy Statement  |  iii

report from the independent registered public
accounting firm describing all relationships between the firm or its affiliates and the
Company or individuals in a financial reporting oversight role at the Company, that may reasonably be thought to bear on the firm’s independence, and discuss with the firm the potential effects of any disclosed relationships on the independence.

5.	Review with the independent registered public accounting firm:

(a)	the scope and results of the audit;

(b)	any problems or difficulties that the auditor encountered in the course of the audit work, and management’s response; and

(c)	any questions, comments or suggestions the auditor may have relating to the internal controls, and accounting practices and procedures, of the Company or its subsidiaries.

6.	Review, at least annually, the scope and results of the internal audit program, including then current and future programs of the Company’s Internal Audit Department, procedures for implementing accepted recommendations made by the independent registered public accounting firm, and any significant matters contained in reports from the Internal Audit Department.

7.	Review with the independent registered public accounting firm, the Company’s Internal Audit Department, and management: (a) the adequacy and effectiveness of the systems of internal controls (including any significant deficiencies and significant changes in internal controls reported to the Audit Committee by the independent registered public accounting firm or management), accounting practices, and disclosure controls and procedures (and management reports thereon), of the Company and its subsidiaries; and (b) current accounting trends and developments, and take such action with respect thereto as may be deemed appropriate.

8.	Review with management and the independent registered public accounting firm the annual and quarterly financial statements of the Company, including: (a) any material changes in accounting principles or practices used in preparing the financial statements prior to the filing of a report on Form 10-K or 10-Q with the Securities and Exchange Commission; (b) disclosures relating to internal controls over financial reporting; (c) the items required by applicable generally accepted auditing standards relating to the conduct of the audit of annual financial statements or review of interim financial statements; and (d) meet to review the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” included in the Company’s Form 10-K or 10-Q filed with the Securities and Exchange Commission.

9.	Recommend to the Board of Directors, based on the review described in paragraphs 4 and 8 above, whether the financial statements should be included in the annual report on Form 10-K.

10.	Review earnings press releases, as well as Company policies with respect to earnings press releases, financial information and earnings guidance provided to analysts and rating agencies (this function may be performed by the Chair or the full Committee).

11.	Discuss Company policies with respect to risk assessment and risk management, and review contingent liabilities and risks that may be material to the Company and major legislative and regulatory developments which could materially impact the Company’s contingent liabilities and risks.

12.	Review: (a) the status of compliance with laws, regulations, and internal procedures; and (b) the scope and status of systems designed to promote Company compliance with laws, regulations and internal procedures, through review of reports from management, legal counsel and third parties as determined by the Audit Committee.

13.	Establish and oversee procedures for the confidential and anonymous receipt, retention and treatment of complaints regarding the Company’s accounting, internal controls and auditing matters, as well as for the confidential, anonymous submissions by Company employees of concerns regarding questionable accounting or auditing matters.

iv  |  Notice of Annual Meeting of Shareholders and Proxy Statement

14.	Establish policies for the hiring of employees and former employees of the independent registered public accounting firm.

15.	Obtain the advice and assistance, as appropriate, of independent counsel and other advisors as necessary to fulfill the responsibilities of the Audit Committee, and receive appropriate funding from the Company, as determined by the Audit Committee, for the payment of compensation to any such advisors.

16.	Conduct an annual performance evaluation of the Audit Committee and annually evaluate the adequacy of its charter.

Meetings

The Audit Committee shall meet at least six times each year and at such other times as it deems necessary to fulfill its responsibilities. The Audit Committee shall periodically meet separately, in executive session, with management, the internal auditor and chief compliance officer, and the independent registered public accounting firm. The Audit Committee shall report regularly to the Board of Directors with respect to its activities and make recommendations to the Board of Directors as appropriate.

Notice of Annual Meeting of Shareholders and Proxy Statement  |  v

ANNEX 3

Charter

Compensation Committee

Status

The Compensation Committee is a committee of the Board of Directors.

Membership

The Compensation Committee shall consist of three or more directors, all of whom, in the judgment of the Board of Directors, shall be independent in accordance with New York Stock Exchange listing standards. In addition, a person may serve on the Compensation Committee only if the Board of Directors determines that he or she (i) is a “Non-employee Director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934 and (ii) satisfies the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code.

Purpose

The purposes of the Compensation Committee are to discharge the responsibilities delegated by the Board of Directors relating to the determination and execution of the Company’s compensation philosophy and the compensation of the Company’s CEO and members of the Executive Leadership Team. Except as otherwise required by applicable laws, regulations or listing standards, all major decisions are considered by the Board of Directors as a whole.

Duties and Responsibilities

The Compensation Committee’s duties and responsibilities include:

•	reviewing and approving the Company’s overall compensation philosophy and overseeing the administration of related compensation and benefit programs, policies and practices;
•

reviewing and approving the Company’s peer companies and data sources for purposes of evaluating our compensation competitiveness and establishing the appropriate competitive positioning of the levels and mix of compensation elements;

•	establishing annual and long-term performance goals and objectives for the CEO and reviewing the goals approved by the CEO for the members of the Executive Leadership Team;
•	evaluating the performance of the CEO and reviewing and approving the CEO’s evaluation of the other members of the Executive Leadership Team in light of the approved performance goals and objectives;
•	setting the compensation of the CEO and members of the Executive Leadership Team based upon the evaluation of their performance;
•	approving or recommending employment agreements, offers of employment and other elements of compensation provided to the CEO and members of the Executive Leadership Team;
•	approving or recommending severance arrangements for the CEO and members of the Executive Leadership Team, including change in control and similar provisions; and
•	making recommendations to the Board of Directors with respect to new cash-based incentive compensation plans and equity-based compensation plans.

The Committee’s decisions regarding performance goals and objectives, and the compensation of the CEO and members of the Executive Leadership Team, are reviewed and ratified by the outside directors of the Board.

The Compensation Committee’s additional duties and responsibilities include:

•	overseeing the administration of the Company’s cash-based and equity-based compensation plans;
•	reviewing and certifying awards under corporate performance-based plans;
•	granting options and awards under the stock plans;
•	reviewing and setting the compensation structure for senior executives whose individual compensation is not otherwise set by the Committee;
•	determining officer stock ownership guidelines and monitoring compliance with such guidelines;

vi  |  Notice of Annual Meeting of Shareholders and Proxy Statement

•	preparing an annual performance evaluation of the Committee;
•

reviewing and discussing with the Company’s management the Compensation Discussion and Analysis (CD&A) to be included in the Company’s annual proxy statement and determining whether to recommend to the Board of Directors that the CD&A be included in the proxy statement;

•	providing the Compensation Committee Report for inclusion in the Company’s proxy statement that complies with the rules and regulations of the Securities and Exchange Commission;
•	annually evaluating the adequacy of this Charter; and
•	performing such other duties and carrying out such other responsibilities as are consistent with this Charter.

The Committee has the authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate in its sole discretion.

The Compensation Committee may, in its sole discretion, employ a compensation consultant to assist in the execution of the responsibilities in this Charter. The Compensation Committee shall have the sole authority to approve the fees and other retention terms with respect to such a compensation consultant. The Compensation Committee also has the authority, as necessary and appropriate, to consult with other outside advisors to assist in its duties to the Company.

Meetings

The Compensation Committee shall meet at least four times each year and at such other times as it deems necessary to fulfill its responsibilities. The Compensation Committee shall report regularly to the Board of Directors with respect to its activities and make recommendations to the Board of Directors as appropriate.

Notice of Annual Meeting of Shareholders and Proxy Statement  |  vii

ANNEX 4

Charter

Corporate Governance Committee

Status

The Corporate Governance Committee is a committee of the Board of Directors.

Membership

The Corporate Governance Committee shall consist of three or more directors all of whom, in the judgment of the Board of Directors, shall be independent in accordance with New York Stock Exchange listing standards.

Purpose

The Corporate Governance Committee is responsible for considering and making recommendations to the Board concerning the appropriate size, functions and needs of the Board. The Corporate Governance Committee may, at its sole discretion, engage director search firms and has the sole authority to approve the fees and other retention terms with respect to any such firms. The Corporate Governance Committee also has the authority, as necessary and appropriate, to consult with other outside advisors to assist in its duties to the Company.

Responsibilities

The Corporate Governance Committee’s responsibilities include:

•

Developing and recommending to the Board the criteria for Board membership. Candidates are selected for, among other things, their integrity, independence, diversity of experience, demonstrated leadership, and the ability to exercise sound judgment. Criteria considered include business experience, scientific and medical expertise, prior government service at policy making levels, and leadership in education, technology and other areas relevant to the Company’s global business.

•	considering, recruiting and recommending candidates to fill new positions on the Board;

•	reviewing candidates recommended by shareholders;

•	conducting the appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates; and

•	recommending Director nominees for approval by the Board and election by the shareholders.

The Committee’s additional functions include:

•	to consider questions of possible conflicts of interest of Board members and of senior executives;

•	to monitor and recommend the functions of the various committees of the Board;

•	to recommend members of the committees;

•	to advise on changes in Board compensation;

•	to make recommendations on the structure of Board meetings;

•	to consider matters of corporate governance and to review, at least annually, our Corporate Governance Principles;

•	to consider, and review periodically, Director Qualification Standards;

•	to review, periodically, our policy regarding the adoption of a Shareholder Rights Plan;

•	to establish Director retirement policies;

•	to review the functions of senior officers and to make recommendations on changes;

•	to review and approve transactions with any related persons in accordance with the Related Person Transaction Approval Policy;

•	to review annually with the Chairman and Chief Executive Officer the job performance of elected corporate officers and other senior executives;

•	to review the outside activities of senior executives;

•	to review periodically with the Chairman and Chief Executive Officer the succession plans

viii  |  Notice of Annual Meeting of Shareholders and Proxy Statement March 12, 2009

relating to positions held by elected corporate officers, and to make recommendations to the Board with respect to the selection of individuals to occupy these positions;

•	to oversee the evaluation of the Board and its committees;

•	to prepare an annual performance evaluation of the Corporate Governance Committee and annually evaluate the adequacy of its charter;

•	to maintain an informed status on Company issues related to corporate social responsibility, public policy and philanthropy, and the Company’s participation and visibility as a global corporate citizen; and

•	to monitor emerging issues potentially affecting the reputation of the pharmaceutical industry and the Company.

Meetings

The Corporate Governance Committee shall meet at least four times each year and at such other times as it deems necessary to fulfill its responsibilities. The Corporate Governance Committee shall report regularly to the Board of Directors with respect to its activities and make recommendations to the Board of Directors as appropriate.

Notice of Annual Meeting of Shareholders and Proxy Statement March 12, 2009  |  ix

ANNEX 5

Charter

Science and Technology Committee

Status

The Science and Technology Committee is a committee of the Board of Directors.

Purpose

The Science and Technology Committee shall periodically examine management’s direction and investment in the Company’s pharmaceutical research and development and technology initiatives. The Committee will function as a broadly knowledgeable and objective group of scientists and non-scientists to consider and report periodically to the Board on matters relating to the investment in the Company’s research and development and technology initiatives.

Membership

The Science and Technology Committee shall consist of three or more directors. At least one member of the Committee shall, in the judgment of the Board of Directors, have scientific research expertise. The Committee may engage external consultants, providing a broad range of expertise in both basic and clinical sciences, as well as technologies.

Responsibilities

The Science and Technology Committee may meet privately with independent consultants and be free to speak directly and independently with any members of management in discharging its responsibilities.

The Committee shall meet at such times as it deems to be necessary or appropriate, but not less than twice each year, and shall report at the next Board meeting following each such committee meeting.

The Committee will conduct an annual evaluation of its effectiveness, to determine if the purpose and responsibilities are consistent with the guidelines of the Charter of the Science and Technology Committee, and are clearly aligned with the Company’s strategic science and technology research goals and objectives.

In addition, the Committee will:

•

review, evaluate and report to the Board of Directors regarding performance of the research leaders in achieving the long-term strategic goals and objectives and the quality and direction of the Company’s pharmaceutical research and development programs.

•	identify and discuss significant emerging science and technology issues and trends.
•	determine whether there is sufficient and ongoing external review from world-class experts across both research and development, pertaining to the Company’s therapeutic areas.
•

review the Company’s approaches to acquiring and maintaining a range of distinct technology positions (including, but not limited to, contracts, grants, collaborative efforts, alliances and venture capital).

•	evaluate the soundness/risks associated with the technology in which the Company is investing its research and development efforts.
•	periodically review the Company’s overall patent strategies.

x  |  Notice of Annual Meeting of Shareholders and Proxy Statement March 12, 2009

ANNEX 6

Charter of the

Lead Independent Director

If the Chairman of the Board and Chief Executive Officer are the same person, the Pfizer Board of Directors will annually elect an independent director to serve in a lead capacity. Although annually elected, the Lead Independent Director is generally expected to serve for more than one year.

The Lead Independent Director coordinates the activities of the other non-management directors, and performs such other duties and responsibilities as the Board of Directors may determine.

The specific responsibilities of the Lead Independent Director are as follows:

Preside at Executive Sessions

•	Preside at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors.

Call Meetings of Independent Directors

•	Has the authority to call meetings of the independent directors.

Function as Liaison with the Chairman

•	Serve as principal liaison on Board-wide issues between the independent directors and the Chairman.

Approve appropriate provision of information to the Board such as board meeting agendas and schedules

•	Approve the quality, quantity and timeliness of information sent to the Board as well as approving meeting agenda items.
•	Facilitate the Board’s approval of the number and frequency of board meetings, and approve meeting schedules to assure that there is sufficient time for discussion of all agenda items.

Authorize Retention of Outside Advisors and Consultants

•	Authorize the retention of outside advisors and consultants who report directly to the Board of Directors on board-wide issues.

Shareholder Communication

•	If requested by shareholders, ensures that he/she is available, when appropriate, for consultation and direct communication.

Notice of Annual Meeting of Shareholders and Proxy Statement March 12, 2009  |  xi

ANNEX 7

Proposed Amendment to Article I, Section 9 of the Company’s By-laws

Article I. Section 9

Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called by the Chair of the Board, and shall be called by the Chair of the Board or the Secretary at the request in writing of a majority of the Board of Directors or one or more record holders of shares of stock of the Corporation representing in the aggregate not less than twenty percent (20%) of the total number of shares of stock entitled to vote on the matter or matters to be brought before the proposed special meeting. A stockholder request for a special meeting shall be directed to the Secretary and shall be signed by each stockholder, or a duly authorized agent of such stockholder, requesting the special meeting and shall be accompanied by a notice setting forth the information required by paragraph 13 of this Article or paragraph 13 of Article II of these By-laws, as applicable, as to any nominations proposed to be presented and any other business proposed to be conducted at such special meeting and as to the stockholder(s) requesting the special meeting, as well as the written questionnaire and written representation and agreement required by paragraph 15 of Article II of these By-laws from any nominee for election as a director of the Corporation. A special meeting requested by stockholders shall be held at such date, time and place within or without the state of Delaware as may be designated by the Board of Directors; provided, however, that the date of any such special meeting shall be not more than ninety (90) days after the request to call the special meeting by one or more stockholders who satisfy the requirements of this paragraph 9 of Article I is received by the Secretary. Notwithstanding the foregoing, a special meeting requested by stockholders shall not be held if: (i) the stated business to be brought before the special meeting is not a proper subject for stockholder action under applicable law, or (ii) the Board of Directors has called or calls for an annual meeting of stockholders to be held within ninety (90) days after the Secretary receives the request for the special meeting and the Board of Directors determines in good faith that the business of such annual meeting includes (among any other matters properly brought before the annual meeting) the business specified in the stockholder's request. A stockholder may revoke a request for a special meeting at any time by written revocation delivered to the Secretary, and if, following such revocation, there are un-revoked requests from stockholders holding in the aggregate less than the requisite number of shares entitling the stockholders to request the calling of a special meeting, the Board of Directors, in its discretion, may cancel the special meeting. If none of the stockholders who submitted the request for a special meeting appears or sends a qualified representative to present the nominations proposed to be presented or other business proposed to be conducted at the special meeting, the Corporation need not present such nominations or other business for a vote at such meeting. Business transacted at all special meetings shall be confined to the matters stated in the notice of special meeting. Business transacted at a special meeting requested by stockholders shall be limited to the matters described in the special meeting request; provided, however, that nothing herein shall prohibit the Board of Directors from submitting matters to the stockholders at any special meeting requested by stockholders. The Chair of a special meeting shall determine all matters relating to the conduct of the meeting, including, but not limited to, determining whether any nomination or other item of business has been properly brought before the meeting in accordance with these By-laws, and if the Chair should so determine and declare that any nomination or other item of business has not been properly brought before the special meeting, then such business shall not be transacted at such meeting.

xii  |  Notice of Annual Meeting of Shareholders and Proxy Statement March 12, 2009

DIRECTIONS to

CLEVELAND MARRIOTT HOTEL

4277 West 150th Street

Cleveland, Ohio 44135

From Hopkins Airport:

Take I-71 North

Exit at W. 150th St. (Exit #240)

Turn Right onto W. 150th St.

Left into Hotel property

From Columbus:

Take I-71 North

Exit at W. 150th St. (Exit #240)

Turn Right onto W. 150th St.

Left into Hotel property

From Youngstown and Pittsburgh:

Take I-76 West (Penn. Turnpike)

To I-80 West (Ohio Turnpike)

To I-480 West

Exit at W. 150th St. (Exit #12A)

Turn Right onto W. 150th St.

Right into Hotel property

From Erie and Toronto:

Take I-90 West

To I-71 South

Exit at W. 150th St. (Exit #240)

Turn Right onto Marginal Avenue

Turn Right onto W. 150th St.

Left into Hotel property

From Euclid, Willoughby and East:

Take I-90 West

Exit at Warren Road (Exit 165)

Turn Left onto Warren Road/W. 150th St.

Left into Hotel property

From Akron and Canton:

Take I-77 North

To I-480 West

Exit at W. 150th St. (Exit #12A)

Turn Right onto W. 150th St.

Right into Hotel property

From Toledo, Indiana and Illinois:

Take I-80 East (Ohio Turnpike)

To I-480 East (Exit #151)

To I-71 North (Exit #11)

To W. 150th St. (Exit #240)

Turn Right onto W. 150th St.

Left into Hotel property

From Michigan:

Take I-75 South

To I-80 West (Ohio Turnpike)

Follow same directions as

From Toledo, Indiana and Illinois

From Westlake, Avon and West:

Take I-90 East

Exit at Warren Road (Exit 165)

Turn Right onto Warren Road/W. 150th St.

Left into Hotel property

Working together for a healthier world™

Pfizer Inc. 235 East 42nd Street New York, NY 10017-5755 212-733-2323 www.pfizer.com	© Pfizer 2010. All rights reserved.

[Pfizer Logo]

Admission Ticket

Electronic Voting Instructions

You can vote by Internet or telephone

Available 24 hours a day, 7 days a week

Instead of voting by mail, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Daylight Time, on April 21, 2010.

Vote by Internet
• Log on to the Internet and go to www.investorvote.com/pfe • Follow the steps outlined on the secure website.

Vote by telephone

  •  Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

  •  From outside these areas, call 1-781-575-2300 on a touch tone telephone. Standard toll rates will apply.

  •  Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	The Board of Directors recommends a vote “FOR” the listed nominees and “FOR” Proposals 2, 3, and 4.

1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+

01 - Dennis A. Ausiello	☐	☐	☐	06 - Frances D. Fergusson	☐	☐	☐	11 - George A. Lorch	☐	☐	☐

02 - Michael S. Brown	☐	☐	☐	07 - William H. Gray III	☐	☐	☐	12 - John P. Mascotte	☐	☐	☐

03 - M. Anthony Burns	☐	☐	☐	08 - Constance J. Horner	☐	☐	☐	13 - Suzanne Nora Johnson	☐	☐	☐

04 - Robert N. Burt	☐	☐	☐	09 - James M. Kilts	☐	☐	☐	14 - Stephen W. Sanger	☐	☐	☐

05 - W. Don Cornwell	☐	☐	☐	10 - Jeffrey B. Kindler	☐	☐	☐	15 - William C. Steere, Jr.	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain

2.	Proposal to ratify the selection of KPMG LLP as Independent Registered Public Accounting Firm for 2010.	☐	☐	☐	4.	Approval of By-law Amendment to reduce the percentage of shares required for shareholders to call special meetings.	☐	☐	☐

3.	Advisory vote on executive compensation.	☐	☐	☐

The Board of Directors recommends a vote “AGAINST” Proposal 5.

		For	Against	Abstain

5.	Shareholder proposal regarding stock options.	☐	☐	☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A & C ON BOTH SIDES OF THIS CARD.

Admission Ticket

2010 Annual Meeting of Pfizer Inc. Shareholders

Thursday, April 22, 2010

8:30 a.m., Eastern Daylight Time

Cleveland Marriott Hotel

4277 West 150th Street

Cleveland, Ohio 44135

Shareholders will be admitted to the Annual Meeting beginning at 8:00 a.m. Eastern Daylight Time. If you wish to attend, please plan to arrive early since seating will be limited. Please see the inside back cover of the Proxy Statement for directions.

If you plan to attend the Annual Meeting, please bring this admission ticket with you.

VOTE YOUR PFIZER SHARES

Dear Pfizer Shareholder:

Your vote is important! We encourage you to vote promptly and to take advantage of Internet or telephone voting, both of which are available 24 hours a day, seven days a week.

(If you vote on the Internet or by telephone, you need not mail your proxy card.)

Receive Future Proxy Materials Electronically

Help us make a difference by eliminating paper proxy mailings. With your consent, we will send all future proxy materials to you by e-mail, along with a link to the Pfizer proxy voting site. To register for electronic delivery of future proxy materials, go to www.computershare-na.com/green and follow the prompts.

.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼
2010 Annual Meeting of Shareholders	+
Proxy Solicited by the Board of Directors

The undersigned appoints Jeffrey B. Kindler, Amy W. Schulman and Matthew Lepore, each of them, as proxies, each with full power of substitution, and authorizes them to represent and to vote, as designated on the reverse side of this form, all the shares of common stock of Pfizer Inc. held of record by the undersigned on February 23, 2010, and all of the shares as to which the undersigned then had the right to give voting instructions to the record holder under the Pfizer Inc. Shareholder Investment Program, the Pfizer Savings Plan, or any other Employee Benefit Plan or Trust in which shares are held at the Annual Meeting of Shareholders to be held on April 22, 2010 at 8:30 a.m., Eastern Daylight Time, at the Cleveland Marriott Hotel, 4277 West 150th Street, Cleveland, Ohio 44135, or any adjournment or postponement.

IF NO OTHER INDICATION IS MADE ON THE REVERSE SIDE OF THIS FORM, THE PROXIES WILL VOTE (AND ANY VOTING INSTRUCTIONS TO RECORD HOLDERS WILL BE GIVEN) FOR PROPOSALS 1, 2, 3 & 4 AND AGAINST PROPOSAL 5 AND, IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS PROPERLY COMES BEFORE THE MEETING.

B	Non-Voting Items
Change of Address — Please print your new address below.		Comments — Please print your comments below.	Meeting Attendance
			Mark the box to the right	☐
if you plan to attend the
Annual Meeting.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

¢	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A & C ON BOTH SIDES OF THIS CARD.	+